     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 14, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          WATSON PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             NEVADA                                 2834                                 95-3872914
 ------------------------------         ----------------------------                ----------------------
(STATE OR OTHER JURISDICTION OF         (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)                IDENTIFICATION NUMBER)

                          WATSON PHARMACEUTICALS, INC.
                                311 BONNIE CIRCLE
                                CORONA, CA 92880
                                 (909) 270-1400
--------------------------------------------------------------------------------
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ROBERT C. FUNSTEN
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          WATSON PHARMACEUTICALS, INC.
                                311 BONNIE CIRCLE
                                CORONA, CA 92880
                                 (909) 270-1400
--------------------------------------------------------------------------------
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:

      KEITH A. FLAUM, ESQ.                         RICHARD L. GOLDBERG, ESQ.
      JAMES R. JONES, ESQ.                          ALLAN R. WILLIAMS, ESQ.
      JAIMEE R. KING, ESQ.                            PROSKAUER ROSE LLP
       COOLEY GODWARD LLP                                1585 BROADWAY
      FIVE PALO ALTO SQUARE                         NEW YORK, NY 10036-8299
       3000 EL CAMINO REAL                              (212) 969-2901
    PALO ALTO, CA 94306-2155
         (650) 843-5000

Approximate date of commencement of proposed sale of the securities to the public: AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                   Proposed Maximum         Proposed Maximum
  Title of Each Class of       Amount to be       Offering Price Per        Aggregate Offering           Amount of
Securities to be Registered    Registered(1)             Unit                     Price              Registration Fee(2)
------------------------------------------------------------------------------------------------------------------------
Common stock, par value
  $0.0033 per share             13,664,157             $ 23.14              $316,181,445.60            $ 83,471.90
========================================================================================================================

(1) This Registration Statement relates to common stock, par value $0.0033 per share, of Watson Pharmaceuticals, Inc. ("Watson") issuable to holders of common stock, par value $0.01 per share, of Schein Pharmaceutical, Inc. ("Schein") in the proposed merger of WS Acquisition Corp., a wholly owned subsidiary of Watson, with and into Schein. The amount of Watson common stock to be registered has been determined by multiplying 0.975 (an estimate of the maximum fraction of a share of Watson common stock that may be issued for a share of Schein common stock) by 14,015,135, the maximum aggregate number of shares of Schein common stock that would be outstanding prior to the merger, assuming the exercise of all outstanding Schein options and warrants (whether or not currently exercisable), excluding shares of Schein common stock currently held indirectly by Watson through WS Acquisition Corp., which will be cancelled in the merger without consideration.

(2) The registration fee was calculated pursuant to Rule 457(f) as 0.000264 multiplied by $22.56 (the average of the high and low prices of Schein common stock on the New York Stock Exchange on July 12, 2000), multiplied by 14,015,135 shares.

[ ] Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

[Schein Logo]

                         SPECIAL MEETING OF STOCKHOLDERS

                  MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT

         The boards of directors of Watson Pharmaceuticals, Inc. and Schein Pharmaceutical, Inc. have unanimously approved a merger combining Watson and Schein.

       If the merger is completed, each outstanding share of Schein common stock, other than ineligible and dissenting shares (if applicable), will be converted into the right to receive a fraction of a share of Watson common stock. The fraction of a share of Watson common stock into which each share of Schein common stock will be converted will be based on the average closing price of a share of Watson common stock on the New York Stock Exchange for a ten trading day period. The ten trading day period will end on the trading day two trading days prior to the date of the special meeting of the Schein stockholders called to approve and adopt the merger agreement.

         If the average closing price of a share of Watson common stock is between $44.61 and $54.52, the value of the merger consideration per share of Schein common stock will be $23.00. The value of the merger consideration per share of Schein common stock will be increased proportionately above $23.00, if the average closing price of a share of Watson common stock is greater than $54.52 per share, up to a maximum value of $26.50 per share of Schein common stock where the average closing price of a share of Watson common stock is $62.82 or higher. Conversely, the value of the merger consideration will be decreased proportionately below $23.00, if the average closing price of a share of Watson common stock is less than $44.61 down to a minimum value of $19.50 per share of Schein common stock where the average closing price of a share of Watson common stock is $37.82 or lower. At this minimum value of $19.50 per share of Schein common stock, Watson would have the option to pay the entire merger consideration in cash, in stock or in a mix of cash and stock.

         The Watson common stock is listed on the New York Stock Exchange under the symbol "WPI."

         Stockholders will be asked to vote upon the merger at a special meeting of Schein stockholders to be held on ________, 2000 at _____[a.m.], local time, at Schein's headquarters, located at 100 Campus Drive, Florham Park, New Jersey. The holders of a majority of the outstanding shares of Schein common stock must approve the merger. Only stockholders who held shares of Schein common stock at the close of business on ________, 2000 are entitled to vote at the special meeting.

         The board of directors of Schein has determined that the merger and the merger agreement are in the best interests of Schein stockholders and recommends that Schein stockholders vote "FOR" approval and adoption of the merger agreement.

         Watson's subsidiary, WS Acquisition Corp., currently owns 77.8% of the outstanding shares of Schein common stock and will vote its shares for approval and adoption of the merger agreement.

         The proxy statement/prospectus attached to this letter provides you with information about Watson, Schein and the proposed merger. PLEASE GIVE ALL OF THIS INFORMATION YOUR CAREFUL ATTENTION, INCLUDING THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 13 OF THIS PROXY STATEMENT/PROSPECTUS. In addition, you may obtain other information about Watson and Schein from documents filed with the Securities and Exchange Commission. We encourage you to read the entire proxy statement/prospectus carefully.

        YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. To vote your shares, you may use the enclosed proxy card or attend the special stockholders' meeting. To vote in favor of the merger agreement, you MUST vote "FOR" the proposal by following the instructions stated on the enclosed proxy card. If you do not vote at all, it will, in effect, count as a vote against the merger. We urge you to vote "FOR" this proposal, a necessary step in the merger of Watson and Schein.

/s/ Allen Chao
--------------------------
Allen Chao, Ph.D.
Chairman, Chief Executive Officer and President
Schein Pharmaceutical, Inc.

         The proxy statement/prospectus is dated _______ __, 2000, and is first being mailed to stockholders of Schein on or about ________ __, 2000.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE WATSON COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED WHETHER THE PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE INFORMATION IN THE PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

--------------------------------------------------------------------------------
         THE PROXY STATEMENT/PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT WATSON AND SCHEIN THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO SCHEIN STOCKHOLDERS UPON WRITTEN OR ORAL REQUEST. STOCKHOLDERS SHOULD CONTACT SCHEIN AT 100 CAMPUS DRIVE, FLORHAM PARK, NJ 07932, ATTN: INVESTOR RELATIONS, TELEPHONE (973) 593-5500.

         TO OBTAIN TIMELY DELIVERY OF REQUESTED DOCUMENTS BEFORE THE SPECIAL MEETING, YOU MUST REQUEST THEM NO LATER THAN [__________] ___, 2000, WHICH IS FIVE BUSINESS DAYS BEFORE THE DATE OF THE SPECIAL MEETING.

         Also see "Where You Can Find More Information" in the proxy statement/prospectus.
--------------------------------------------------------------------------------

                           SCHEIN PHARMACEUTICAL, INC.
                                100 CAMPUS DRIVE
                         FLORHAM PARK, NEW JERSEY 07932
                                 (973) 593-5500

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON [_____ ___, ____]

To the Stockholders of Schein Pharmaceutical, Inc.:

         A special meeting of stockholders of Schein Pharmaceutical, Inc., a Delaware corporation, will be held on ______ __, 2000 at [____a.m.], local time, at the principal executive offices of Schein located at 100 Campus Drive, Florham Park, New Jersey 07932, for the following purposes:

         1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 24, 2000, among Watson Pharmaceuticals, Inc., a Nevada corporation, WS Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Watson, and Schein; and

         2. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

         The board of directors of Schein has fixed the close of business on [_____ ___, ____] as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only holders of record of shares of Schein common stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting. At the close of business on the record date, Schein had outstanding and entitled to vote [________] shares of common stock.

         SCHEIN'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SCHEIN STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

         If any cash is paid in the merger (other than for fractional shares), Schein stockholders will have appraisal rights under the provisions of Section 262 of the Delaware General Corporation Law. Otherwise, Schein stockholders will not have appraisal rights.

         YOUR VOTE IS IMPORTANT. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF SCHEIN COMMON STOCK IS REQUIRED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE REQUEST THAT YOU SIGN AND RETURN THE ENCLOSED PROXY AND THUS ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING IF YOU ARE UNABLE TO ATTEND. IF YOU DO ATTEND THE SPECIAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                                        By Order of the Board of Directors,

                                        /s/ Robert C. Funsten
                                        ----------------------------------------
Florham Park, New Jersey                Robert C. Funsten
________ ___, 2000                      Secretary

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER.......................................   1
SUMMARY......................................................................   3
RISK FACTORS.................................................................  13
     Risks Relating to the Merger............................................  13
     Risks Relating to Investing in the Pharmaceutical Industry..............  15
     Risks Relating to Watson................................................  20
     Risks Relating to Schein................................................  25
THE COMPANIES................................................................  29
     Watson..................................................................  29
     WS Acquisition Corp. ...................................................  29
     Schein..................................................................  29
THE SPECIAL MEETING OF SCHEIN STOCKHOLDERS...................................  30
     Date, Time and Place....................................................  30
     Purpose of the Special Meeting..........................................  30
     Recommendation of Schein's Board of Directors...........................  30
     Record Date and Voting Power............................................  30
     Voting and Revocation of Proxies........................................  30
     Required Vote...........................................................  30
     Solicitation of Proxies.................................................  31
     Other Matters...........................................................  31
THE MERGER...................................................................  32
     General Description of the Merger.......................................  32
     Background..............................................................  32
     Reasons for the Merger..................................................  39
     Watson's Reasons for the Merger.........................................  40
     Schein's Reasons for the Merger.........................................  41
     Opinion of Schein's Financial Advisor...................................  43
     Interests of Schein's Officers and Directors in the Merger..............  50
     Material Federal Income Tax Consequences................................  52
     Anticipated Accounting Treatment........................................  53
     Restrictions on Resales by Affiliates...................................  53
CERTAIN TERMS OF THE MERGER AGREEMENT........................................  55
     The Tender Offer........................................................  55
     The Merger..............................................................  55
     Effective Time of the Merger............................................  55
     Conversion of Securities................................................  55
     Schein Stock Options....................................................  57
     Stock Purchase Plan.....................................................  58
     Representations and Warranties..........................................  58
     Stockholder Meetings; Registration Statement............................  59
     No Solicitation.........................................................  60
     Indemnification and Insurance...........................................  61
     Interim Financing.......................................................  62
     Conditions to the Merger................................................  62
     Termination of the Merger Agreement.....................................  63
     Effect of Termination...................................................  63
     Fees and Expenses.......................................................  63
     Extension; Waiver.......................................................  63
     Amendment...............................................................  63

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS..................  65
     Unaudited Pro Forma Condensed Combined Statement of Operations..........  67
     Unaudited Pro Forma Condensed Combined Balance Sheet....................  69
     Notes to Unaudited Pro Forma Condensed Combined Financial Statements....  70
APPRAISAL RIGHTS.............................................................  74
COMPARATIVE RIGHTS OF WATSON STOCKHOLDERS AND SCHEIN STOCKHOLDERS............  76
     Size of the Board of Directors..........................................  76
     Removal of Directors....................................................  76
     Filling New Seats or Vacancies on the Board of Directors................  76
     Limitation of Personal Liability........................................  77
     Indemnification.........................................................  77
     Transactions Involving Directors and Officers...........................  78
     Advance Notice of Stockholder Business..................................  79
     Power to Call Special Meeting of Stockholders...........................  80
     Distributions...........................................................  80
     Stockholder Approval of Certain Business Combinations...................  81
     Dissolution.............................................................  84
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.....................................  85
LEGAL MATTERS................................................................  85
EXPERTS......................................................................  85
STOCKHOLDER PROPOSALS........................................................  85
WHERE YOU CAN FIND MORE INFORMATION..........................................  86

Annexes:

A    Agreement and Plan of Merger
B    Opinion of CIBC World Markets Corp.
C    Delaware General Corporation Law, Section 262

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:   WHY ARE THE TWO COMPANIES PROPOSING TO MERGE?

A: Watson and Schein are proposing to merge WS Acquisition Corp. with and into Schein because we believe the resulting combination will create a stronger, more competitive company capable of achieving greater financial strength, operational efficiencies, technology development, earning power and growth potential than either company would have on its own. In a tender offer, Watson's subsidiary, WS Acquisition Corp., acquired 77.8% of the outstanding shares of Schein common stock.

Q:   WHAT WILL SCHEIN STOCKHOLDERS RECEIVE IN THE MERGER?

A: As a result of the merger, each outstanding share of Schein common stock, other than ineligible and dissenting shares, will be converted into the right to receive a fraction of a share of Watson common stock. The fraction of a share of Watson common stock into which each share of Schein common stock will be converted will be based on the average closing price of a share of Watson common stock on the New York Stock Exchange for a ten trading day period. The ten trading day period will end on the trading day two trading days prior to the date of the special meeting of the Schein stockholders called to approve and adopt the merger agreement.

     If the average closing price of a share of Watson common stock is between $44.61 and $54.52, the value of the merger consideration per share of Schein common stock will be $23.00. The value of the merger consideration per share of Schein common stock will be increased proportionately above $23.00, if the average closing price of a share of Watson common stock is greater than $54.52 per share, up to a maximum value of $26.50 per share of Schein common stock where the average closing price of a share of Watson common stock is $62.82 or higher. Conversely, the value of the merger consideration will be decreased proportionately below $23.00, if the average closing price of a share of Watson common stock is less than $44.61 down to a minimum value of $19.50 per share of Schein common stock where the average closing price of a share of Watson common stock is $37.82 or lower. At this minimum value of $19.50 per share of Schein common stock, Watson would have the option to pay the entire merger consideration in cash, in stock or in a mix of cash and stock.

Q:   WHAT DO I NEED TO DO NOW?

A: We urge you to read this proxy statement/prospectus carefully, including its annexes, and to consider how the merger affects you. Then, just mail your completed and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting of Schein stockholders.

Q:   WHAT HAPPENS IF I DO NOT RETURN A PROXY CARD?

A: If you are a Schein stockholder, the failure to return your proxy card will have the same effect as voting against the merger.

Q:   MAY I VOTE IN PERSON?

A: Yes. You may attend the special meeting of Schein stockholders and vote your shares in person, rather than signing and returning your proxy card.

Q:   MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new, later dated proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will not be able to vote your shares without instructions from you. You should instruct your broker how to vote your shares, following the procedure provided by your broker.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. If you are a Schein stockholder, after the merger is completed, you will receive written instructions for exchanging your shares of Schein common stock for shares of Watson common stock. You will also receive a cash payment for any fractional shares.

Q:   AM I ENTITLED TO APPRAISAL RIGHTS?

A: Schein stockholders will be entitled to appraisal rights only if cash, other than for fractional shares, is paid in the merger.

Q:   IS THE MERGER A TAXABLE TRANSACTION?

A: The merger is a taxable transaction for Schein stockholders for federal income tax purposes and may also be taxable under applicable state, local, foreign and other tax laws.

Q:   WHO CAN HELP ANSWER MY QUESTIONS?

A: If you are a Schein stockholder, and would like additional copies, without charge, of this proxy statement/prospectus or if you have questions about the merger, including questions about the procedures for voting your shares, you should contact:

         SCHEIN PHARMACEUTICAL, INC.
         Attn: Investor Relations
         100 Campus Drive
         Florham Park, NJ 07932
         Telephone: (973) 593-5500

         OR

         D.F. KING & CO., INC.
         Attn: Thomas Long
         77 Water Street
         New York, NY 10005
         Telephone: (800) 628-8509

                                     SUMMARY

         This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents we refer to. See "Where You Can Find More Information" on page 86. The merger agreement is attached as Annex A to this proxy statement/prospectus. We encourage you to read the merger agreement as it is the legal document that governs the merger. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

FORWARD-LOOKING INFORMATION

         Certain of the information relating to Watson Pharmaceuticals, Inc. ("Watson"), Schein Pharmaceutical, Inc. ("Schein") and the combined company contained or incorporated by reference in this proxy statement/prospectus is forward-looking in nature. All statements included or incorporated by reference in this proxy statement/prospectus or made by management of Watson or Schein other than statements of historical fact regarding Watson, Schein or the combined company are forward-looking statements. Examples of forward-looking statements include statements regarding Watson's, Schein's or the combined company's future financial results, operating results, product successes, business strategies, projected costs, future products, competitive positions and plans and objectives of management for future operations. In some cases, you can identify forward-looking statements by terminology, such as "may," "will," "should," "would," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. Any expectations based on these forward-looking statements are subject to risks and uncertainties and other important factors, including those discussed in the "Risk Factors" section of this proxy statement/prospectus. These and many other factors could affect the future financial and operating results of Watson, Schein or the combined company. These factors could cause actual results to differ materially from expectations based on forward-looking statements made in this document or elsewhere by or on behalf of Watson, Schein or the combined company.

THE COMPANIES (PAGE 29)

WATSON PHARMACEUTICALS, INC.
311 Bonnie Circle
Corona, California 92880
(909) 270-1400

         Watson is a corporation organized and existing under the laws of the State of Nevada. Its principal offices are located at 311 Bonnie Circle, Corona, California 92880. Watson is a pharmaceutical company primarily engaged in the development, production, marketing and distribution of both branded and off-patent pharmaceutical products. It was incorporated in January 1985, and has grown, through internal product development and synergistic acquisitions of products and businesses, into a diversified specialty pharmaceutical company that currently markets over 100 branded and off-patent products. Watson is also engaged, both internally and under collaborative agreements with other parties, in the development of advanced drug delivery systems primarily designed to enhance therapeutic benefits of pharmaceutical products.

SCHEIN PHARMACEUTICAL, INC.
100 Campus Drive
Florham Park, New Jersey 07932
(973) 593-5500

         Schein is a corporation organized and existing under the laws of the State of Delaware with its principal executive offices located at 100 Campus Drive, Florham Park, New Jersey 07932. Schein develops, manufactures and markets a broad line of generic products and has a significant branded business. The Schein product line includes both solid dosage and sterile dosage generic products, and Schein is also developing a line of specialty branded pharmaceuticals. The branded products group at Schein is focused on developing and commercializing proprietary pharmaceutical products in niche therapeutic areas, and has developed an expertise in the management of iron deficiency and pharmaceutical products related to the management of anemia in nephrology.

THE MERGER (PAGE 32)

         Pursuant to the merger agreement among Watson, Schein and WS Acquisition Corp., a wholly owned subsidiary of Watson, WS Acquisition Corp. conducted a tender offer to purchase any or all of the outstanding shares of Schein common stock for $19.50 per share in cash. On July 3, 2000, the tender offer expired and thereafter WS Acquisition Corp. purchased 26,068,469 shares of common stock of Schein, constituting 77.8% of the outstanding shares of Schein common stock. Now Schein is seeking stockholder approval of the merger contemplated by the merger agreement. Upon completion of the merger, under the terms and subject to the conditions set forth in the merger agreement, WS Acquisition Corp. will be merged into Schein, the separate corporate existence of WS Acquisition Corp. will cease and Schein will continue as the surviving corporation and wholly owned subsidiary of Watson. WS Acquisition Corp. will vote its shares of Schein common stock for approval and adoption of the merger agreement.

CONVERSION OF SECURITIES (PAGE 55)

         Under the terms of the merger agreement, each outstanding share of Schein common stock, other than ineligible and dissenting shares, will be converted into the right to receive a fraction of a share of Watson common stock. The fraction of a share of Watson common stock into which each share of Schein common stock will be converted will be based on the average closing price of a share of Watson common stock on the New York Stock Exchange for a ten trading day period. The ten trading day period will end on the trading day two trading days prior to the date of the special meeting of the Schein stockholders called to approve and adopt the merger agreement.

         If the average closing price of a share of Watson common stock is between $44.61 and $54.52, the value of the merger consideration per share of Schein common stock will be $23.00. The value of the merger consideration per share of Schein common stock will be increased proportionately above $23.00, if the average closing price of a share of Watson common stock is greater than $54.52 per share, up to a maximum value of $26.50 per share of Schein common stock where the average closing price of a share of Watson common stock is $62.82 or higher. Conversely, the value of the merger consideration will be decreased proportionately below $23.00, if the average closing price of a share of Watson common stock is less than $44.61 down to a minimum value of $19.50 per share of Schein common stock where the average closing price of a share of Watson common stock is $37.82 or lower. At this minimum value of $19.50 per share of Schein common stock, Watson would have the option to pay the entire merger consideration in cash, in stock or in a mix of cash and stock. We sometimes refer in this document to this range of adjustments to the merger consideration as the "collar."

         The above dollar values for the merger consideration are based upon the Watson average closing price. The price of a share of Watson common stock on the day of the special meeting or the day of the merger could be less than the Watson average closing price. If this occurs, then the value of the shares of Watson common stock issued in the merger will be less than the above dollar values.

MARKET PRICE AND DIVIDEND DATA (PAGE 8)

         Schein and Watson common stock are both listed on the New York Stock Exchange. On May 24, 2000, the last full trading day prior to the public announcement of the proposed merger, Schein common stock closed at $16.81 per share, and Watson common stock closed at $48.75 per share. On July 12, 2000, Schein common stock closed at $22.63 per share, and Watson common stock closed at $52.75 per share.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (PAGE 52)

         Because the merger was preceded by a tender offer pursuant to which WS Acquisition Corp. purchased for cash 77.8% of the outstanding shares of Schein common stock, the exchange of shares of Schein common stock for shares of Watson common stock in the merger is a taxable transaction to Schein stockholders for federal income tax purposes, and may also be taxable under applicable state, local, foreign and other tax laws. In general, you will recognize a gain or loss equal to the difference between the value of Watson common stock and/or cash that you receive from us for your shares and the tax basis of your shares.

         TAX MATTERS CAN BE COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS TO FULLY UNDERSTAND THE TAX CONSEQUENCES OF THE MERGER TO YOU.

REASONS FOR THE MERGER (PAGE 39)

WATSON'S REASONS FOR THE MERGER (PAGE 40)

         The Watson board of directors has identified several potential benefits of the merger that it believes will contribute to the success of the combined company, including the following:

         - the merger offers the opportunity for Watson to expand into an additional therapeutic area, nephrology, and to expand its branded products business;

         - through the merger, Watson will have the opportunity to leverage its existing sales and marketing capabilities over additional branded products;

         - in the merger, Watson will add a sizeable, established, generic business that will enhance Watson's position in the consolidating generic drug industry;

         - the merger will permit Watson to expand its pipeline for future generic drugs, both through the addition of Schein's development partnerships and through the inclusion of Schein's internal development efforts; and

         - the merger will provide Watson with the opportunity to exploit potential cost-related synergies through the elimination of duplicative manufacturing facilities and the rationalization of the combined company's sales and marketing and administrative organizations.

SCHEIN'S REASONS FOR THE MERGER (PAGE 41)

The Schein board of directors believes that the merger is in the best interest of the Schein stockholders because of several potential benefits for Schein stockholders, employees and customers that it believes would result from the merger, including:

     - the ability of the combined company to offer complementary product lines, which presents the opportunity to increase the breadth of products offered;

     - the ability of the two companies to combine their technological resources to develop new products with increased functionality and bring them to market faster; and

     - the availability of greater resources for product marketing and distribution.

RECOMMENDATION OF SCHEIN'S BOARD OF DIRECTORS (PAGE 30)

         The Schein board of directors believes that the merger is advisable and fair to you and in your best interests. The Schein board of directors unanimously recommends that you vote "FOR" approval and adoption of the merger agreement.

         The recommendation was made by the directors in office at the time of the signing of the merger agreement on May 24, 2000. On July 6, 2000, following the completion of the tender offer, a majority of the directors resigned. They were replaced by representatives of Watson who now constitute a majority of the directors.

OPINION OF SCHEIN'S FINANCIAL ADVISOR (PAGE 43)

         In connection with the tender offer and the merger, the Schein board of directors received an opinion of CIBC World Markets Corp. as to the fairness, from a financial point of view, to the holders of Schein common stock, other than Watson, the stockholders of Schein who executed stockholder agreements concurrent with the signing of the merger agreement and each of their affiliates, of the consideration to be received by stockholders in the tender offer and the merger, taken together. The full text of CIBC World Markets' written opinion dated May 24, 2000 is attached to the back of this document as Annex B. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken. CIBC WORLD MARKETS' OPINION IS ADDRESSED TO THE SCHEIN BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO ANY MATTERS RELATING TO THE PROPOSED MERGER.

THE SPECIAL MEETING OF SCHEIN STOCKHOLDERS (PAGE 30)

         Time, Date and Place. A special meeting of the stockholders of Schein will be held on [DAY], [MONTH] [DATE], [YEAR], at the principal executive offices of Schein located at 100 Campus Drive, Florham Park, New Jersey 07932 at [_____ a.m.], local time, to approve and adopt the merger agreement.

         Record Date and Voting Power for Schein. You are entitled to vote at the special meeting if you owned shares of Schein common stock at the close of business on [________, ______], the record date for the special meeting. You will have one vote at the special meeting for each share of Schein common stock you owned at the close of business on the record date. There are [_________] shares of Schein common stock entitled to be voted at the special meeting.

         Schein Required Vote. The approval and adoption of the merger agreement requires the affirmative vote of a majority of the shares of Schein common stock outstanding at the close of business on the record date.

         Schein Shares Owned by WS Acquisition Corp. As of the record date for the special meeting, Watson, indirectly through WS Acquisition Corp., owned 26,068,469 of the outstanding shares of common stock of Schein, constituting 77.8% of the shares entitled to vote at the special meeting. THEREFORE, WATSON HAS SUFFICIENT VOTING POWER TO CONSTITUTE A QUORUM AND TO APPROVE ALL MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING, REGARDLESS OF THE VOTE OF ANY OTHER STOCKHOLDER. WATSON HAS AGREED TO VOTE ALL SHARES OF SCHEIN COMMON STOCK OWNED BY IT OR ITS AFFILIATES FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

         Share Ownership Of Management. The persons who were directors and executive officers of Schein at the time of the approval and signing of the merger agreement own approximately [___]% of the shares entitled to vote at the special meeting.

INTERESTS OF SCHEIN'S OFFICERS AND DIRECTORS IN THE MERGER (PAGE 50)

         When considering the recommendation by the Schein board of directors, you should be aware that a number of persons who were Schein's officers and directors at the time of the approval and signing of the merger agreement have interests in the merger that are in addition to the interests of other Schein stockholders generally. Those interests are described below. In determining the fairness of the merger to the Schein stockholders, the Schein board of directors took into account those interests.

CONDITIONS TO THE MERGER (PAGE 62)

         The obligations of Watson and Schein to complete the merger are subject to the satisfaction of certain conditions described below.

TERMINATION OF THE MERGER AGREEMENT (PAGE 63)

         Watson and Schein can terminate the merger agreement by mutual written consent and for various other reasons described below.

ANTICIPATED ACCOUNTING TREATMENT (PAGE 53)

         The merger is expected to be accounted for as a "purchase" transaction under generally accepted accounting principles.

APPRAISAL RIGHTS (PAGE 74)

         Schein stockholders will not have appraisal rights unless cash is paid in the merger (other than for fractional shares). If such cash is paid, holders of shares of Schein common stock will have rights under the provisions of
Section 262 of the Delaware General Corporation Law to dissent and demand appraisal of, and to receive payment in cash of the fair market value of, their shares.

                         MARKET PRICE AND DIVIDEND DATA

         Watson common stock and Schein common stock are listed on the New York Stock Exchange and designated under the symbols "WPI" and "SHP," respectively. This table sets forth, for the periods indicated, the range of high and low per share sales prices for Watson common stock and Schein common stock as reported on the New York Stock Exchange.

                                                                  WATSON              SCHEIN
                                                               COMMON STOCK        COMMON STOCK
                                                             ----------------    -----------------
                                                              LOW       HIGH      LOW        HIGH
                                                             ------    ------    ------     ------
FISCAL YEAR 1998*
   First quarter ......................................      $30.50    $42.94    $   --     $   --
   Second quarter......................................       36.25     49.50     20.50**    32.44**
   Third quarter ......................................       40.25     52.88     11.69      31.75
   Fourth quarter .....................................       42.00     63.00      6.00      16.75
FISCAL YEAR 1999*
   First quarter ......................................       37.06     62.94     10.00      14.63
   Second quarter .....................................       30.50     47.50     10.88      16.00
   Third quarter ......................................       28.00     40.31     11.50      17.00
   Fourth quarter .....................................       26.50     43.31      8.19      12.00
FISCAL YEAR 2000*
   First quarter ......................................       33.69     45.75      7.63      16.94
   Second quarter .....................................       37.50     54.69     13.75      21.81
   Third quarter (through July 12, 2000)...............       51.88     55.63     20.56      23.50

* Respective fiscal quarters. Watson's fiscal year ends on December 31 and Schein's fiscal year ends on the last Saturday of December.

** Beginning April 9, 1998.

         The following table sets forth the closing per share sales price of Watson common stock and Schein common stock, as reported on the New York Stock Exchange, and the estimated equivalent per share price (as explained below) of Schein common stock on May 24, 2000, the last full trading day before the public announcement of the proposed merger, and on July 12, 2000:

                                                          ESTIMATED EQUIVALENT
                         WATSON COMMON      SCHEIN               SCHEIN
                             STOCK       COMMON STOCK        PER SHARE PRICE
                         -------------   ------------     --------------------
May 24, 2000                $48.75          $16.81               $22.65
July 12, 2000               $52.75          $22.63               $23.06

         The estimated equivalent per share price of a share of Schein common stock equals the exchange ratio applicable if the special meeting had occurred on such date multiplied by the price of a share of Watson common stock on such date. If the special meeting and the merger had occurred on July 12, 2000, the estimated exchange ratio would have been .43721 and you would have received a fraction of a share of Watson common stock worth $23.06 for each share of Schein common stock you owned. The actual equivalent per share price of a share of Schein common stock that you will receive if the merger closes may be different from this price because the per share price of Watson common stock on the New York Stock Exchange fluctuates continuously and the actual exchange ratio depends on the price of Watson common stock during the days prior to the special meeting.

         Neither Watson nor Schein has ever declared or paid cash dividends on its respective common stock. The policies of Watson and Schein are to retain earnings for use in their respective businesses. Following the merger, Watson common stock will continue to be listed on the New York Stock Exchange, and there will be no further market for the Schein common stock.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following selected consolidated financial data has been derived from, and should be read in conjunction with, the consolidated financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations of each of Watson and Schein, which are incorporated by reference in this proxy statement/prospectus. The condensed consolidated financial data of each of Watson and Schein as of March 31, 2000 and March 25, 2000 and for the periods then ended, respectively, are unaudited; however, in the respective managements' opinions, they reflect all adjustments, consisting only of normal, recurring adjustments, necessary for a fair presentation of the financial position and results of operations for such periods. The interim financial statements are not necessarily indicative of full year operating results or year-end financial position of the companies. See also "Questions and Answers About the Merger" beginning on page 1.

                          WATSON PHARMACEUTICALS, INC.

                                                        QUARTER
                                                     ENDED MARCH 31,                      YEARS ENDED DECEMBER 31,(1)
                                                 ---------------------   ---------------------------------------------------------
                                                   2000        1999        1999        1998        1997        1996        1995
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                                        (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)
INCOME STATEMENTS:
Net revenues ..................................  $ 179,632   $ 159,243   $ 689,232   $ 596,193   $ 362,221   $ 258,347   $ 193,258
Cost of sales .................................     63,078      49,997     230,633     210,405     131,037     107,157      84,003
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
     Gross profit .............................    116,554     109,246     458,599     385,788     231,184     151,190     109,255
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
Royalty income ................................         --          --          --          --      14,249      27,162      22,247
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
Operating expenses:
     Research and development .................     12,025      10,142      49,270      50,706      35,007      40,981      44,521
     Selling, general and administrative ......     30,457      27,472     121,444     109,347      60,967      46,599      43,692
     Amortization .............................      8,669       6,690      29,986      22,469       7,213         386         306
     Merger and related expenses(2) ...........         --      20,467      20,467          --      14,718          --      13,939
Charge for acquired in-process research .......         --          --          --      13,000          --          --          --
   and development(3)
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total operating expenses ......................     51,151      64,771     221,167     195,522     117,905      87,966     102,458
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
Operating income ..............................     65,403      44,475     237,432     190,266     127,528      90,386      29,044
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
Other income (expense):
     Equity in earnings (loss) of joint .......     (2,053)         31      (2,591)      6,788      10,694      17,909      22,766
     ventures
     Gain on sales of securities(4) ...........    166,930          --      44,275          --          --          --       6,243
     Interest and other income ................      2,933         959       4,549       8,011      13,511      11,935       8,634
     Interest expense .........................     (2,768)     (2,818)    (11,121)     (8,136)     (1,284)     (1,527)     (1,480)
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total other income, net .......................    165,042      (1,828)     35,112       6,663      22,921      28,317      36,163
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
Income before income tax provision ............    230,445      42,647     272,544     196,929     150,449     118,703      65,207
Provision for income taxes ....................     85,725      19,676      93,663      78,247      54,799      35,521      21,267
                                                 ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net income ....................................  $ 144,720   $  22,971   $ 178,881   $ 118,682   $  95,650   $  83,182   $  43,940
                                                 =========   =========   =========   =========   =========   =========   =========
Basic earnings per share ......................  $    1.50   $    0.24   $    1.87   $    1.25   $    1.03   $    0.92   $    0.50
                                                 =========   =========   =========   =========   =========   =========   =========
Diluted earnings per share ....................  $    1.48   $    0.23   $    1.83   $    1.22   $    1.01   $    0.89   $    0.48
                                                 =========   =========   =========   =========   =========   =========   =========
Basic weighted average shares outstanding .....     96,290      95,520      95,760      94,745      92,525      90,430      88,585
                                                 =========   =========   =========   =========   =========   =========   =========
Diluted weighted average shares
     outstanding ..............................     97,905      98,160      97,780      97,425      95,115      93,830      91,135
                                                 =========   =========   =========   =========   =========   =========   =========

                                                                                              AT DECEMBER 31,
                                                        AT MARCH 31,   ------------------------------------------------------------
                                                            2000          1999          1998        1997        1996        1995
                                                        ------------   ----------    ----------    --------    --------    --------
                                                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
Current assets ........................................  $  627,508    $  434,711    $  322,794    $278,910    $357,184    $258,841
Working capital .......................................     472,799       305,525       219,841     171,659     315,977     210,265
Total assets ..........................................   1,751,479     1,438,750     1,131,343     820,476     531,423     419,315
Long-term debt ........................................     149,346       149,503       151,083       9,857       8,725      10,278
Liabilities-acquired rights and businesses ............      13,049        55,507        53,420      98,800       3,800       3,800
Deferred tax liabilities ..............................     143,601        87,060        54,512      36,887      12,226          --
Total stockholders' equity ............................   1,290,774     1,054,552       799,355     612,202     463,852     354,743

---------------------

(1) Watson merged with Circa Pharmaceuticals, Inc. in 1995, with Oclassen Pharmaceuticals, Inc. and Royce Laboratories, Inc. in 1997 and with TheraTech, Inc. in 1999. These transactions were all accounted for under the pooling of interests accounting method, and accordingly, the consolidated financial data includes the results of these businesses for all periods presented. In October 1997, Watson effected a two-for-one stock split in the form of a 100% stock dividend. Share and per share amounts for all prior periods have been restated to reflect the stock split.

(2) Merger expenses of $13.9 million in 1995, $14.7 million in 1997, and $20.5 million in 1999 relate to Watson's acquisitions of Circa, Oclassen, Royce and TheraTech, as discussed in (1) above.

(3) The charge for acquired in-process research and development relates to Watson's February 1998 acquisition of The Rugby Group, Inc.

(4) In November 1999, Watson sold 2.2 million shares of Andrx Corporation (adjusted to reflect Andrx' April 2000 two-for-one stock split) and recorded a gain of $44.3 million from this sale. During the first quarter of 2000, Watson sold an additional 4.2 million shares of Andrx' stock, as adjusted to reflect the stock split, recording a pre-tax gain of $166.9 million. In 1995, Watson recorded a gain of $6.2 million from sales of common stock of Marsam Pharmaceuticals, Inc. Watson has had no investment in Marsam since 1995.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

                           SCHEIN PHARMACEUTICAL, INC.

                                                  THREE      THREE
                                                  MONTHS     MONTHS
                                                  ENDED      ENDED                       YEARS ENDED DECEMBER
                                                 MARCH 25,  MARCH 27,   -------------------------------------------------------
                                                   2000       1999        1999        1998        1997       1996       1995
                                                 --------   ---------   ---------   ---------   ---------   --------  ---------
                                                                     (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)
STATEMENT OF OPERATIONS DATA:
Net revenues ..................................  $ 87,898   $ 105,863   $ 477,161   $ 523,229   $ 490,170   $476,295  $ 391,846
Cost of sales .................................    68,782      69,580     306,019     349,140     329,761    320,675    250,507
                                                 --------   ---------   ---------   ---------   ---------   --------  ---------
     Gross profit .............................    19,116      36,283     171,142     174,089     160,409    155,620    141,339
Costs and expenses:
     Selling, general and administrative ......    16,836      20,905      92,157      87,162      81,809     87,329     75,274
     Research and development .................     8,066       5,168      27,951      29,245      29,387     27,030     28,324
     Amortization of goodwill and other
         intangibles ..........................       334       1,591       6,303       8,754      10,196     10,195      3,399
     Non-recurring charges(1) .................     3,500          --      86,971     161,200          --         --     30,000
                                                 --------   ---------   ---------   ---------   ---------   --------  ---------
Operating income (loss) .......................    (9,620)      8,619     (42,240)   (112,272)     39,017     31,066      4,342
Interest expense, net .........................     4,538       4,652      18,661      20,626      26,578     23,285     10,005
Other expenses (income), net(2) ...............       712         321       1,268      (2,246)     (9,318)     1,193     (1,245)
                                                 --------   ---------   ---------   ---------   ---------   --------  ---------
Income (loss) before provision (benefit) for
    income taxes and extraordinary item .......  $(14,870)  $   3,646   $ (62,169)  $(130,652)  $  21,757   $  6,588  $  (4,418)
                                                 ========   =========   =========   =========   =========   ========  =========
Income (loss) before extraordinary item .......  $ (8,922)  $   2,224   $ (34,388)  $(116,366)  $  11,102   $  1,397  $ (14,900)
                                                 ========   =========   =========   =========   =========   ========  =========
Net income (loss) .............................  $ (8,922)  $   2,224   $ (34,388)  $(118,026)  $  11,102   $  1,397  $ (14,900)
                                                 ========   =========   =========   =========   =========   ========  =========

Earnings (loss) per share, basic and diluted:
     Income (loss) before extraordinary item ..  $  (0.27)  $    0.07   $   (1.05)  $   (3.72)  $    0.39   $   0.05  $   (0.52)
                                                 ========   =========   =========   =========   =========   ========  =========
     Net income (loss) ........................  $  (0.27)  $    0.07   $   (1.05)  $   (3.77)  $    0.39   $   0.05  $   (0.52)
                                                 ========   =========   =========   =========   =========   ========  =========

                                                                                         AT DECEMBER
                                                 AT MARCH 25,    ----------------------------------------------------------
                                                     2000          1999          1998        1997        1996        1995
                                                 ------------    ---------     --------    --------    --------    --------
                                                                                (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital (deficit) .....................    $ (32,762)    $ (16,819)    $  8,287    $ 73,249    $ 99,111    $ 92,021
Total assets ..................................      381,884       403,501      452,996     534,126     544,312     522,410
Short-term debt ...............................      136,142       128,631      103,975      56,440      41,090      40,078
Long-term debt ................................       84,428        92,738      124,482     198,705     245,390     240,480
Total debt ....................................      220,570       221,369      228,457     255,145     286,480     280,558
Stockholders' equity ..........................       45,083        57,118       78,485     139,715     129,980     125,692

----------

(1) Non-recurring charges include: (i) a pre-tax severance charge of $3.5 million in the first quarter of 2000 as a result of a reduction in work force, as part of an evaluation of its sterile business plan and to reduce operating costs; (ii) the 1999 restructuring charge as a result of FDA actions at Schein's Marsam facility; (iii) the 1998 restructuring charge as a result of FDA actions at Schein's Steris facility and the consent agreement and (iv) the 1995 acquired in-process research and development charge of $30.0 million in connection with the purchase of Marsam (Schein's results of operations include Marsam from September 1995, the date of purchase).

(2) Other expenses (income), net, includes equity in losses of unconsolidated international ventures of $1.1 million, $1.9 million, $3.4 million, $3.4 million and $0.4 million in 1999, 1998, 1997, 1996 and 1995, respectively, and gains on sales of marketable securities of $0.7 million, $4.4 million and $12.7 million in 1999, 1998 and 1997, respectively.

      SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following selected unaudited pro forma condensed combined financial information has been derived from, or prepared on a basis consistent with, the unaudited pro forma condensed combined financial statements included elsewhere in this proxy statement/prospectus. It has been prepared to give effect to the merger using the purchase method of accounting for business combinations and should be read in conjunction with the unaudited pro forma condensed combined financial statements referred to above. Such pro forma information assumes the merger had been effective as of the beginning of each period presented for purposes of the income statement information and as of March 31, 2000 for the balance sheet information.

The pro forma information in the table below does not purport to project Watson's future results of operations or to represent what Watson's financial position or results of operations would have been had the merger occurred as of the date and for the periods indicated. This information should be read in conjunction with the respective audited and unaudited consolidated financial statements and related notes of Watson and Schein, which are incorporated by reference in this proxy statement/prospectus and the unaudited pro forma condensed combined financial information and related notes included elsewhere in this proxy statement/prospectus.

                                                          THREE MONTHS
                                                              ENDED              YEAR ENDED
                                                          MARCH 31, 2000     DECEMBER 31, 1999
                                                          --------------     -----------------
                                                                 (IN THOUSANDS EXCEPT
                                                                    PER SHARE DATA)
COMBINED INCOME STATEMENT DATA:
Net revenues............................................    $  267,530           $1,166,393
Gross profit............................................       135,670              629,741
Total operating expenses................................        87,478              464,913
Operating income........................................        48,192              164,828
Other income (expense), net.............................       148,007              (31,450)
Net income..............................................       120,783               84,750

PER SHARE DATA:
Basic earnings per share................................    $     1.18           $     0.83
Diluted earnings per share..............................          1.15                 0.81


COMBINED BALANCE SHEET DATA (AT END OF PERIOD):
Current assets..........................................    $  670,878
Long-term assets........................................     1,913,913
Total assets............................................     2,584,791
Current liabilities.....................................       284,456
Long-term debt..........................................       639,346
Other long-term liabilities.............................       165,653
Total stockholders' equity..............................     1,495,336

Book value per share....................................    $    14.62

                           COMPARATIVE PER SHARE DATA

The following table sets forth certain historical per share data of Watson and Schein and Watson/Schein combined per share data on an unaudited pro forma basis. This combined information has been prepared to give effect to the merger using the purchase method of accounting for business combinations and assumes the merger had been effective as of the beginning of each period presented. The Schein pro forma equivalent amounts are calculated by multiplying the pro forma combined per share amounts by the assumed exchange ratio of 0.50661. Pro forma book value per share has been adjusted to reflect the assumed number of Watson shares to be issued in the merger and assumes the merger had been effective at the end of the period presented.

The pro forma information in the table below does not purport to project Watson's financial position or results of operations for any future date or period or to represent what Watson's financial position or results of operations would have been had the merger occurred at the beginning of the earliest period presented. This information should be read in conjunction with the respective audited and unaudited consolidated financial statements and related notes of Watson and Schein, which are incorporated by reference in this proxy statement/prospectus and the unaudited pro forma condensed combined financial information and related notes included elsewhere in this proxy statement/prospectus.

                                                          THREE MONTHS        YEAR ENDED
                                                              ENDED          DECEMBER 31,
                                                         MARCH 31, 2000          1999
                                                         --------------      ------------
WATSON:

Net income:
    Historical basic earnings per share ...............      $ 1.50             $ 1.87
    Historical diluted earnings per share .............        1.48               1.83
    Pro forma basic earnings per share ................        1.18               0.83
    Pro forma diluted earnings per share ..............        1.15               0.81

Book value per share:
    Historical ........................................      $13.38             $10.97
    Pro forma .........................................       14.62                 --

SCHEIN:

Net income (loss):
    Historical basic (loss) per share .................      $(0.27)            $(1.05)
    Historical diluted (loss) per share ...............       (0.27)             (1.05)
    Equivalent pro forma basic earnings per share .....        0.60               0.42
    Equivalent pro forma diluted earnings per share ...        0.58               0.41

Book value per share:
    Historical ........................................      $ 1.37             $ 1.73
    Equivalent pro forma ..............................        7.41                 --

                                  RISK FACTORS

         You should consider the following factors in evaluating whether to approve and adopt the merger agreement. These factors should be considered in conjunction with the other information included or incorporated by reference in this proxy statement/prospectus.

RISKS RELATING TO THE MERGER

Failure to realize the benefits of integrating Watson's and Schein's businesses, operations, products and personnel could diminish the expected benefits of the merger.

         Achieving the expected benefits of the merger will depend in large part on the successful integration of Watson's and Schein's businesses, operations, products and personnel in a timely and efficient manner. Watson will need to integrate the product lines, information systems and product development, manufacturing, marketing and sales, administration and other organizations of the two companies. This will be difficult and unpredictable because of possible cultural conflicts and different opinions on technical, operational and other integration decisions. Further, there is some overlap between the products or customers of Watson and Schein that may create conflicts in relationships or other commitments detrimental to the integrated businesses. Watson will also need to integrate the employees of the two companies. Watson or Schein may experience disruption in its business or employee base as a result of uncertainty in connection with the merger. There is also a risk that key employees of Schein may seek employment elsewhere, including with competitors. The operations, management and personnel of the two companies may not be compatible, and Watson or Schein may also experience the loss of key personnel for that reason.

         The diversion of management attention and any difficulties or delays encountered in the transition and integration process could have a material adverse effect on the combined company's business, financial condition and operating results.

         Watson expects to incur costs from integrating Schein's operations, products and personnel. These costs may be substantial and may include costs for:

         -    employee redeployment, relocation or severance;

         -    conversion of information systems; and

         -    reorganization or closures of facilities.

         We cannot assure you that Watson will be successful in these integration efforts or that Watson will realize the expected benefits of the merger.

The merger will result in material costs of integration and transaction expenses that could adversely affect the combined company's financial results.

         If the benefits of the merger do not exceed the costs associated with the merger, the combined company's financial results could be adversely affected. Watson and Schein estimate that they will incur total transaction fees, including fees for investment bankers, attorneys, accountants and financial printing costs, of approximately $20 million associated with the merger. If the merger closes in September 2000, as expected, the combined company will incur a charge currently estimated to be in the range of $60 to $80 million in the third quarter of 2000, to reflect the combined company's write-off of Schein's in-process research and development efforts. It is also expected that the combined company will incur an additional charge, in an amount that cannot presently be reasonably estimated, during the third quarter of 2000 to accrue for significant closure costs associated with integrating the operations of Watson and Schein. These costs may include employee termination costs associated with the elimination of duplicate operations and consolidation of administration, support and research and development functions, non-cash facility shutdown and asset impairment costs, and lease and contact termination costs. Actual costs may substantially exceed the parties' estimates. In addition, unanticipated expenses associated with integrating the two companies may arise. Watson may also incur additional charges in subsequent quarters to reflect costs associated with the merger.

Watson's incurrence of additional debt to purchase shares in the tender offer will significantly increase the combined company's interest expense, leverage and debt service requirements.

         Watson borrowed $500 million in July 2000 to purchase Schein shares in the tender offer and may borrow an additional $50 million to refinance outstanding Schein debt in the third quarter of 2000. Incurrence of this new debt will increase interest expense in the first year by approximately $47 million and has significantly increased the combined company's leverage. While management believes the combined company's cash flows will be more than adequate to service this debt, there may be circumstances in which required payments of principal and/or interest on this new debt could adversely affect the combined company's cash flows and operating results.

Schein stockholders could be adversely affected by the movement of Watson stock price prior to closing.

         The number of shares of Watson common stock that will be issued to the holders of Schein common stock depends upon the average closing price of a share of Watson common stock for the ten trading day period ending two trading days prior to the date of the special meeting of Schein stockholders called to approve and adopt the merger agreement. The value of the Watson common stock that will be issued could equal, exceed or be less than $23.00 per share of Schein common stock, depending on the closing price of a share of Watson common stock in the days leading up to the special meeting.

         The value of the Watson common stock that will be issued will equal $23.00 per share of Schein common stock so long as the average closing price of Watson common stock over the ten consecutive trading days ending two trading days before the special meeting is $44.61 or greater, up to $54.52. If the Watson average closing price is greater than $54.52, the value of the consideration will exceed $23.00, up to a maximum value of $26.50 per share of Schein common stock if the Watson average closing price is equal to or greater than $62.82 per share. If the Watson average closing price is greater than $37.82 but less than $44.61, the value of the consideration will be less than $23.00 per share of Schein common stock, down to a minimum value of $19.50 if the average closing price of Watson common stock is $37.82 or lower.

         If the average closing price of the Watson common stock for the ten trading day period is above $62.82, then Watson will issue a smaller fraction of a share of Watson common stock so that the stock consideration issued equals $26.50 per share of Schein common stock. Conversely, if the average closing price of Watson common stock is below $37.82, then Watson will issue a larger fraction of a share of Watson common stock so that the stock consideration issued equals $19.50 per share of Schein common stock. Watson has the right to pay all cash, all stock, or a mix of stock and cash if the value of the consideration to be paid is $19.50 per share of Schein common stock, and as a result, Watson can limit the number of shares of Watson common stock to be issued in that circumstance.

         The price of Watson common stock on the day of the special meeting or the day of the merger could be below the Watson average closing price used to determine the exchange ratio, resulting in Schein stockholders receiving less in value than would be implied by the exchange ratio calculation. For example if the Watson average closing price is $50.00 then each share of Schein common stock will convert into 0.46 shares of Watson common stock, resulting in an implied value of $23.00. However, if on the day of the special meeting or the day of the merger Watson common stock trades at $45.00 per share then the value of 0.46 shares of Watson common stock at that time will be $20.70.

RISKS RELATING TO INVESTING IN THE PHARMACEUTICAL INDUSTRY

Extensive industry regulation has had, and will continue to have, a significant impact on the combined company's business, especially its product development and manufacturing capabilities.

         All pharmaceutical manufacturers, including Watson and Schein, are subject to extensive, complex, costly and evolving regulation by the federal government, principally the U.S. Food and Drug Administration and to a lesser extent by the U.S. Drug Enforcement Agency and state government agencies. The Federal Food, Drug and Cosmetic Act, the Controlled Substances Act and other federal statutes and regulations govern or influence the testing, manufacturing, packing, labeling, storing, record keeping, safety, approval, advertising, promotion, sale and distribution of Watson's and Schein's products.

         Watson and Schein are subject to periodic inspection of their facilities, procedures and operations and/or the testing of their products by the FDA, the DEA and other authorities, which conduct periodic inspections to confirm that Watson and Schein are in compliance with all applicable regulations. In addition, the FDA conducts pre-approval and post-approval reviews and plant inspections to determine whether systems and processes of Watson and Schein are in compliance with current good manufacturing practices, or cGMP, and other FDA regulations.

         Following such inspections, the FDA may issue notices on Form 483 and warning letters that could cause the combined company to modify certain activities identified during the inspection. A Form 483 notice is generally issued at the conclusion of an FDA inspection and lists conditions the FDA inspectors believe may violate cGMP or other FDA regulations. FDA guidelines specify that a warning letter is issued only for violations of "regulatory significance" for which the failure to adequately and promptly achieve correction may be expected to result in an enforcement action.

         Failure to comply with FDA and other governmental regulations can result in fines, unanticipated compliance expenditures, recall, or seizure of products, total or partial suspension of production and/or distribution, suspension of the FDA's review of new drug applications, or NDAs, abbreviated new drug applications, or ANDAs, or other product applications, enforcement actions, injunctions and criminal prosecution. Under certain circumstances, the FDA also has the authority to revoke previously granted drug approvals. Although both Watson and Schein have instituted internal compliance programs, if these programs do not meet regulatory agency standards or if compliance is deemed deficient in any significant way, it could have a material adverse effect on the combined company. Certain of our vendors are subject to similar regulation and periodic inspections.

         In connection with an FDA inspection of Watson's Corona, California facility in December 1998, the FDA issued to the company a warning letter in January 1999. The warning letter related to the company's quality systems and cGMP compliance, including areas such as documentation, training and laboratory controls. The FDA conducted additional inspections of the company's Corona facility in the first and fourth quarters of 1999. At the close of each of these inspections, the FDA issued to Watson a Form 483 notice listing observations made during those inspections. The observations from the first quarter inspection generally related to the company's quality systems and cGMP compliance including areas such as laboratory controls, documentation, investigations, training, data review, and validation. The observations from the fourth quarter inspection generally related to the company's quality systems and cGMP compliance including areas such as training and documentation.

         Watson has initiated and continues to implement quality improvements at its Corona facility. Among other things, these quality improvements seek to address deficiencies noted by the FDA in the warning letter and the Form 483 notices. However, to date, matters with the agency concerning Watson's

Corona facility continue to be unresolved. Watson cannot predict what the ultimate outcome will be or when product approvals from its Corona facility will be forthcoming. In this regard, Watson has not received any product approvals from its Corona facility within the last 15 months.

         In connection with a January 1999 inspection of Watson's Miami, Florida facility, the FDA issued a warning letter in April 1999. In that warning letter, the agency commented that observations about inadequate investigations, documentation and training had appeared in past inspection reports (although the FDA acknowledged that a number of these had occurred prior to Watson's purchase of the Miami facility in 1997). The FDA conducted a follow-up inspection of Watson's Miami facility in the first quarter of 2000. At the close of this inspection, the FDA issued a Form 483 notice listing observations that related to Watson quality systems and cGMP compliance, including areas such as validation and investigations. Watson has initiated and continues to implement quality improvements at its Miami facility.

         Based on a follow-up inspection conducted in the first quarter of 2000, the Florida District Office of the FDA recommended to the FDA's Center for Drug Evaluation and Research, or CDER, approval of pending ANDAs from the Miami facility. The Florida district office found that sufficient corrections have been made to now recommend approval of Watson's ANDAs. The recommendation of the Florida district office is not binding on CDER since final action on product applications is the responsibility of CDER. Watson cannot predict whether or when CDER will approve the pending applications from its Miami facility. However, CDER has approved one ANDA from Watson's Miami facility since the time the Florida district office made its approval recommendation.

         Over the last several years, the FDA has inspected Schein's facilities and in certain instances has reported inspection observations that include significant cGMP and application reporting deficiencies. From time to time, certain Schein facilities have been ineligible to receive new product approvals and Schein's Marsam Pharmaceuticals Inc. (Marsam) and Steris Laboratories, Inc. (Steris) sterile manufacturing facilities are currently ineligible.

         On July 29, 1999, the FDA concluded an inspection of Schein's Marsam sterile manufacturing facility, located in Cherry Hill, N.J. At the close of the inspection, Marsam received a Form 483 detailing the FDA's inspectional observations and noting a number of significant deficiencies in current good manufacturing practices. During the inspection, Marsam initiated actions to address a number of the FDA's inspectional observations by voluntarily recalling all Marsam products within expiry and suspending manufacturing and testing activities. In September 1999, Marsam submitted its response to the FDA's inspectional observations, together with its proposed corrective action plan (Marsam corrective action plan). A corrective action plan is a systematic approach to assure that processes, quality assurance and quality control programs, validation programs, employee training, and management controls comply with cGMP regulations. The Marsam corrective action plan contemplates resumption of manufacturing on a product-by-product basis. On March 3, 2000 Marsam received a warning letter from the FDA relating to the observations made during the inspection. This FDA warning letter also acknowledged the commitments Schein made under the Marsam corrective action plan. Schein has confirmed in meetings with FDA representatives its approach to addressing current cGMP deficiencies at Marsam on a voluntary basis. Marsam is currently ineligible to receive new product approvals, and Schein cannot predict when Marsam will resume manufacturing specific products.

         As a result of the actions discussed above, in 1999, Schein recorded a restructuring charge of approximately $87.0 million, or $52.2 million net of tax benefit. Costs of restructuring consist largely of costs incurred at the Marsam facility and relate to the impairment of intangible assets, product recalls, inventory write-offs and severance. Recall costs and inventory write-offs are those costs that Schein incurred related to the Marsam corrective action plan costs.

         On September 10, 1998, the United States, on behalf of the FDA, based on actions it filed in Federal court in the Southern District of New York on September 9, 1998 and the District of Arizona on September 10, 1998, initiated seizures of drugs and drug related products manufactured by Schein's Steris facility. The action alleged certain instances in which the Steris facility, located in Phoenix, Arizona, was not operating in conformity with cGMP regulations. The actions resulted in the seizure of all drugs and drug related products in Schein's possession manufactured at the Steris facility and halted the manufacture and distribution of Steris manufactured products.

         On October 16, 1998, Steris and certain of its officers, without admitting any allegations of the complaints and disclaiming any liability in connection therewith, entered into a consent agreement with the FDA. Under the terms of the consent agreement, Steris is required, among other things, to demonstrate through independent certification that Steris' processes, quality assurance and quality control programs, and management controls comply with cGMP regulations. The consent agreement also provides for independent certification of Steris' management controls, quality assurance and quality control programs, and employee cGMP training. It further requires that Steris develop a timeline and corrective action plan for implementing these actions and for expert certification with respect to matters covered in previous FDA inspections of the facility. Steris has submitted to the FDA the corrective action plan provided for under the consent agreement (Steris corrective action plan) and is implementing the Steris corrective action plan.

         As a result of the consent agreement, Steris has divided its product line into three categories: products that it will seek to manufacture under expedited certification procedures under the consent agreement, products that it will seek to manufacture once it satisfies all conditions under the consent agreement and products it has decided not to manufacture in the near term. Expedited certification procedures apply for certain products that are particularly important to the medical community because they are primarily or exclusively available from Schein or that are particularly significant to Schein.

         In October 1998, Schein resumed commercial distribution of INFeD, its branded injectable iron product, from existing inventory. In the second quarter of 1999, Schein began distribution of newly manufactured lots of INFeD under the consent agreement and in the fourth quarter of 1999, Schein resumed the manufacture of one other product deemed medically necessary under the expedited certification procedures in the consent agreement. On February 11, 2000 the FDA concluded an inspection at Steris.

         Steris is currently ineligible to receive new product approvals, and Schein cannot predict when Steris will resume manufacturing additional products. In March 2000, Schein resumed the manufacture and commercial distribution of vecuronium under the expedited certification procedures provided in the consent agreement. Newly manufactured products must undergo certification by independent experts and review by the FDA prior to commercial distribution.

         Steris accounted for approximately 40% of Schein's net sales and 50% of its gross profits for the first six months of 1998. The Steris products that Schein has decided not to manufacture contributed approximately $65 million in revenue in the 12-month period ended June 1998. Schein recorded a restructuring charge in 1998 of $161.2 million pretax, or $135.0 million, net of tax benefit, relating to the effects of the consent agreement.

         There can be no assurance that the FDA will determine that Schein has adequately corrected the deficiencies at its operating sites, that subsequent inspectional observations will not result in additional deficiencies, that approval of any of the pending or subsequently submitted ANDAs by Schein will be granted or that the FDA will not seek to impose additional sanctions against Schein or any of its subsidiaries. The range of possible sanctions includes FDA issuance of adverse publicity, product recalls or seizures, injunctions, and civil or criminal prosecution. Any such sanctions, if imposed, could have a material adverse effect on Schein's business. Additionally, significant delays in the review or approval of applications for new products or in complying with the requirements of the Marsam corrective action plan, the Steris corrective action plan or the consent agreement could have a material adverse effect on Schein's business, results of operation and financial condition.

         The process for obtaining governmental approval to manufacture and market pharmaceutical products is rigorous, time-consuming and costly, and neither Watson nor Schein can predict the extent to which the combined company may be affected by legislative and regulatory developments. Each of Watson and Schein is dependent on receiving FDA and other governmental approvals prior to manufacturing, marketing and shipping its products. Consequently, there is always the chance that the FDA or other applicable agency will not approve products, or that the rate, timing and cost of such approvals will adversely affect the combined company's product introduction plans or results of operations.

The pharmaceutical industry is highly competitive.

         The competitors of Watson and Schein vary depending upon categories, and within each product category, upon dosage strengths and drug-delivery systems. Such competitors include the major brand name and off-patent manufacturers of pharmaceuticals, especially those doing business in the United States. In addition to product development, other competitive factors in the pharmaceutical industry include product quality and price, reputation, service, and access to technical information. It is possible that developments by others will make the combined company's products or technologies noncompetitive or obsolete.

Because the combined company will be smaller than many of its national competitors in the branded pharmaceutical products sector, the combined company may lack the financial and other resources needed to maintain its profit margins and to capture increased market share in this sector.

         The intensely competitive environment of the branded product business requires an ongoing, extensive search for technological innovations and the ability to market products effectively, including the ability to communicate the effectiveness, safety and value of branded products to healthcare professionals in private practice, group practices and managed care organizations. The combined company's branded pharmaceutical business will operate primarily in the following divisional areas: Dermatology, Women's Health, General Products and Nephrology. The combined company's competitors vary depending upon product categories, and within each product category, upon dosage strengths and drug-delivery systems. Such competitors include the major brand name manufacturers of pharmaceuticals such as Johnson & Johnson and American Home Products. Based on total assets, annual revenues, and market capitalization, Watson is, and the combined company will be, smaller than these and other national competitors in the branded product arena. For example, in early July 2000, Watson's market capitalization was approximately $5 billion compared to Johnson & Johnson ($140 billion) and American Home Products ($75 billion). These competitors, as well as others, have been in business for a longer period of time than the combined company, have a greater number of products on the market and have greater financial and other resources. If the combined company directly competes with them for the same markets and or products, their financial strength could prevent it from capturing a profitable share of those markets.

Sales of the combined company's products may continue to be adversely affected by the continuing consolidation of its distribution network and concentration of its customer base.

         The principal customers of Watson and Schein are wholesale drug distributors and major retail drug store chains. These customers comprise a significant part of the distribution network for pharmaceutical products in the United States. This distribution network is continuing to undergo significant consolidation marked by mergers and acquisitions among wholesale distributors and the growth of large retail drug store chains. As a result, a small number of large wholesale distributors control a significant share of the market, and the number of independent drug stores and small drug store chains has decreased. Watson and Schein expect that consolidation of drug wholesalers and retailers will increase pricing and other competitive pressures on drug manufacturers, including the combined company. For the year ended, December 1999, the three largest customers of each of Watson and Schein accounted for 20%, 12% and 12%, respectively, of Watson's net revenues and 22%, 17% and 12%, respectively, of Schein's net revenues. The loss of any of these customers could materially and adversely affect the combined company's business, results of operations or financial condition.

RISKS RELATING TO WATSON

         In addition to other information in this proxy statement/prospectus, you should carefully consider the following risk factors in evaluating Watson's business.

RISKS ASSOCIATED WITH INVESTING IN WATSON COMMON STOCK

As part of Watson's business strategy, Watson intends to pursue transactions that may cause it to experience significant charges to earnings that may adversely affect its stock price and financial condition.

         Watson regularly reviews potential transactions related to technologies, products or product rights and businesses complementary to Watson's business. Such transactions could include, but are not limited to, mergers, acquisitions, strategic alliances, licensing agreements or co-promotion agreements. In the future, Watson may choose to enter into such transactions at any time. Depending upon the nature of any transaction, Watson may experience significant charges to earnings, which could be material, and could possibly have an adverse impact upon the market price of Watson's common stock. For example, in connection with the TheraTech merger in January 1999, Watson recorded merger-related expenses of $20.5 million in the first quarter of 1999 and, as described on page 14, expects to record a significant charge for expenses related to the Schein merger in third quarter 2000.

Watson's stock price has experienced substantial volatility, which may affect your ability to sell the stock you receive in the merger at an advantageous price.

         The market price of Watson common stock has been and may continue to be particularly volatile. For example, the market price of Watson common stock has fluctuated during the past twelve months between $26.50 per share and $55.63 per share and may continue to fluctuate. Therefore, especially if you have a short-term investment horizon, the volatility may affect your ability to sell your Watson stock at an advantageous price. Market price fluctuations in Watson's stock may be due to acquisitions or other material public announcements, along with a variety of additional factors including, without limitation:

         -    new product introductions,

         -    the purchasing practices of Watson's customers,

         -    changes in the degree of competition for Watson's products,

         - the announcement of technological innovations or new commercial products by Watson or its competitors,

         - changes in governmental regulation affecting Watson's business environment,

         - regulatory issues, including but not limited to, receipt of new drug approvals from the FDA, compliance with FDA or other agency regulations, or the lack or failure of either of the foregoing,

         -    the issuance of new patents or other proprietary rights,

         -    the announcement of earnings,

         -    the loss of key personnel,

         - the inability to acquire sufficient supplies of finished products or raw materials,

         -    litigation and/or threats of litigation,

         - failure or delay in meeting milestones in collaborative arrangements expected to result in revenues,

         - unanticipated expenses from joint ventures not under the control of Watson,

         - publicity regarding actual or potential clinical results with respect to products Watson has under development, and

         - political developments or proposed legislation in the pharmaceutical or healthcare industry.

         These and similar factors have had and could in the future have a significant impact on the market price of Watson's common stock. Some companies that have had volatile market prices for their securities have been subject to securities class action suits filed against them. If a suit were to be filed against Watson, regardless of the outcome or the merits of the action, it could result in substantial costs and a diversion of Watson's management's attention and resources. This could have a material adverse effect on Watson's business, results of operations and financial condition.

Investors should not look to dividends as a source of income.

         Watson has not paid any cash dividends since inception. In addition, Watson does not anticipate paying cash dividends in the foreseeable future. Consequently, any economic return to a stockholder will be derived, if at all, from appreciation in the price of Watson's stock, and not as a result of dividend payments.

Watson may issue additional equity securities, which would lead to dilution of your ownership interest.

         In April 1998, Watson filed a shelf registration statement with the SEC which allows it to raise up to $300 million from offerings of senior or subordinated debt securities, common stock, preferred stock or a combination thereof, at such times and in such amounts as Watson deems appropriate. To date, Watson has issued $150 million in senior unsecured notes pursuant to such registration statement. These securities may be used to acquire technology, products, product rights and businesses, among other purposes. The issuance of additional equity securities or securities convertible into equity securities for these or other purposes would result in dilution of existing stockholders' equity interests in Watson.

Watson is authorized to issue, without stockholder approval, one or more preferred series of stock, which may give other stockholders dividend, conversion, voting, and liquidation rights, among other rights, which may be superior to the rights of holders of Watson common stock.

         The Watson Board of Directors has the authority to issue, without vote or action of stockholders, shares of preferred stock in one or more series, and has the ability to fix the rights, preferences, privileges and restrictions of any such series. Any such series of preferred stock could contain dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences or other rights superior to the rights of holders of Watson common stock. The Watson Board of Directors has no present intention of issuing any such preferred series, but reserves the right to do so in the future.

RISKS ASSOCIATED WITH INVESTING IN THE BUSINESS OF WATSON

In order to remain profitable and continue to grow and develop Watson's business, Watson is dependent on successful product development and commercialization of newly developed products. If Watson is unable to successfully develop or commercialize new products, its operating results will suffer.

         Watson's future results of operations will depend to a significant extent upon its ability to successfully commercialize new branded and off-patent pharmaceutical products in a timely manner. These new products must be continually developed, tested and manufactured and, in addition, must meet regulatory standards and receive requisite regulatory approvals in a timely manner. Products currently in development by the company may or may not receive the regulatory approvals necessary for marketing by Watson or other third-party partners. Furthermore, the development and commercialization process is time-consuming and costly. If any of Watson's products, if and when acquired or developed and approved, cannot be successfully or timely commercialized, Watson's operating results could be adversely affected. This risk particularly exists with respect to the development of proprietary products because of the uncertainties, higher costs and lengthy time frames associated with research and development of such products and the inherent unproven market acceptance of such products. Delays or unanticipated costs in any part of the process or the inability of Watson to obtain regulatory approval for its products, including failure to maintain its manufacturing facilities in compliance with all applicable regulatory requirements, could adversely affect Watson's operating results. Watson cannot guarantee any investment it makes in developing products will be recouped, even if Watson is successful in commercializing those products.

Watson is dependent on key personnel for its continued growth and development. Loss of such key personnel could have a material adverse effect on Watson.

         The success of Watson's present and future operations will depend, to a significant extent, upon the experience, abilities and continued services of certain of its executive officers. In this regard, Allen

Chao, Ph.D., Chairman, Chief Executive Officer and President of Watson, was diagnosed with very early stage stomach cancer in 1999. Subsequently, he underwent successful surgery and has completed a course of chemotherapy which he elected to undertake to better ensure a complete and thorough recovery. Although Watson has other senior management personnel, a significant loss of the services of Dr. Chao or other key personnel could have a material adverse effect on the company. Watson has entered into employment agreements with all of its senior executive officers, including Dr. Chao. Watson does not carry key-man life insurance on any of its officers.

If Watson is unable to adequately protect its technology or enforce its patents, Watson may be less able to successfully exploit such technology or use such patents to secure an advantage over its competitors.

         Although Watson has not experienced significant problems to date, Watson's success with the patented brand name products that Watson has developed may depend in part on its ability to obtain patent protection for such products. Watson currently has a number of U.S. and foreign patents issued and pending. However, if Watson's patent applications are not approved, or, if approved, if such patents are not upheld in a court of law, it may reduce Watson's ability to competitively exploit its patented products. Also, such patents may or may not provide competitive advantages for their respective products or they may be challenged or circumvented by competitors, in which case the company's ability to commercially exploit these products may be diminished.

         Watson also relies on trade secrets and proprietary know-how that Watson seeks to protect, in part, through confidentiality agreements with its partners, customers, employees and consultants. It is possible that these agreements will be breached or that they won't be enforceable in every instance, and that Watson will not have adequate remedies for any such breach. It is also possible that Watson's trade secrets will become known or independently developed by competitors.

From time to time Watson may need to rely on licenses to proprietary technologies, which may be difficult or expensive to obtain.

         Watson may need to obtain licenses to patents and other proprietary rights held by third parties to develop, manufacture and market products. If Watson is unable to timely obtain these licenses on commercially reasonable terms, Watson's ability to commercially exploit its products may be inhibited or prevented.

Patent, trademark and copyright litigation is becoming more widespread and can be expensive and may delay or prevent entry of Watson's products, especially generics, into the market.

         Litigation concerning patents, trademarks, copyrights and proprietary technologies can be protracted and expensive. Additionally, pharmaceutical companies with patented brand products are increasingly suing companies that produce off-patent generic forms of their patented brand name products for alleged patent and/or copyright infringement or other violations of intellectual property rights which may delay or prevent the entry of such a generic product into the market. Since a large part of Watson's business involves the marketing and development of off-patent products, there is a risk that such a brand company may sue us for alleged patent, trademark and/or copyright infringement or other violations of intellectual property rights. For example, upon Watson's August 1999 launch of its Nicotine Polacrilex Gum, which is the generic equivalent to SmithKline Beecham Consumer Healthcare's Nicorette(R) Gum, which is used as an aid to smoking cessation, SmithKline Beecham served Watson with a lawsuit alleging that the user guide and audiocassette included with Watson's gum product infringed SmithKline Beecham's copyrights. Following the filing of the lawsuit by SmithKline Beecham, the U.S. District

Court for the Southern District of New York issued a preliminary injunction enjoining Watson, during the pendency of the lawsuit, from selling or shipping its Nicotine Polacrilex Gum with a user guide or audiocassette that is "strikingly or substantially" similar to SmithKline Beecham's User Guide and Audiocassette. The Court also ordered Watson to recall any such product it had previously shipped to customers. Subsequently, the District Court dissolved the preliminary injunction to allow Watson to ship and sell its nicotine gum products with a revised user's guide and audiotape. SmithKline Beecham appealed the decision of the District Court to the U.S. Court of Appeals for the Second Circuit. On April 4, 2000, the Court of Appeals issued its decision, affirming the District Court's decision dissolving the injunction. The Court of Appeals also held that Smithkline Beecham's copyright claim was meritless, and directed dismissal of the complaint. Smithkline Beecham has filed a petition seeking review of the Court of Appeal's decision by the U.S. Supreme Court. Such litigation or other similar litigation may be costly and time consuming, and could result in a substantial delay or prevention of the introduction of Watson's products, any of which could have a material adverse effect on its business, financial condition or results of operations.

As a part of its business strategy Watson plans to continue making acquisitions of businesses. Inherent in this practice is a risk that Watson may experience difficulty integrating the businesses of companies that it has acquired into its operations, which would be disruptive to its management and operations.

         The merger of two companies involves the integration of two businesses that have previously operated independently. Difficulties encountered in integrating two businesses could have a material adverse effect on the operating results or financial condition of the combined company's business. As a result of uncertainty following a merger and during the integration process, Watson could experience disruption in its business or employee base. There is also a risk that key employees of a merged company may seek employment elsewhere, including with competitors. If Watson and a merger partner are not able to successfully blend their products and technology to create the advantages that the merger is intended to create, it may affect Watson's results of operations, its ability to develop and introduce new products and the market price of Watson's shares. Further, there may be overlap between the products or customers of Watson and the merged company that may create conflicts in relationships or other commitments detrimental to the integrated businesses.

         In addition, as a result of acquiring businesses or entering into other significant transactions, Watson has experienced, and will likely continue to experience, significant charges to earnings for merger and related expenses that may include transaction costs, closure costs or acquired in-process research and development charges. These costs may include substantial fees for investment bankers, attorneys, accountants and financial printing costs and severance and other closure costs associated with the elimination of duplicate or discontinued products, operations and facilities. These charges could have a material adverse effect on the results of operations for particular quarterly or annual periods, however Watson would not expect such charges to have a material adverse effect upon its financial condition.

If Watson is unable to obtain sufficient supplies from key suppliers that in some cases may be the only source of finished products or raw materials, then Watson's ability to deliver its products to the market may be impeded.

         Some materials used in Watson's manufactured products, and some products sold by Watson, are currently available only from sole or limited suppliers. This includes products that have historically accounted for a significant portion of Watson's revenues. In the event an existing supplier should lose its regulatory status as an approved source, Watson would attempt to locate a qualified alternative; however, it may be unable to obtain the required components or products on a timely basis or at commercially reasonable prices. From time to time, certain of Watson's outside suppliers have experienced regulatory or supply-related difficulties that have inhibited their ability to deliver products to Watson. To the extent such difficulties cannot be resolved within a reasonable time, and at reasonable cost, the resulting delay could have a material adverse effect on Watson. Watson's arrangements with foreign suppliers are subject to certain additional risks, including the availability of government clearances, export duties, political instability, currency fluctuations and restrictions on the transfer of funds.

         For example, Rhone-Poulenc Rorer, Inc. and its affiliates, or RPR, were Watson's sole supplier of Dilacor XR(R) and its generic equivalent, diltiazem. In this regard, RPR agreed to supply Watson with all of its requirements for Dilacor XR(R) and its generic equivalent through June 2000. For this purpose, RPR designated as its contract manufacturer Centeon LLC. In August 1998, Centeon ceased its manufacturing operations after an FDA inspection. Since that time, Centeon has not manufactured any Dilacor XR(R) or its generic equivalent. RPR's failure to provide Watson with an adequate and reliable supply of generic diltiazem caused Watson's customers to seek generic diltiazem from its competitors. It is generally commercially impracticable to regain lost market share for a generic product. Although Watson has subsequently negotiated a new supply agreement for Dilacor XR(R) with a new supplier, under the pricing structure in that agreement, it is not commercially practicable to obtain generic diltiazem from that manufacturer. As a result, Watson does not anticipate any further sales of generic diltiazem. On August 4, 1999, Watson filed suit against RPR and certain of its affiliates for their failure to fulfill supply obligations to the company for Dilacor XR(R) and its generic equivalent, among other claims. In late 1999, RPR and its affiliates merged with Hoechst Marion Roussel, Inc. and its affiliates to form Aventis. Watson is unable to predict the likelihood of the outcome of the litigation against RPR.

The testing, marketing and sale of Watson's products involves the risk of product liability claims by consumers and other third parties, and insurance against such potential claims is expensive.

         The design, development and manufacture of Watson's products involve an inherent risk of product liability claims and associated adverse publicity. Insurance coverage is expensive and may be difficult to obtain, and may not be available in the future on acceptable terms, or at all. Although Watson currently maintains product liability insurance for its products in the amounts it believes to be commercially reasonable, if the coverage limits of these insurance policies are not adequate, a claim brought against Watson, whether covered by insurance or not, could have a material adverse effect upon Watson's financial condition and/or results of operations.

RISKS RELATING TO SCHEIN

Schein may experience significant fluctuations in its operating results.

         During the past three years, Schein's results of operations have fluctuated materially on both an annual and a quarterly basis. These fluctuations have resulted from several factors, including, among others, the timing of introductions of new products by Schein and its competitors, the timing of receipt of patent settlement revenues, Schein's dependence on a limited number of products, the impact of regulatory compliance initiatives, including the use of independent experts, and the restructuring charges associated with the Steris and Marsam facilities. Schein believes that it will continue to experience fluctuations in net revenues, gross profit and net income as a result of, among other things, the timing of regulatory approvals and market introduction of new products by Schein and its competitors, downward pressure on pricing for generic products available from multiple approved sources, Schein's compliance with the consent agreement and the implementation of the Steris corrective action plan and the Marsam corrective action plan.

Schein is very dependent on the commercial success of its branded business.

         Schein derives and is expected to continue to derive a significant portion of its revenues and gross profit from its branded business, which is currently comprised of two branded products that it is marketing, INFeD (iron dextran injection, USP) and Ferrlecit (sodium ferric gluconate complex in sucrose injection). INFeD, Schein's first branded product, was introduced in 1992. Ferrlecit is a next generation injectable iron product that was launched in June 1999. Schein is currently migrating its INFeD customers to Ferrlecit.

         Net revenues from the branded business in 1999 were $137.3 million, or 29%, of Schein's total net revenues, with gross profit from its branded products as a percentage of total gross profit being greater than gross profit from its generic products. INFeD is manufactured at Schein's Steris facility, which is operating under the consent agreement. Schein resumed shipment of newly manufactured lots of INFeD in March 1999. These lots must undergo certification by independent experts prior to commercial distribution. Schein's future results of operations depend upon its ability to continue the manufacturing of INFeD and the implementation of the Steris corrective action plan. Any material decline in revenues or gross profit from its branded business could have a material adverse effect on Schein's business, results of operations and financial condition.

Sales of INFeD and Ferrlecit are dependent on third-party reimbursement.

         INFeD and Ferrlecit are drugs indicated for use in hemodialysis patients receiving erythropoetin. Pharmaceuticals for this patient population are covered under a special federal reimbursement program administered by the Health Care Financing Administration, or HCFA. The use of pharmaceuticals in hemodialysis patients is highly dependent on reimbursement by HCFA. Currently, HCFA has authorized national reimbursement coverage for INFeD. Schein continues to work with HCFA and HCFA's regional intermediaries to establish national and interim reimbursement coverage for Ferrlecit. Under a new HCFA review process, Schein received a decision memorandum supporting national coverage in May 2000. There can be no assurance that HCFA will authorize reimbursement for utilization of Ferrlecit or the timing of HCFA's reimbursement decision. Currently, several of HCFA's regional intermediaries provide reimbursement for either full or restricted utilization of Ferrlecit.

If Schein is unsuccessful in developing and commercializing its products, its business, financial condition and results of operations could be materially adversely affected.

         Schein's results of operations depend, to a significant extent, upon its ability to develop and commercialize new pharmaceutical products in response to the competitive dynamics within the pharmaceutical industry. Generally, following the expiration of patents and any other market exclusivity periods for branded drugs, the first pharmaceutical manufacturers to successfully market generic equivalents of such drugs achieve higher revenues and gross profits from the sale of such generic drugs than do later market entrants. As competing generic equivalents reach the market, selling price, unit sales volume and profit margin of the earliest generic versions often decline significantly. For these reasons, Schein's ability to achieve overall growth in revenues and profitability depends on its being among the first companies to introduce new generic products. No assurance can be given that any of the drugs in its pipeline will be successfully developed or approved by the FDA, will be among the first to the market or will achieve significant revenues and profitability.

Government actions in connection with third-party reimbursement programs may adversely affect Schein's business.

         Recently, there has been enhanced political attention and governmental scrutiny at the federal and state levels of the prices paid or reimbursed for pharmaceutical products under Medicaid, Medicare and other government programs. In November 1999, Schein was informed by the U.S. Department of Justice that it, along with several other pharmaceutical companies, is a defendant in a qui tam action brought in 1995 under the U.S. False Claims Act currently pending in the Federal District Court for the Southern District of Florida. As of July 10, 2000, Schein has not been served in this action. A qui tam action is a civil lawsuit brought by an individual for an alleged violation of a federal statute, in which the Department of Justice has the right to intervene and take over the prosecution of the lawsuit at its option. The Department of Justice has not yet intervened in that action. Pursuant to applicable federal law, the qui tam action is under seal and no details are available concerning the name of the plaintiff, the various theories of liability or the amount of damages sought from any of the defendants. Based on industry information, Schein believes that the matter relates to whether allegedly improper price reporting by pharmaceutical manufacturers led to increased payments by Medicare and/or Medicaid. The qui tam action may seek to recover damages from Schein based on its price reporting practices and, if successful, could adversely affect Schein. Schein has also received notices or subpoenas from the attorneys general of various states including Florida, Illinois, Massachusetts, Nevada, New York and Texas indicating investigations and possible lawsuits relating to pharmaceutical pricing issues and whether allegedly improper efforts by pharmaceutical manufactures led to increased payments by Medicare and/or Medicaid. Other state and federal inquiries regarding pricing and reimbursements issues are anticipated. Any actions which may be instituted to recover damages from Schein based on its price reporting practices, if successful, could adversely affect Schein. Any significant limitation in government or third party reimbursement practices could adversely affect Schein.

Schein is dependent on the success of its patent litigation.

         A significant portion of Schein's revenues and gross profit has been derived from generic versions of branded drug products covered by patents Schein has challenged under the Drug Price Competition and Patent Restoration Act of 1984, or the Waxman-Hatch Act. In several successful proceedings, Schein had been advised and represented by an independent patent attorney, whose involvement has been substantial, and who no longer is involved in Schein's patent challenge efforts. Recently, the Federal Trade Commission has increased its investigation of, and, under certain circumstances, enforcement actions against, settlements of patent litigation between makers of branded and generic pharmaceuticals. There can be no assurance Schein will successfully complete the development of any additional products involving patent challenges, succeed in any pending or future patent challenges or, if successful, receive significant revenues and gross profit from the products covered by successfully challenged patents.

Schein is dependent on collaborations with third parties.

         Schein actively pursues strategic collaborations with other companies through which it gains access to dosage forms, proprietary drug delivery technology, specialized formulation capabilities and active pharmaceutical ingredients. Schein relies on its collaborative partners for a number of functions, including product formulation, approval and supply. There can be no assurance these products will be successfully developed or that Schein's partners will perform their obligations under these collaborative arrangements. Further, there can be no assurance that Schein will be able to enter into future collaborative arrangements on favorable terms, or at all. Even if Schein enters into such collaborative arrangements, there can be no assurance that any such arrangement will be successful.

Schein does not manufacture the active pharmaceutical ingredients used in the preparation of its products and is dependent on one supplier for the active ingredient used in the manufacture of INFeD.

         The principal components of Schein's products are active and inactive pharmaceutical ingredients. Schein does not manufacture the active pharmaceutical ingredients used in the preparation of its products. Instead, Schein purchases these active pharmaceutical ingredients from both domestic and international sources. The FDA requires pharmaceutical manufacturers to identify in their drug applications the supplier(s) of all the raw materials for its products. If raw materials for a particular product become unavailable from an approved supplier specified in a drug application, any delay in the required FDA approval of a substitute supplier could interrupt manufacture of the product. The qualification of a new supplier could materially and adversely affect Schein's profit margins and market share for the product, as well as delay Schein's development and marketing efforts. To the extent practicable, Schein attempts to identify more than one supplier in each drug application. However, many raw materials are available only from a single source and, in many of Schein's drug applications, only one supplier of raw materials has been identified, even in instances where multiple sources exist. For example, currently, Schein has only one source for the active ingredient used in the manufacture of INFeD. Any interruption of supply could have a material adverse effect on Schein's ability to manufacture its products. In addition, Schein obtains a significant portion of its raw materials from foreign suppliers. Arrangements with international raw material suppliers are subject to, among other things, FDA regulation, various import duties and other government clearances. Acts of governments outside the United States may affect the price or availability of raw materials needed for the development or manufacture of generic drugs. In addition, recent changes in patent laws in jurisdictions outside the United States may make it increasingly difficult to obtain raw materials for research and development prior to the expiration of the applicable U.S. patents. There can be no assurance that Schein will establish or, if established, maintain good relationships with its suppliers or that such suppliers will continue to supply ingredients in conformity with legal or regulatory requirements.

Schein faces a risk of product liability claims and may not be able to obtain adequate insurance.

         The testing, manufacture and distribution of pharmaceutical products involve a risk of product liability claims and the adverse publicity that may accompany such claims. Schein is a defendant in a number of product liability cases, the outcome of which Schein believes should not have a material adverse effect on Schein's business, results of operations or financial condition. Although Schein maintains what it believes to be an adequate amount of product liability insurance coverage, there can be no assurance that Schein's existing product liability insurance will cover all current and future claims or that Schein will be able to maintain existing coverage or obtain, if it determines to do so, insurance providing additional coverage at reasonable rates. No assurance can be given that one or more of the claims arising under any pending or future product liability cases, whether or not covered by insurance, will not have a material adverse effect on Schein's business, results of operations or financial condition.


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
                                  THE COMPANIES

WATSON

         Watson is a corporation organized and existing under the laws of the State of Nevada. Its principal offices are located at 311 Bonnie Circle, Corona, California 92880. Watson is a pharmaceutical company primarily engaged in the development, production, marketing and distribution of both branded and off-patent pharmaceutical products. It was incorporated in January 1985, and has grown, through internal product development and synergistic acquisitions of products and businesses, into a diversified specialty pharmaceutical company that currently markets over 100 branded and off-patent products. Watson is also engaged, both internally and under collaborative agreements with other parties, in the development of advanced drug delivery systems primarily designed to enhance therapeutic benefits of pharmaceutical products.

WS ACQUISITION CORP.

         WS Acquisition Corp. is a newly incorporated corporation organized and existing under the laws of the State of Delaware. WS Acquisition Corp. was organized in connection with the tender offer and the merger and has not carried out any activities other than in connection with the tender offer and the merger. The principal offices of WS Acquisition Corp. are located at 311 Bonnie Circle, Corona, California 92880. WS Acquisition Corp. is a wholly owned subsidiary of Watson.

SCHEIN

         Schein is a corporation organized and existing under the laws of the State of Delaware with its principal executive offices located at 100 Campus Drive, Florham Park, New Jersey 07932. Schein develops, manufactures and markets a broad line of generic products and has a significant branded business. The Schein product line includes both solid dosage and sterile dosage generic products, and Schein is also developing a line of specialty branded pharmaceuticals. The brand products group at Schein is focused on developing and commercializing proprietary pharmaceutical products in niche therapeutic areas, and has developed an expertise in the management of iron deficiency and pharmaceutical products related to the management of anemia in nephrology.

                   THE SPECIAL MEETING OF SCHEIN STOCKHOLDERS

DATE, TIME AND PLACE

         The special meeting of Schein stockholders will be held on [________], 2000, at the principal executive offices of Schein located at 100 Campus Drive, Florham Park, New Jersey 07932 commencing at [______A.M.] local time. We are sending this proxy statement/prospectus to you in connection with the solicitation of proxies by the Schein board of directors for use at the Schein special meeting and any adjournments or postponements of the special meeting.

PURPOSE OF THE SPECIAL MEETING

         The purpose of the special meeting is to consider and vote upon a proposal to approve and adopt the merger agreement and to transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

RECOMMENDATION OF SCHEIN'S BOARD OF DIRECTORS

         THE SCHEIN BOARD OF DIRECTORS HAS CONCLUDED THAT THE PROPOSAL TO ADOPT THE MERGER AGREEMENT IS ADVISABLE AND IN THE BEST INTERESTS OF SCHEIN AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED AND ADOPTED THE PROPOSAL. ACCORDINGLY, THE SCHEIN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ALL SCHEIN STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

RECORD DATE AND VOTING POWER

         Only holders of record of Schein common stock at the close of business on the record date, [_________], 2000, are entitled to notice of, and to vote at, the special meeting. There were approximately [____] holders of record of Schein common stock at the close of business on the record date, with [_________] shares of Schein common stock issued and outstanding. Each share of Schein common stock entitles the holder thereof to one vote on each matter submitted for stockholder approval.

VOTING AND REVOCATION OF PROXIES

         All properly executed proxies that are not revoked will be voted at the special meeting and at any adjournments or postponements of the special meeting in accordance with the instructions contained in the proxy. If a holder of Schein common stock executes and returns a proxy and does not specify otherwise, the shares represented by the proxy will be voted "for" adoption of the merger agreement in accordance with the recommendation of the Schein board of directors. A Schein stockholder who has executed and returned a proxy may revoke it at any time before it is voted at the special meeting by executing and returning a proxy bearing a later date, filing written notice of revocation with the Secretary of Schein stating that the proxy is revoked or attending the special meeting and voting in person.

REQUIRED VOTE

         The presence, in person or by proxy, at the special meeting of the holders of a majority of the shares of Schein common stock outstanding and entitled to vote at the special meeting is necessary to constitute a quorum at the meeting. The affirmative vote of the holders of a majority of the shares of Schein common stock outstanding as of the record date is required to approve and adopt the merger agreement. In determining whether the merger agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote against the approval and adoption of the merger agreement.

         As of the record date of the special meeting, Watson, through its subsidiary WS Acquisition Corp., owned approximately 26,068,469 of the outstanding shares of common stock of Schein, which comprised approximately 77.8% of the shares entitled to vote. Therefore, Watson has sufficient voting power to constitute a quorum and to approve all matters to be considered at the special meeting of Schein stockholders, regardless of the vote of any other stockholder. Watson has agreed to vote all shares of Schein common stock owned by it or its affiliates in favor of adoption of the merger agreement.

SOLICITATION OF PROXIES

         In addition to solicitation by mail, the directors, officers, employees and agents of Schein may solicit proxies from Schein stockholders by personal interview, telephone, telegram or otherwise. Schein will bear the costs of the solicitation of proxies from its stockholders. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of Schein common stock for the forwarding of solicitation materials to the beneficial owners of Schein common stock. Schein will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials. D. F. King & Co., Inc. will assist in the solicitation of proxies from Schein stockholders for a fee of approximately $7,500 plus reasonable out-of-pocket expenses.

OTHER MATTERS

         At the date of this proxy statement/prospectus, the Schein board of directors does not know of any business to be presented at the special meeting other than as set forth in the notice accompanying this proxy statement/prospectus. If any other matters should properly come before the special meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.


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
                                   THE MERGER

GENERAL DESCRIPTION OF THE MERGER

         Subject to the conditions set forth in the merger agreement, WS Acquisition Corp. will be merged into Schein, the separate corporate existence of WS Acquisition Corp. will cease and Schein will continue as the surviving corporation.

         The merger will become effective when a certificate of merger is duly filed with the Secretary of State of the State of Delaware, or at such other time specified in the certificate of merger as Watson and Schein shall agree.

         The merger agreement provides that the directors of WS Acquisition Corp. immediately prior to the effective time of the merger will be the initial directors of the surviving corporation and that the officers of Schein immediately prior to the effective time of the merger will be the initial officers of the surviving corporation. The merger agreement also provides that the certificate of incorporation of Schein as in effect immediately prior to the effective time of the merger, as amended to change the authorized number of shares of capital stock to 1,000 shares of common stock, shall be the certificate of incorporation of the surviving corporation. The merger agreement further provides that the bylaws of Schein as in effect immediately prior to the effective time of the merger will be the bylaws of the surviving corporation.

BACKGROUND

         The terms and conditions of the merger agreement, the tender offer and the merger are the result of arm's length negotiations between Watson and Schein. Set forth below is a summary of the background of these negotiations and certain related matters preceding these negotiations.

         During the course of the Schein board of directors fiscal 1999 strategic review of Schein's operating and financial performance and future prospects, the Schein board of directors discussed with Schein's senior management possible courses of action for Schein to achieve growth in revenues and profitability and to maximize stockholder value. During the first half of 1999, Schein had preliminary discussions with other companies regarding possible combinations with or acquisitions by Schein.

         In July 1999, Schein engaged Evercore Healthcare Capital, LLC, or Evercore, as a financial advisor to assist Schein in the analysis, consideration and execution of various financial and strategic alternatives for Schein as a whole or its branded or generic businesses independently. Evercore assisted Schein in its evaluation of several potential acquisition and business combination transactions, including exploring potential sources of financing for the transactions. None of these transactions were completed, having been terminated or abandoned at different stages in their consideration.

         In September 1999, Schein was contacted by a major pharmaceutical company inquiring whether Schein would consider selling its injectable iron branded business. Following a November 18, 1999 board of directors meeting at which the Schein board of directors discussed, among other things, strategic alternatives for Schein, Schein began providing information concerning its injectable iron branded business to several major pharmaceutical companies pursuant to confidentiality agreements. In late December 1999 and mid-January 2000, two of these companies expressed preliminary interest in acquiring Schein's injectable iron branded business.


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
         In early December 1999, Schein's senior management met with representatives of two stockholders of Schein, Marvin Schein and Irving Shafran. These two stockholders, who together control approximately 50% of the outstanding shares of Schein common stock, communicated their desire to see Schein sold in its entirety to a third party, and expressed a preference for a cash transaction.

         In mid-January 2000, Schein retained CIBC World Markets, together with Evercore, to assist Schein in evaluating, structuring and negotiating a possible sale of, or business combination or similar transaction involving, Schein or its branded or generic businesses. At a meeting held on January 18, 2000, the Schein board of directors reviewed with Evercore and CIBC World Markets a process for exploring alternatives to enhance stockholder value, including a possible sale of, or business combination or similar transaction involving, Schein or its branded or generic businesses. At that meeting, the Schein board of directors was advised that Bayer Corporation, which controlled approximately 24.6% of the outstanding shares of Schein common stock, had indicated a willingness to sell its interest in Schein at an appropriate price.

         In January and February 2000, Schein, assisted by CIBC World Markets and Evercore, identified and contacted parties that might be interested in considering either acquiring or entering into a business combination or similar transaction with Schein. As part of this initial phase of contacts, Watson was contacted in February 2000. During January and February 2000, Schein entered into confidentiality agreements with sixteen parties, including Watson, that expressed interest in pursuing a possible transaction with Schein. The confidentiality agreements signed by these parties contained customary "standstill" provisions prohibiting these parties from acquiring securities of Schein, engaging in a proxy contest with respect to representation on the Schein board of directors and taking similar actions without the prior consent of Schein.

         Beginning in January and continuing through early March 2000, Schein permitted twelve of the interested parties that had entered into confidentiality agreements, including Watson and the two companies that had previously expressed a preliminary interest in acquiring Schein's injectable iron branded business, to conduct preliminary due diligence investigations of Schein. The due diligence investigations included reviewing documents and other written materials relating to Schein's business and attending business presentations by Schein's senior management. At various meetings of the Schein board of directors held from January through March 2000, Schein's senior management and financial advisors met with the Schein board to discuss the status of the ongoing process of exploring alternatives for Schein.

         On March 9, 2000, a letter was sent on behalf of Schein to each of the twelve interested parties that had signed a confidentiality agreement with Schein, including Watson, seeking from each of them by March 20, 2000 a proposal for acquiring Schein or one or more of its businesses. The letter, which was accompanied by a form of merger agreement that provided for a two-step acquisition of Schein pursuant to a cash tender offer for all of the shares of Schein common stock followed by a second-step cash merger for any shares of Schein common stock not tendered in the tender offer, stated that Schein would evaluate any competing proposals received from the interested parties on the basis of not only purchase price but also on the possible effect that revisions to the form of merger agreement proposed by each interested party would have on the timing and likelihood of completing a transaction.

Between March 10 and March 21, 2000, Schein received proposals from eight interested parties, including a proposal from Watson dated March 20, 2000, with respect to acquiring Schein or one of Schein's businesses. Watson's initial proposal provided for the acquisition of all outstanding shares of Schein common stock for $20.00 per share of Schein common stock in a cash tender offer followed by a second-step cash merger, also at $20.00 per share of Schein common stock. Watson's proposal was subject to certain conditions, including satisfactory completion of Watson's ongoing due diligence investigation of Schein and a condition that Watson would not be obligated to complete the transaction unless 75% of the outstanding shares of Schein common stock on a fully diluted basis were tendered. As an expression of Watson's desire to complete an acquisition of Schein, Watson's proposal also indicated that Watson would be willing to extend to Schein a credit facility of up to $20 million to meet Schein's immediate working capital needs during the period prior to the completion of the acquisition.

         On March 25, 2000, the Schein board of directors met with Schein's senior management and financial advisors to review the proposals received and to discuss negotiation strategies, possible transaction structures and timing.

         Thereafter, interested parties were requested to submit final proposals for a possible transaction with Schein by April 10, 2000. From late March through early April 2000, Schein provided additional due diligence materials to, and had ongoing discussions related to due diligence matters with, the eight interested parties, including Watson. During this period, Watson's senior management continued to evaluate the merits of a proposed acquisition of Schein.

         Between April 6 and April 13, 2000, Schein received proposals from five of the remaining eight interested parties. Four of the proposals were for the acquisition of the entire company, while the fifth proposal was for the acquisition of only a portion of the company. Two of the four proposals for the acquisition of the entire company contemplated the acquisition of the company for cash pursuant to a cash tender offer, followed by a second-step cash merger, one of the proposals contemplated a cash merger and the other proposal contemplated a stock-for-stock merger.

         The Watson proposal provided for the acquisition of all outstanding shares of Schein common stock for $21.50 per share of Schein common stock in a cash tender offer followed by a second-step cash merger, also for $21.50 per share of Schein common stock, and again provided for the extension of a $20 million interim credit facility to Schein. Watson's proposal was subject to certain conditions, including that a number of significant stockholders of Schein sign agreements under which such significant stockholders would be obligated to tender their shares of Schein common stock and satisfactory completion by Watson of its ongoing due diligence investigation of Schein.

         The other tender offer proposal provided for the acquisition of all outstanding shares of Schein common stock for $22.00 per share of Schein common stock in a cash tender offer followed by a second-step cash merger, also for $22.00 per share of Schein common stock. Both Watson and the other tender offer bidder also provided Schein with proposed revisions to the form of merger agreement provided to them on March 9, 2000.

         The cash merger bidder's proposal provided for a merger in which each share of Schein common stock would be converted into the right to receive $20.50. Furthermore, the cash merger bidder's proposal was subject to a financing contingency.

         The stock-for-stock bidder's proposal provided for a merger in which each share of Schein common stock would be converted into stock of such bidder having a value of $25.00 per share of Schein common stock, assuming the merger would be accounted for as a pooling of interests. This proposal also provided for a collar, which would have the effect of protecting the stock-for-stock bidder and the Schein stockholders, within certain limits, from market risks associated with change in the price of the stock-for-stock bidder's stock during the period between the signing of a definitive merger agreement and the completion of the merger. If, however, the bidder's stock price exceeded the upper limits of the collar, the value of the consideration to be received by the Schein stockholders would be increased by a portion of the increase in the value of the bidder's stock, but if the other bidder's stock price exceeded the upper limits of the collar by more than a specified amount, the value of the consideration to be received by the Schein stockholders would be capped. If the other bidder's stock price fell below the lower limit of the collar, the value of the consideration to be received by the Schein stockholders would be decreased by a portion of the decrease in value of the bidder's stock until a certain threshold was reached, after which the value of the consideration to be received by the Schein stockholders would decrease in direct proportion to the decrease in the stock price.

         On April 14, 2000, the Schein board of directors again met with Schein's senior management, financial advisors and legal counsel to review the five acquisition proposals received and to discuss transaction structures and timing. Of these five proposals, the Schein board of directors, based on an analysis of a number of factors, including the proposed amount and form (e.g., cash, stock, etc.) of purchase price being offered, the likelihood that the proposed transaction would actually be completed, and the speed at which a proposed transaction would be completed, considered most favorably, and focused its attention on, the cash tender offer proposals made by Watson and one of the other four bidders.

         During the week of April 17, 2000, Schein sent a revised form of merger agreement to Watson and the other cash tender offer bidder reflecting Schein's response to their comments on the March 9 form of merger agreement. Schein's response included a request that bidders provide a $40 million interim credit facility to Schein. Watson's senior management reviewed the revised form of merger agreement with Bear Stearns & Co. Inc., Watson's financial advisor, and Cooley Godward LLP, Watson's outside legal counsel, and thereafter informed Schein that Watson desired to remain in the bidding process while Watson conducted further due diligence.

         On April 24, 2000, Marvin Schein, Irving Shafran and related parties commenced litigation against Schein and certain of its directors and officers seeking, among other things, to gain a number of seats on Schein's board of directors. The action was settled on May 2, 2000, with, among other things, Messrs. Schein and Shafran being elected to Schein's board of directors.

         In early May 2000, the other cash tender offer bidder indicated that it was no longer interested in acquiring Schein. Schein continued making due diligence materials available to Watson and the bidder that had proposed to acquire Schein pursuant to a stock-for-stock merger. Schein, through its senior management, financial advisors and legal counsel, separately commenced negotiations of definitive merger agreements with Watson and the other bidder, which negotiations continued through the first three weeks of May 2000.

         On May 5, 2000, at the request of the stock-for stock bidder and in order to induce such bidder to continue negotiations with Schein, Schein agreed with such bidder not to enter into a definitive merger agreement with another party before the close of business on May 12, 2000, although Schein was not prohibited from continuing its negotiations with other parties. During the week of May 8, 2000, Schein sent a revised form of merger agreement to such bidder, reflecting Schein's response to such bidder's comments to the form of merger agreement previously provided.

         On May 10, 2000, Schein's senior management, financial advisors and legal counsel met with Watson's senior management, financial advisor and legal counsel to discuss open due diligence items and to negotiate a definitive form of merger agreement. During the course of such negotiations, Schein indicated to Watson that the Watson proposal, which included several conditions to the completion of the transaction, did not provide sufficient certainty that the transaction would be completed. At the conclusion of the meeting, Watson advised Schein that Watson would provide Schein with a revised proposal.

         On May 11, 2000, as a result of information obtained by Watson during its ongoing due diligence investigation and after consultation with its financial advisor, Watson delivered a revised proposal of $17.00 per share of Schein common stock in a cash tender offer followed by a second-step cash merger, also at $17.00 per share of Schein common stock.

         Watson's revised proposal indicated that it was contingent upon, among other things, Watson getting greater comfort with regard to certain aspects of Watson's due diligence review. Watson also provided Schein with a revised form of merger agreement that attempted to address some of the concerns expressed by Schein relating to the conditions to the completion of the acquisition set forth in Watson's prior proposal.

         On May 11 and May 12, 2000, Schein's senior management, financial advisors and legal counsel met with the stock-for-stock bidder's management, financial advisor and legal counsel to discuss open due diligence items and to negotiate a form of merger agreement. The stock-for-stock bidder revised its proposal to provide for a merger in which each share of Schein common stock would be converted into stock of such bidder having a value of between $18.00 and $20.00 per share of Schein common stock if the merger was accounted for as a purchase, and $25.00 per share of Schein common stock if the merger was accounted for as a pooling of interests. The stock-for-stock bidder's revised proposal was subject to a collar similar to the one presented in its prior proposal; however, the revised proposal also provided that if such bidder's stock price fell to a certain level below the collar, Schein could terminate the merger agreement, unless the other bidder increased the aggregate value of the stock offered to Schein's stockholders so that the value was greater than the aggregate value at which Schein would have had the right to terminate the merger agreement.

         On May 12, 2000, the stock-for-stock bidder revised its proposal to $21.00 per share of Schein common stock in such bidder's stock if the merger was accounted for as a purchase, and $24.00 per share of Schein common stock in such bidder's stock if the merger was accounted for as a pooling of interests. This proposal contained collar provisions similar to those presented in such bidder's May 11 proposal, but eliminated the potential increase in the value per share that would have accrued to Schein's stockholders if the value of such bidder's stock increased between signing of a merger agreement and the completion of the merger.

         On May 13, 2000, legal counsel for Schein met with legal counsel for the stock-for-stock bidder to continue to negotiate a form of merger agreement.

         On May 15, 2000, Watson, after further review of available due diligence materials and consultation with Watson's financial advisor and legal counsel, revised its proposal to $19.00 per share of Schein common stock in a cash tender offer followed by a second-step cash merger, also at $19.00 per share of Schein common stock, and eliminated many of the remaining conditions to the completion of the acquisition. The Schein board of directors viewed the revised Watson proposal as providing certain advantages over the proposal of the stock-for-stock bidder. These advantages included the cash tender offer element of the proposal, which would enable those Schein stockholders who desired to do so to receive cash for their shares of Schein common stock in a relatively short period of time as compared with the longer period of time associated with the merger structure contemplated by the stock-for-stock bidder's proposal.

         Notwithstanding these advantages, however, the Schein board of directors concluded that the purchase price proposed by Watson was not acceptable.

         On May 19, 2000, Watson notified Schein that Watson would restructure its proposal to provide for $19.00 per share of Schein common stock in a cash tender offer for all shares of Schein common stock, followed by a second-step merger involving up to $23.00 per share of Schein common stock in Watson stock. The revised proposal was structured such that if less than 80% of the outstanding capital stock of Schein, assuming that stock options and warrants were exercised on a "net exercise" basis, was tendered for cash, the value of the Watson stock in the second-step merger would be reduced below $23.00 per share of Schein common stock. The revised proposal also contemplated that (i) there would be a collar on Watson's stock price, similar to the collar that was ultimately included in the final merger agreement, (ii) in the second-step merger, Watson would provide Schein stockholders with consideration having a value of at least $19.00 per share of Schein common stock, and (iii) promptly after the signing of a definitive merger agreement, Watson would, as requested by Schein, increase to $40 million the amount of the credit facility Watson had previously offered to provide to Schein to assist it in meeting its immediate working capital needs.

         During the period beginning on May 17 and continuing through May 24, 2000, representatives of Schein and representatives of Watson, together with their respective financial advisors and legal counsel, held extensive negotiations regarding the purchase price of the proposed transaction as well as the terms and conditions of the merger agreement. In addition, during this period, Watson's legal counsel, Schein's legal counsel and legal counsel for certain significant stockholders of Schein, held extensive negotiations regarding the stockholder agreements that Watson was requiring be signed by certain significant stockholders of Schein.

         During the period beginning May 17 and continuing through May 22, 2000, negotiations regarding purchase price and the terms and conditions of a proposed merger agreement and stockholder agreements continued between Schein and the stock-for-stock bidder.

         On May 20, 2000, the Watson board of directors held a meeting to discuss the proposed terms and conditions of the merger agreement and to evaluate the strategic opportunities presented by the proposed merger. Members of Watson's senior management, Watson's financial advisor and Watson's legal counsel were present at that meeting. Members of the Watson board of directors inquired as to the results of the due diligence efforts undertaken by Watson's senior management as well as the potential benefits and risks to Watson of the proposed transaction. Watson's financial advisor discussed with the board its financial analysis of the proposed transaction and Watson's legal counsel discussed with the board certain legal matters relating to the proposed transaction. At the conclusion of the board meeting, the Watson board of directors authorized Watson's senior management to continue to negotiate the merger agreement and related agreements with Schein.

         The Watson board of directors held a further meeting with Watson's senior management, financial advisor and legal counsel on May 21 to continue to discuss the proposed transaction. At the May 21 meeting, after extensive discussion of the proposed transaction, Bear Stearns & Co. Inc. provided the Watson board of directors with an oral opinion that, based upon certain assumptions and qualifications, the proposed consideration being offered by Watson to Schein's stockholders was fair, from a financial point of view, to Watson. The Watson board of directors then voted unanimously to approve the merger agreement at the $19.00/$23.00 price structure described above and the transactions contemplated by the merger agreement, subject to the satisfactory completion of final negotiations on the other terms of the merger agreement.

         On May 21, 2000, the stock-for-stock bidder revised its proposal to $24.00 per share of Schein common stock in such bidder's stock, regardless of the accounting treatment of the proposed merger. This proposal preserved many of the features of the collar provisions presented in such bidder's May 12 proposal, as well as Schein's termination right if the value of such bidder's stock declined substantially.

         In addition, on May 22, 2000, the stock-for-stock bidder advised Schein that it would not continue negotiations unless Schein agreed to negotiate exclusively with it. Schein's board of directors determined that it would not be advisable to do so given the continued interest expressed by Watson in negotiating a transaction along the lines of Watson's then-current proposal. After May 22, 2000, Schein had no further discussions with the stock-for-stock bidder regarding its proposal.

         At a meeting of the Schein board of directors held on May 22, 2000, representatives of holders of approximately 74% of the outstanding shares of Schein common stock indicated their preference, as stockholders, for the form of transaction proposed by Watson and their disfavor of the other bidder's proposal. The representatives of these stockholders indicated that they preferred Watson's proposal for a number of reasons, including, among other reasons, because it (i) included a substantial cash component as compared with the all-stock transaction proposed by the other bidder and (ii) contemplated a tender offer that was likely to be completed much more quickly than the merger proposed by the stock-for-stock bidder.

         On May 22, 2000, Schein informed Watson that the Schein board of directors did not approve the amount and structure of the price previously proposed by Watson. Throughout the day and evening on May 22 numerous discussions between Watson and Schein and their respective financial advisors relating to the amount and structure of the proposed price being offered by Watson occurred.

         On May 23, 2000, Watson presented a revised proposal of $19.50 per share of Schein common stock in a cash tender offer for all shares of Schein common stock, followed by a second-step merger involving $23.00 per share of Schein common stock in Watson stock. The second-step of the revised proposal was different than the second-step in Watson's previous proposal because the revised proposal was structured such that even if less than 80% of the outstanding capital stock of Schein (assuming that stock options and warrants were exercised on a "net exercise" basis) was tendered for cash, the value of the Watson stock in the second-step merger would remain at $23.00 per share of Schein common stock, subject to a collar on Watson's stock price. Watson indicated to Schein that the revised proposal was subject to approval of the Watson board of directors.

         On May 23, 2000, the Watson board of directors held a meeting to consider the revised proposal and to review further the principal terms and conditions of the proposed transaction. At the meeting, representatives of Bear, Stearns & Co. Inc. presented additional financial analysis and representatives of Watson's legal counsel discussed legal aspects of the transaction. At the May 23 meeting, after extensive discussion of the proposed transaction, Bear Stearns & Co. Inc. again provided the Watson board of directors with an oral opinion, subsequently confirmed in writing, that, based upon certain assumptions and qualifications, the proposed consideration being offered to Schein's stockholders was fair, from a financial point of view, to Watson. After further discussion, the directors voted unanimously to approve the proposed acquisition based on the revised proposal described in the merger agreement, subject to successful completion of negotiations, and authorized the officers of Watson to complete negotiations and finalize and execute the merger agreement and the related agreements. Following the meeting of the Watson board of directors, Watson contacted Schein to inform it that the Watson board of directors had approved the revised proposal.

         Schein's board of directors held six meetings from May 21 through May 23, 2000, during which it held extensive discussions with Schein's financial advisors and legal counsel regarding the revised proposals Schein had received from Watson and the stock-for-stock bidder. At these meetings, the Schein board of directors considered not only the purchase price offered by Watson and the stock-for-stock bidder, but also the timing of each of the proposed transactions, the likelihood that each of the proposed transactions would close, and the terms and condition of each of the proposed forms of merger agreement.

         At a meeting held on May 23, 2000, the Schein board of directors reviewed the revised Watson proposal, including the latest draft form of merger agreement negotiated with Watson. At this meeting, CIBC World Markets reviewed with the Schein board of directors, among other things, the history and status of negotiations, the financial terms of the proposed merger agreement, historical market prices of Watson's common stock, including its public float and trading activity, and a financial analysis of the consideration to be paid by Watson in the proposed transaction. Following this review, Schein's legal counsel reviewed the terms and conditions of the proposed merger agreement, including the termination provisions as modified through negotiations and the provisions of the $40 million credit facility. The Schein board of directors was also advised that Watson had entered into a commitment letter with Societe Generale to provide funds for the acquisition, and the intention of a number of significant stockholders of Schein to enter into the stockholder agreements. CIBC World Markets then delivered to the Schein board of directors CIBC World Markets' oral opinion, which opinion was subsequently confirmed by delivery of a written opinion dated May 24, 2000, the date of the execution of the merger agreement, to the effect that, as of the date of the opinion and based upon and subject to the matters described in the opinion, the consideration to be received by the holders of Schein common stock in the tender offer and the merger was fair from a financial point of view to such holders, other than Watson, the significant stockholders of Schein and each of their affiliates, as to which CIBC World Markets expressed no opinion. After full discussion, the Schein board of directors, among other things, unanimously authorized its officers to execute the merger agreement on behalf of Schein substantially in the form presented to the board of directors and recommended that the stockholders tender their shares in the tender offer and/or vote to adopt the merger agreement.

         On the evening of May 24, 2000, Schein, Watson and WS Acquisition Corp. executed the merger agreement and a number of significant stockholders of Schein entered into the stockholder agreements with Watson. Before the opening of trading on the New York Stock Exchange on May 25, 2000, Watson and Schein issued a joint press release announcing the transaction.

         On June 6, 2000, WS Acquisition Corp. commenced the tender offer. In the tender offer 26,068,469 shares of Schein common stock were tendered. In July 2000, WS Acquisition Corp. purchased those shares resulting in it owning 77.8% of the outstanding shares of common stock of Schein, as of the record date of the special meeting. On July 6, 2000, designees of Watson constituting a majority of the members of the Schein board of directors became directors of Schein.

REASONS FOR THE MERGER

         The following discussion of the parties' reasons for the merger contains a number of forward-looking statements that reflect the current views of Watson and/or Schein with respect to future events that may have an effect on their future financial performance. Forward-looking statements are subject to risks and uncertainties. Actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Cautionary statements that identify important factors that could cause or contribute to differences in results and outcomes include those discussed in "Summary - Forward Looking Information" and "Risk Factors."


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
WATSON'S REASONS FOR THE MERGER

         The board of directors of Watson has unanimously approved the merger and the merger agreement and has identified several potential benefits of the merger that it believes will contribute to the success of the combined company, including the following:

         - the merger offers the opportunity for Watson to expand into an additional therapeutic area, nephrology, and to expand its branded products business;

         - through the merger, Watson will have the opportunity to leverage its existing sales and marketing capabilities over additional branded products;

         - in the merger, Watson will add a sizeable, established, generic business that will enhance Watson's position in the consolidating generic drug industry;

         - the merger will permit Watson to expand its pipeline for future generic drugs, both through the addition of Schein's development partnerships and through the inclusion of Schein's internal development efforts; and

         - the merger will provide Watson with the opportunity to exploit potential cost-related synergies through the elimination of duplicative manufacturing facilities and the rationalization of the combined company's sales and marketing and administrative organizations.

         The Watson board of directors also considered certain potentially negative factors that may result from the merger, including the following:

         - the expectation that the merger would be dilutive to earnings per share in the near term;

         - the potential adverse effect on Watson's common stock price if revenue and profitability expectations for the combined company are not met;

         - the potential loss of key Schein employees critical to the ongoing success of the Schein products and to the successful integration of both companies' product lines;

         - the general difficulties of integrating the products, marketing, research and development, and manufacturing of the two companies;

         -    the possibility of cultural conflicts;

         - the risk that the combined company might not achieve the expected operating synergies;

         - the adverse effects of one-time charges expected to be incurred in connection with the costs of the merger and the subsequent integration of the companies, including write-offs for in-process research and development expenses;

         - the potential adverse effects on the combined company's results of operations of amortizing the goodwill and other intangible assets that would be recorded in connection with the merger;

         - the risk that other benefits sought to be achieved by the merger would not be obtained; and

         -    the other risks described above under "Risk Factors."

         The Watson board of directors concluded that these negative factors are outweighed by the potential benefits of the merger. While this list of the negative factors and potential benefits of the merger is not exhaustive, it represents the material factors that the Watson board of directors considered.

         In reaching its decision to approve the merger, the Watson board of directors did not assign any relative or specific weights to the factors considered, and individual directors may have given different weights to different factors. Watson's board of directors based its position and recommendation upon the information as a whole presented to it.

SCHEIN'S REASONS FOR THE MERGER

         The Schein board of directors believes that, despite Schein's success to date, increasing competition and industry consolidation would make it increasingly important for Schein to grow and gain critical mass in order to compete with larger companies with substantially greater resources and broader, product offerings. Schein' management has considered a number of alternatives for enhancing its competitive position, including by growing through the acquisition of smaller companies that could extend Schein's product offering and enhance the distribution of Schein's products and services, or merging with a larger company. In the pharmaceutical industry environment referred to above, the Schein board of directors identified several potential benefits for the Schein stockholders, employees and customers that it believes would result from the merger. These potential benefits include:

         - the ability of the combined company to increase the breadth of products offered;

         - the ability of the two companies to combine their technological resources to develop new products and bring them to market faster; and

         - the availability of greater resources for product marketing and distribution.

         The Schein board of directors has determined that the merger is in the best interests of Schein and its stockholders. In reaching its determination, the Schein board of directors considered a number of factors, including the factors discussed above and listed below. The Schein board of directors' conclusions with respect to each of these factors supported its determination that the merger was fair to, and in the best interests of, Schein and its stockholders:

         - The possible alternatives to the tender offer and the merger, including continuing to operate Schein as an independent entity and the risks associated therewith.

         - The fact that Schein had undergone a lengthy process of soliciting potential acquisition proposals.

         - The financial and other terms and conditions of the merger agreement, including the fact that the merger agreement provides for a prompt cash tender offer for all shares of Schein common stock to be followed by the merger for the merger consideration per share of Schein common stock, thereby enabling all of Schein's stockholders, at the earliest possible time, to obtain the benefits of the transaction in exchange for their shares of Schein common stock, and permitting stockholders to determine whether to tender their shares of Schein common stock for cash in the tender offer or to exchange their shares of Schein common stock for the merger consideration in the merger.

         - The historical market price of, and recent trading activity in, the shares of Schein common stock, and particularly the fact that the $19.50 per share of Schein common stock cash price received by Schein's stockholders in the tender offer and the $23.00 per share of Schein common stock in Watson common stock (subject to adjustment) to be received by Schein's stockholders in the merger represent premiums of approximately 13.9% and 34.3%, respectively, to the closing price of $17.125 per share of Schein common stock on the New York Stock Exchange on May 23, 2000, the last trading day prior to the Schein board of directors' approval of the merger, the tender offer and the merger agreement, and premiums of approximately 79.3% and 116.1%, respectively, to the closing price of $10.875 per share of Schein common stock on the New York Stock Exchange on January 24, 2000, the last trading day prior to Schein's public announcement that it had retained CIBC World Markets and Evercore to assist Schein in exploring strategic alternatives.

         - The opinion to the Schein board of directors of CIBC World Markets as to the fairness, from a financial point of view and as of the date of the opinion, of the consideration to be received in the tender offer and the merger, taken together, by the holders of Schein common stock, other than Watson, the stockholders of Schein who executed stockholder agreements concurrent with the merger agreement and each of their affiliates, as to which CIBC World Markets expressed no opinion.

         - The fact that holders of approximately 24,500,000, or 74%, of the then outstanding shares of Schein common stock indicated their preference for a cash transaction and their disfavor of a merger transaction providing solely for a share for share exchange, based on market considerations and the additional risk to which such stockholders would be subjected as a result of the longer period required to effect a sale on those terms.

         The Schein board of directors also considered a number of potentially negative factors in its deliberations concerning the merger. The negative factors considered by the Schein board of directors included:

         - the risk that, because the exchange ratio will not be adjusted for changes in the market price of either Watson common stock (outside a specified range) or Schein common stock, the per share value of the consideration to be received by Schein stockholders might be less than $23.00 per share of Schein common stock due to fluctuations in the market value of Watson common stock;

         - the risk that the merger might not be completed in a timely manner or at all;

         - the negative impact of any customer or supplier confusion after announcement of the proposed merger;

         -    the challenges relating to the integration of the two companies;

         - the loss of control over the future operations of Schein following the merger;

         - the possibility of management and employee disruption associated with the potential merger and integrating the operations of the companies, and the risk that, despite the efforts of the combined company, key management, marketing, technical and administrative personnel of Schein might not continue with the combined company;

         - certain terms of the merger agreement that prohibit Schein and its representatives from soliciting third party bids and from accepting, approving or recommending unsolicited third party bids except in very limited circumstances, which terms would reduce the likelihood that a third party would make a bid for Schein;

         - the risks relating to Watson's business and how they would affect the operations of the combined company; and

         -    the other risks described above under "Risk Factors."

         Schein's board of directors believed that these risks were outweighed by the potential benefits of the merger.

         The foregoing discussion of information and factors considered by the Schein board of directors is not intended to be exhaustive but is believed to include all material factors considered by the Schein board of directors. In view of the wide variety of factors considered by the Schein board of directors, the Schein board of directors did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. In addition, the Schein board did not reach any specific conclusion on each factor considered, or any aspect of any particular factor, but conducted an overall analysis of these factors. However, after taking into account all of the factors set forth above, the Schein board of directors unanimously approved the merger agreement, the tender offer, the merger and the other transactions contemplated by the merger agreement, determined that the terms of the tender offer and the merger were fair to, and in the best interests of, Schein's stockholders and recommend that Schein's stockholders accept the tender offer and tender their shares pursuant to the tender offer and/or vote to adopt the merger agreement.

OPINION OF SCHEIN'S FINANCIAL ADVISOR

         Schein engaged CIBC World Markets to act as its financial advisor in connection with the tender offer and the merger. In connection with this engagement, Schein requested that CIBC World Markets evaluate the fairness, from a financial point of view, to the holders of Schein common stock, other than Watson, the stockholders of Schein who executed stockholder agreements concurrent with the merger and each of their affiliates, of the consideration to be received in the tender offer and the merger, taken together. On May 23, 2000, at a meeting of the Schein board of directors held to evaluate the tender offer and the merger, CIBC World Markets rendered an oral opinion, which opinion was confirmed by delivery of a written opinion dated May 24, 2000, the date of the merger agreement, to the effect that, as of the date of the opinion and based on and subject to the matters described in the opinion, the consideration to be received in the tender offer and the merger, taken together, was fair, from a financial point of view, to the holders of Schein common stock, other than Watson, the stockholders of Schein who executed stockholder agreements concurrent with the merger and each of their affiliates.

         The full text of CIBC World Markets' written opinion dated May 24, 2000, which describes the assumptions made, matters considered and limitations on the review undertaken, is attached to the back of this proxy statement/prospectus as Annex B. CIBC WORLD MARKETS' OPINION IS ADDRESSED TO THE SCHEIN BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS OF THE CONSIDERATION FROM A FINANCIAL POINT

OF VIEW TO THE HOLDERS OF SCHEIN COMMON STOCK, OTHER THAN WATSON, THE STOCKHOLDERS OF SCHEIN WHO EXECUTED STOCKHOLDER AGREEMENTS CONCURRENT WITH THE MERGER AND EACH OF THEIR AFFILIATES. THE OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE TENDER OFFER, THE MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO ANY MATTER RELATING TO THE TENDER OFFER OR THE MERGER. THE SUMMARY OF CIBC WORLD MARKETS' OPINION DESCRIBED BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF ITS OPINION. HOLDERS OF SCHEIN COMMON STOCK ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY.

In arriving at its opinion, CIBC World Markets:

         -    reviewed the merger agreement and related documents;

         - reviewed audited financial statements of Schein for the fiscal years ended December 27, 1997, December 26, 1998 and December 25, 1999 and audited financial statements of Watson for the fiscal years ended December 31, 1997, December 31, 1998 and December 31, 1999;

         - reviewed unaudited financial statements of Schein for the quarterly period ended March 25, 2000 and unaudited financial statements of Watson for the quarterly period ended March 31, 2000;

         - reviewed financial projections of Schein prepared by Schein's management and research analysts' publicly available financial projections relating to Watson;

         - reviewed historical market prices and trading volumes for Schein common stock and Watson common stock;

         - held discussions with Schein's and Watson's senior management with respect to Schein's and Watson's businesses, capital requirements and prospects for future growth;

         - reviewed and analyzed publicly available financial data for companies that CIBC World Markets deemed comparable to Schein and Watson;

         - reviewed and analyzed publicly available information for transactions that CIBC World Markets deemed comparable to the tender offer and the merger;

         - performed discounted cash flow analyses of Schein and Watson using assumptions of future performance provided to or discussed with CIBC World Markets by Schein's and Watson's management;

         -    reviewed public information concerning Schein and Watson;

         - at Schein's request, approached and held discussions with third parties to solicit indications of interest in the possible acquisition of Schein; and

         - performed other analyses and reviewed other information as CIBC World Markets deemed appropriate.

         In rendering its opinion, CIBC World Markets relied on and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information that Schein, Watson and each of their employees, representatives and affiliates provided to CIBC World Markets. With respect to forecasts of Schein's future financial condition and operating results provided to CIBC World Markets, CIBC World Markets assumed, at the direction of Schein's management, without independent verification or investigation, that the forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgments of Schein's management. Watson did not provide CIBC World Markets with internal forecasts, but CIBC World Markets reviewed and discussed with Watson's management publicly available forecasts relating to Watson, and assumed, with Schein's consent, that the forecasts represented reasonable estimates and judgments as to Watson's future financial condition and operating results.

         CIBC World Markets did not make or obtain any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of Schein, Watson or affiliated entities. CIBC World Markets expressed no opinion as to Schein's or Watson's underlying valuation, future performance or long-term viability, or the price at which Watson common stock would trade upon or after announcement or consummation of the tender offer and the merger. CIBC World Markets' opinion was necessarily based on the information available to CIBC World Markets and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by CIBC World Markets as of the date of its opinion. Although subsequent developments may affect its opinion, CIBC World Markets does not have any obligation to update, revise or reaffirm its opinion. Schein imposed no other instructions or limitations on CIBC World Markets with respect to the investigations made or the procedures followed by it in rendering its opinion.

         This summary is not a complete description of CIBC World Markets' opinion to the Schein board of directors or the financial analyses performed and factors considered by CIBC World Markets in connection with its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. CIBC World Markets believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying CIBC World Markets' analyses and opinion.

         In performing its analyses, CIBC World Markets considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond Schein's and Watson's control. No company, transaction or business used in the analyses as a comparison is identical to Schein, Watson or the tender offer and the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

         The estimates contained in CIBC World Markets' analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, CIBC World Markets' analyses and estimates are inherently subject to substantial uncertainty.

         The type and amount of consideration payable in the tender offer and the merger was determined through negotiation between Schein and Watson and the decision to enter into the tender offer and the merger was solely that of the Schein board of directors. CIBC World Markets' opinion and financial analyses were only one of many factors considered by the Schein board of directors in its evaluation of the tender offer and the merger and should not be viewed as determinative of the views of the Schein board of directors or management with respect to the tender offer or merger or the consideration payable in the tender offer and the merger.

         The following is a summary of the material financial analyses underlying CIBC World Markets' opinion to the Schein board of directors in connection with the tender offer and the merger. THE FINANCIAL ANALYSES SUMMARIZED BELOW INCLUDE INFORMATION PRESENTED IN TABULAR FORMAT. IN ORDER TO FULLY UNDERSTAND CIBC WORLD MARKETS' FINANCIAL ANALYSES, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. CONSIDERING THE DATA IN THE TABLES BELOW WITHOUT CONSIDERING THE FULL NARRATIVE DESCRIPTION OF THE FINANCIAL ANALYSES, INCLUDING THE METHODOLOGIES AND ASSUMPTIONS UNDERLYING THE ANALYSES, COULD CREATE A MISLEADING OR INCOMPLETE VIEW OF CIBC WORLD MARKETS' FINANCIAL ANALYSES.

Selected Companies Analyses

         Schein. CIBC World Markets compared financial and stock market information for Schein and the following eight selected publicly held companies in the generic pharmaceuticals industry:

         -    Biovail Corporation

         -    Alpharma Inc.

         -    Barr Laboratories, Inc.

         -    IVAX Corporation

         -    Mylan Laboratories Inc.

         -    Taro Pharmaceutical Industries Ltd.

         -    Teva Pharmaceutical Industries Limited

         -    Watson

         CIBC World Markets reviewed enterprise values, calculated as equity market value, plus straight debt, minority interest, straight preferred stock and convertible securities, less investments in unconsolidated affiliates and cash, as multiples of estimated calendar years 2000 and 2001 revenues, earnings before interest and taxes, commonly referred to as EBIT, and earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. CIBC World Markets also reviewed equity market values as multiples of estimated calendar years 2000 and 2001 earnings per share, commonly referred to as EPS. All multiples were based on closing stock prices on May 22, 2000. Estimated financial data for the selected companies were based on publicly available research analysts' estimates and estimated financial data for Schein were based on internal estimates of Schein's management.

         CIBC World Markets then applied a range of selected multiples of estimated calendar years 2000 and 2001 revenues, EBIT, EBITDA and EPS derived from the selected companies to corresponding financial data of Schein in order to derive an implied equity reference range for Schein. This analysis indicated the following implied per share equity reference range for Schein, as compared to the consideration in the tender offer and, based on the midpoint of the collar, the merger consideration:

             Implied Equity                    Cash Consideration                Merger Consideration
       Reference Range for Schein                in Tender Offer             Based on Midpoint of Collar
       --------------------------              ------------------            ---------------------------
        $13.88 - $20.63 per share               $19.50 per share                   $23.00 per share

         Watson. CIBC World Markets also compared financial and stock market information for Watson and the same selected publicly held companies in the generic pharmaceuticals industry reviewed for Schein described above, excluding Watson. CIBC World Markets reviewed enterprise values as multiples of estimated calendar years 2000 and 2001 revenues, EBIT and EBITDA. CIBC World Markets also reviewed equity market values as multiples of estimated calendar years 2000 and 2001 EPS. All multiples were based on closing stock prices on May 22, 2000. Estimated financial data for Watson and the selected companies were based on publicly available research analysts' estimates.

         CIBC World Markets then applied a range of selected multiples of estimated calendar years 2000 and 2001 revenues, EBIT, EBITDA and EPS derived from the selected companies to corresponding financial data of Watson in order to derive an implied equity reference range for Watson. This analysis indicated the following implied per share equity reference range for Watson, as compared to the closing price of Watson common stock on May 22, 2000:

                 Implied Equity                     Closing Price of Watson
           Reference Range for Watson             Common Stock on May 22, 2000
           --------------------------             ----------------------------
           $43.22 - $58.24 per share                    $50.06 per share

Precedent Transactions Analysis

         CIBC World Markets reviewed the purchase prices and implied transaction multiples in the following seven selected transactions in the generic pharmaceuticals industry:

            Acquiror                                                Target
            --------                                                ------
         -  Teva Pharmaceutical USA, Inc.                Copley Pharmaceutical, Inc.
         -  Shire Pharmaceuticals Group plc              Roberts Pharmaceutical Corp.
         -  Alpharma Inc.                                ISIS Pharma GmbH
         -  Alpharma Inc.                                Arthur H. Cox & Co.
         -  Watson                                       Royce Laboratories, Inc.
         -  Teva Pharmaceuticals Industries Limited      Biocraft Laboratories, Inc.
         -  Schein                                       Marsam Pharmaceuticals Inc.

CIBC World Markets reviewed enterprise values in the selected transactions as multiples of latest 12 months revenues, EBIT and EBITDA. CIBC World Markets also reviewed the premiums paid in the selected transactions. All multiples and premiums were based on publicly available information at the time of announcement of the relevant transaction. In order to derive an implied equity reference range for Schein, CIBC World Markets then applied a range of selected multiples of latest 12 months revenues, EBIT and EBITDA derived from the selected transactions to corresponding financial data of Schein and a range of selected premiums derived from the selected transactions to the closing price of Schein common stock on January 24, 2000, which is the date one day prior to Schein's public announcement of its engagement of CIBC World Markets to assist Schein in exploring strategic alternatives. This analysis indicated the following implied per share equity reference range for Schein, as compared to the consideration in the tender offer and, based on the midpoint of the collar, the merger consideration:

            Implied Equity             Cash Consideration         Merger Consideration
      Reference Range for Schein         in Tender Offer       Based on Midpoint of Collar
      --------------------------       ------------------      ---------------------------
       $14.05 - $20.35 per share        $19.50 per share            $23.00 per share

Discounted Cash Flow Analyses

         Schein. CIBC World Markets performed a discounted cash flow analysis of Schein to estimate the present value of the unlevered, after-tax free cash flows that Schein could generate for fiscal years 2001 through 2003, based on internal estimates of Schein's management. CIBC World Markets calculated a range of estimated terminal values by applying multiples ranging from 6.0x to 7.0x to Schein's projected fiscal year 2003 EBITDA. The present value of the cash flows and terminal values were calculated using discount rates ranging from 14.0% to 18.0%. This analysis indicated the following implied per share equity reference range for Schein, as compared to the consideration in the tender offer and, based on the midpoint of the collar, the merger consideration:

             Implied Equity             Cash Consideration        Merger Consideration
       Reference Range for Schein         in Tender Offer     Based on Midpoint of Collar
       --------------------------       ------------------    ---------------------------
        $20.90 - $28.75 per share        $19.50 per share           $23.00 per share

         Watson. CIBC World Markets also performed a discounted cash flow analysis of Watson to estimate the present value of the unlevered, after-tax free cash flows that Watson could generate for fiscal years 2000 through 2005, based on publicly available research analysts' estimates. CIBC World Markets calculated a range of estimated terminal values by applying multiples ranging from 8.0x to 12.0x to Watson's projected fiscal year 2005 EBITDA. The present value of the cash flows and terminal values were calculated using discount rates ranging from 12.0% to 14.0%. This analysis indicated the following implied per share equity reference range for Watson, as compared to the closing price of Watson common stock on May 22, 2000:

               Implied Equity                      Closing Price of Watson
         Reference Range for Watson              Common Stock on May 22, 2000
         --------------------------              ----------------------------
         $44.91 - $65.97 per share                     $50.06 per share

Exchange Ratio Analyses

         Implied Exchange Ratio Analysis. CIBC World Markets calculated implied exchange ratio reference ranges for Schein common stock and Watson common stock by dividing the results derived for Schein from the "Precedent Transaction Analysis" described above by the results derived for Watson from the "Selected Companies Analyses" and "Discounted Cash Flow Analyses" described above. CIBC World Markets then compared these implied ranges to the exchange ratio implied in the merger. This analysis indicated the following approximate implied exchange ratio reference ranges, as compared to the exchange ratio implied in the merger of 0.4594x, calculated by dividing the midpoint of the collar of the merger consideration of $23.00 by the closing price of Watson common stock on May 22, 2000:

                                                           Implied Exchange
                                                              Ratio Range
                                                           -----------------
     Schein Precedent Transactions Analysis/               0.2413x - 0.4708x
        Watson Selected Companies Analysis
     Schein Precedent Transaction Analysis/                0.2130x - 0.4531x
       Watson Discounted Cash Flow Analysis
     Average                                               0.2271x - 0.4619x

         Historical Exchange Ratio Analysis. CIBC World Markets performed an historical exchange ratio analysis comparing the average daily closing prices of Schein common stock and Watson common stock for the one month, two months, three months and six months preceding May 22, 2000. This analysis yielded an implied exchange ratio range of 0.3152x to 0.3699x, as compared to the exchange ratio implied in the merger of 0.4594x, calculated by dividing the midpoint of the collar of the merger consideration of $23.00 by the closing price of Watson common stock on May 22, 2000:

                                                    Implied
                      Period                     Exchange Ratio
                      ------                     --------------
                      One month                      0.3530x
                      Two months                     0.3699x
                      Three months                   0.3682x
                      Six months                     0.3152x

Pro Forma Merger Analysis

         CIBC World Markets analyzed the potential pro forma effect of the merger on Watson's cash EPS for estimated calendar years 2001, 2002 and 2003, based, in the case of Schein, on internal estimates of Schein's management and, in the case of Watson, on publicly available research analysts' estimates. This analysis indicated that the merger could be accretive to, or result in an increase in, Watson's cash EPS in each of the years examined. The actual results achieved by the combined company may vary from projected results and the variations may be material.

Other Factors

         In rendering its opinion, CIBC World Markets also reviewed and considered other factors, including:

         - selected research analysts' reports for Watson, including stock price estimates of those analysts;

         - the 52-week historical trading ranges for Schein common stock and Watson common stock; and

         - the relationship between movements in Schein common stock, movements in the common stock of selected generic pharmaceutical companies, movements in the S&P Big Pharma Index and movements in the S&P 500 Index.

Miscellaneous

         Schein also engaged Evercore Healthcare Capital, LLC to act as a financial advisor with CIBC World Markets, but did not engage it to render an opinion, in connection with the tender offer and the merger. Schein has agreed to pay CIBC World Markets and Evercore for their financial advisory services in connection with the tender offer and the merger an aggregate fee equal to a percentage of the total consideration, including liabilities assumed, payable in the tender offer and the merger. It is currently estimated that the aggregate fee payable to CIBC World Markets and Evercore will be approximately $8.4 million. In addition, Schein has agreed to reimburse CIBC World Markets and Evercore for their out-of-pocket expenses, including the fees and expenses of their legal counsel, and to indemnify CIBC World Markets, Evercore and related parties against liabilities, including liabilities under the federal securities laws, relating to, or arising out of, their engagement.

         Schein selected CIBC World Markets and Evercore as its financial advisors based on their reputation and expertise. CIBC World Markets and Evercore are internationally recognized investment banking firms and, as a customary part of their investment banking business, are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes. In the ordinary course of business, CIBC World Markets and its affiliates and Evercore and its affiliates may actively trade securities of Schein and Watson for their own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities.

INTERESTS OF SCHEIN'S OFFICERS AND DIRECTORS IN THE MERGER

         In considering the recommendation of the Schein board of directors with respect to adopting the merger agreement, Schein stockholders should be aware that certain persons who were members of the board of directors and management of Schein at the time of approval and signing of the merger agreement have interests in the merger that are in addition to the interests of stockholders of Schein generally. The Schein board of directors was aware of these interests and considered them, among other matters, in approving and adopting the merger and the merger agreement.

         Indemnification and Insurance. In accordance with the terms of the merger agreement, Watson has agreed to indemnify each present and former directors and officers of Schein. In addition, Watson has agreed to maintain a directors' and officers' liability insurance policy for Schein's directors and officers. See "Indemnification and Insurance" on page 61.

         Employment Agreements. Schein has entered into employment agreements with each of Martin Sperber, Schein's then Chairman of the Board and Chief Executive Officer, Dariush Ashrafi, Schein's then President and Chief Operating Officer, Paul Feuerman, Schein's then Executive Vice President, Corporate Affairs and General Counsel, Paul Kleutghen, Schein's then Senior Vice President, Strategic Development, and Whitney K. Stearns, Jr., Schein's Senior Vice President and Chief Financial Officer. In addition, Schein has provided Don
A. Britt, Sr., Schein's Senior Vice President, Quality with a binding offer of employment letter. These agreements provide for benefits upon certain terminations of employment if there is a change in control of Schein which are in addition to the full acceleration of the vesting of their stock options that occurs under the terms of Schein's stock option plans. A change of control occurred upon the closing of the tender offer and purchase by WS Acquisition Corp. of 26,068,469 shares of Schein common stock.

         Mr. Sperber's change in control benefits state that, upon a change in control, if Mr. Sperber's employment is terminated for any reason other than his death or disability or for cause or by Mr. Sperber pursuant to the terms of his employment agreement, in each case within two years following a change in control, Mr. Sperber shall be entitled to receive a cash lump sum payment in an amount equal to twice the sum of his base salary on the termination date plus $375,000, reduced by any amounts paid or payable to

Mr. Sperber pursuant to the terms of his employment agreement. Mr. Sperber also is entitled to receive a gross-up payment on any payments made to him that are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. If Mr. Sperber's employment is terminated pursuant to certain terms of his employment agreement upon his death, disability, retirement at or after age 65, or by the Company other than for cause, all unvested stock options held by Mr. Sperber on the date of such termination or retirement shall vest immediately and be fully exercisable and all stock options held by Mr. Sperber (including those vesting by reason of the preceding provision), shall remain exercisable (to the extent not exercised or terminated pursuant to their terms) for three years from the date of such termination or retirement. Furthermore, if Mr. Sperber's employment is terminated other than for cause, Mr. Sperber will received a supplemental retirement payment equal to 45% of his average monthly compensation less amounts payable to him under Schein's tax-qualified retirement plan and social security. Such supplemental retirement payment shall be made for the longer of Mr. Sperber's life or the life of his spouse. Finally, Mr. Sperber and his spouse shall continue to participate in the health, medical and dental benefits of Schein for the rest of their lives.

         Mr. Ashrafi's change in control benefits state that, upon a change in control, if Mr. Ashrafi's employment is terminated without cause or by Mr. Ashrafi for good reason, Mr. Ashrafi is entitled to receive (A) a severance payment equal to two times the sum of his salary and bonus but not less than $1.5 million; (B) continued participation in all welfare plans for the period of severance payments (without regard to any acceleration of such payments or two years if a lump sum payment); (C) immediate full vesting of any outstanding stock options; and (D) payment for up to one year of executive outplacement services. Mr. Ashrafi also is entitled to receive a gross-up payment on any payments made to him that are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

         Mr. Feuerman's change of control benefits state that, upon a change in control, if Mr. Feuerman's employment is terminated for any reason other than for cause, disability or death, or by Mr. Feuerman for good reason, he is entitled to receive (a) a lump sum payment equal to three times the sum of (i) his then current base salary, (ii) his target bonus, and (iii) any additional compensation with respect to the year of termination; (b) any unpaid additional compensation; and (c) continued participation in all welfare plans for three years following termination or until his earlier commencement of other full-time employment providing comparable welfare benefits. Mr. Feuerman also is entitled to receive a gross-up payment on any payments made to him that are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

         Mr. Kleutghen's change of control benefits state that, upon a change in control, if Mr. Kleutghen's employment is terminated for any reason other than for cause, disability or death, or by Mr. Kleutghen for good reason, he is entitled to receive (a) a lump sum payment equal to two times the sum of (i) his then current base salary, (ii) his target bonus, and (iii) any additional compensation with respect to the year of termination; (b) any unpaid additional compensation; and (c) continued participation in all welfare plans for two years following termination or until the earlier commencement of other full-time employment providing comparable welfare benefits. Mr. Kleutghen also is entitled to receive a gross-up payment on any payments made to him that are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

         Mr. Stearns' change of control benefits state that, upon a change in control, if Mr. Stearns' employment is terminated for any reason other than for cause, disability or death, or by Mr. Stearns for good reason, he is entitled to receive (a) a lump sum payment equal to two times the sum of (i) his then current base salary, (ii) his target bonus, and (iii) any additional compensation with respect to the year of termination; (b) any unpaid additional compensation; and (c) continued participation in all welfare plans for two years following termination or until the earlier commencement of other full-time employment providing comparable welfare benefits. Mr. Stearns also is entitled to receive a gross-up payment on any payments made to him that are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

         Mr. Britt's change of control benefits state that, following a change in control, if Mr. Britt is terminated or chooses not to remain with the Company, he would receive a payment equal to two years base salary and target bonus and all options would vest immediately. In addition, upon a change in control Mr. Britt will receive an additional payment of $196,000. Mr. Britt also is entitled to receive a gross-up payment on any payments made to him that are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

         Stock Option Plans; Stock Purchase Plan. Pursuant to the terms of the merger agreement, at the effective time of the merger, each Schein stock option granted under Schein's stock option plans (other than options to purchase approximately 1,000,000 shares of Schein common stock) and stock purchase plan shall be either terminated or will be converted into a right to receive the merger consideration. See "Schein Stock Options" on page 57 and "Stock Purchase Plan" on page 58.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the material federal income tax consequences relevant to the conversion of shares of Schein common stock into shares of Watson common stock and/or cash pursuant to the merger that are generally applicable to holders of Schein common stock. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Schein's stockholders as described herein.

         Schein stockholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular Schein stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, who do not hold their Schein common stock as capital assets or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions, or who hold their shares as part of a hedging, straddle, conversion or other risk reduction transaction. In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws or the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger (whether or not any such transactions are undertaken in connection with the merger). ACCORDINGLY, SCHEIN STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

         Because the merger was preceded by a tender offer pursuant to which WS Acquisition Corp. purchased for cash 77.8% of the outstanding Schein common stock, the receipt of Watson common stock and/or cash by Schein stockholders pursuant to the merger will be taxable transactions for federal income tax purposes under the Code, and may also be taxable transactions under applicable state, local, foreign and other tax laws. For federal income tax purposes, a Schein stockholder will generally recognize gain or loss equal to the difference between the fair market value of the Watson common stock and/or the amount of cash received pursuant to the merger and the aggregate tax basis in the Schein shares cancelled pursuant to the merger. Gain or loss will be calculated separately for each block of shares cancelled pursuant to the merger.

         If Schein shares are held as capital assets, gain or loss recognized by the Schein stockholder in the merger will be capital gain or loss, which will be long-term capital gain or loss if the stockholder's holding period for the Schein shares exceeds one year. Long-term capital gains recognized by an individual stockholder will generally be taxed at a maximum federal marginal tax rate of 20%, and long-term capital gains recognized by a corporate stockholder will be taxed at a maximum federal marginal tax rate of 35%.

         A Schein stockholder (other than certain exempt stockholders including, among others, all corporations and certain foreign individuals) may be subject to 31% backup withholding unless the stockholder provides its taxpayer identification number ("TIN") and certifies that such number is correct or properly certifies that it is awaiting a TIN and certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A Schein stockholder that does not furnish its correct TIN or that does not otherwise establish a basis for an exemption from backup withholding may be subject to a penalty imposed by the Internal Revenue Service. Each Schein stockholder should complete and sign the Substitute Form W-9 to be included as part of the Letter of Transmittal to be sent after the merger so as to provide the information and certification necessary to avoid backup withholding.

         If backup withholding applies to a stockholder, the Exchange Agent is required to withhold 31% from payments to such stockholder. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the Internal Revenue Service. If backup withholding results in an overpayment of tax, the stockholder upon filing an income tax return can obtain a refund.

         None of Watson, WS Acquisition Corp. or Schein will recognize any gain solely as a result of the merger.

ANTICIPATED ACCOUNTING TREATMENT

         The acquisition will be accounted for by the purchase method of accounting under generally accepted accounting principles. Accordingly, Watson's total cost to acquire all of the outstanding shares of Schein common stock (the "purchase consideration"), estimated to be approximately $800 million assuming a Watson average stock price of $45.40 and including estimated direct transaction costs of $20 million, will be allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being allocated to goodwill. The total cost to acquire Schein is subject to change, to the extent that fluctuations in the market value of Watson common stock cause the Watson average stock price to change. A change in the Watson average stock price may result in a change in goodwill and related amortization expense. The final allocation of the purchase consideration is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make such an allocation in the accompanying unaudited pro forma condensed combined financial statements.

RESTRICTIONS ON RESALES BY AFFILIATES

         The shares of Watson common stock to be received by Schein stockholders in the merger have been registered under the Securities Act and, except as described in this paragraph, may be freely traded without restriction. The shares of Watson common stock to be issued in the merger and received by persons who may be considered to be "affiliates" (as that term is defined in Rule 144 under the Securities

Act) of Schein before the merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Accordingly, the merger agreement provides that Schein will use its reasonable efforts to cause all persons who may be considered to be their affiliates to execute and deliver to Watson an affiliate agreement. The affiliate agreements provide that these persons will not sell, transfer or otherwise dispose of any shares of Watson common stock except in compliance with the Securities Act and the rules and regulations promulgated under the Securities Act, including Rule 145.

                      CERTAIN TERMS OF THE MERGER AGREEMENT

         The following description of the merger agreement describes the material terms of the merger agreement. The full text of the merger agreement is attached as Annex A to this proxy statement/prospectus and is incorporated herein by reference. We encourage you to read the entire merger agreement.

THE TENDER OFFER

         Pursuant to the terms of the merger agreement, WS Acquisition Corp. completed a tender offer for shares of Schein common stock in July 2000. In the tender offer, WS Acquisition Corp. purchased 26,068,469 shares of Schein common stock for $19.50 per share. The total number of shares of Schein common stock acquired by WS Acquisition Corp. in the tender offer constitutes 77.8% of the total outstanding shares of Schein as of the record date of the special meeting.

THE MERGER

         Upon the terms and subject to the conditions set forth in the merger agreement, WS Acquisition Corp. will be merged into Schein, the separate corporate existence of WS Acquisition Corp. will cease and Schein will continue as the surviving corporation.

EFFECTIVE TIME OF THE MERGER

         The merger will become effective when a certificate of merger is duly filed with the Secretary of State of the State of Delaware, or at such other time specified in the certificate of merger as Watson and Schein shall agree.

CONVERSION OF SECURITIES

         The merger agreement provides that as of the effective time of the merger, by virtue of the merger and without any action on the part of Watson, WS Acquisition Corp., Schein or holders of any of the securities of Schein:

         - each share of Schein common stock that is held in the treasury of Schein and each share of Schein common stock that is owned by Watson or WS Acquisition Corp., or any direct or indirect wholly owned subsidiary of Schein or Watson, will automatically be canceled without consideration; and

         - each issued and outstanding share of Schein common stock, other than dissenting shares and shares referred to in the immediately preceding bullet point, will be converted into the right to receive the merger consideration.

         The merger consideration into which each issued and outstanding share of Schein common stock, other than dissenting shares of Schein common stock and other shares of Schein common stock referred to in the first bullet point of this section, will be converted is based upon the Watson average stock price, which is defined as the average of the closing price of a share of Watson common stock on the New York Stock Exchange for the ten consecutive trading days ending on the trading day two trading days prior to the date of the special meeting of stockholders relating to the merger.

         If the Watson average stock price is equal to or greater than $37.82, the merger consideration per share of Schein common stock will be that number of shares of Watson common stock equal to the exchange ratio. The exchange ratio is the quotient (rounded to the nearest hundred thousandth) obtained by dividing $23.00 by the Watson average stock price. However:

         - if the Watson average stock price is greater than or equal to $37.82 but less than $44.61, the exchange ratio will be 0.51562;

         - if the Watson average stock price is greater than $54.52 but less than or equal to $62.82, the exchange ratio will be 0.42187; and

         - if the Watson average stock price is greater than $62.82, the exchange ratio will be the quotient (rounded to the nearest hundred thousandth) obtained by dividing $26.50 by the Watson average stock price.

         If the Watson average stock price is less than $37.82, the merger consideration will be one of the following, as determined by Watson in its sole discretion:

         - the number of shares of Watson common stock equal to the quotient (rounded to the nearest hundred thousandth) obtained by dividing $19.50 by the Watson average stock price; or

         -    $19.50 in cash; or

         - 0.51562 shares of Watson common stock and a dollar amount in cash equal to $19.50 minus the product of 0.51562 multiplied by the Watson average stock price.

         The following table shows the fraction of a share of Watson common stock that stockholders of Schein would receive for each share of Schein common stock they own based upon a range of values for the Watson average stock price. The table also shows the implied value of that fraction of a share of Watson common stock:

                                                AND THE IMPLIED VALUE*
                    THEN EACH SCHEIN             OF THE FRACTION OF A
                     SHARE WOULD BE                 SHARE OF WATSON
   IF THE          CONVERTED INTO THE             COMMON STOCK THAT A
   WATSON         FOLLOWING APPROXIMATE           SCHEIN STOCKHOLDER
AVERAGE STOCK    FRACTION OF A SHARE OF         WOULD RECEIVE FOR EACH
  PRICE IS:       WATSON COMMON STOCK:          SCHEIN SHARE WOULD BE:
-------------    ----------------------         ----------------------
   $65.00                0.40769                        $26.50
   $64.00                0.41406                        $26.50
   $63.00                0.42063                        $26.50
   $62.82                0.42187                        $26.50
   $62.00                0.42187                        $26.16
   $61.00                0.42187                        $25.73
   $60.00                0.42187                        $25.31
   $59.00                0.42187                        $24.89
   $58.00                0.42187                        $24.47
   $57.00                0.42187                        $24.05

                                                AND THE IMPLIED VALUE*
                    THEN EACH SCHEIN             OF THE FRACTION OF A
                     SHARE WOULD BE                 SHARE OF WATSON
   IF THE          CONVERTED INTO THE             COMMON STOCK THAT A
   WATSON         FOLLOWING APPROXIMATE           SCHEIN STOCKHOLDER
AVERAGE STOCK    FRACTION OF A SHARE OF         WOULD RECEIVE FOR EACH
  PRICE IS:       WATSON COMMON STOCK:          SCHEIN SHARE WOULD BE:
-------------    ----------------------         ----------------------
   $56.00                0.42187                        $23.62
   $55.00                0.42187                        $23.20
   $54.52                0.42186                        $23.00
   $54.00                0.42593                        $23.00
   $53.00                0.43396                        $23.00
   $52.00                0.44231                        $23.00
   $50.00                0.46000                        $23.00
   $49.00                0.46939                        $23.00
   $48.00                0.47917                        $23.00
   $47.00                0.48936                        $23.00
   $46.00                0.50000                        $23.00
   $45.00                0.51111                        $23.00
   $44.61                0.51558                        $23.00
   $44.00                0.51562                        $22.69
   $43.00                0.51562                        $22.17
   $42.00                0.51562                        $21.66
   $41.00                0.51562                        $21.14
   $40.00                0.51562                        $20.62
   $39.00                0.51562                        $20.11
   $38.00                0.51562                        $19.59
   $37.82                0.51562                        $19.50
   $37.00                  **                           $19.50
   $36.00                  **                           $19.50
   $35.00                  **                           $19.50

* The implied value is based on the Watson average stock price. The actual value may be significantly greater than or less than the implied value, per the table above, determined by reference to the actual trading price of Watson common stock at the time of the special meeting of Schein stockholders to approve the merger, at the completion of the merger, at the date that stockholders of Schein receive shares of Watson common stock or at the date Schein stockholders sell Watson common stock.

** At a Watson average stock price of less than $37.82, the minimum value of the merger consideration is $19.50 per share of Schein common stock. Watson will have the option to pay such minimum merger consideration in cash, in stock or in a mix of cash and stock, as described above.

SCHEIN STOCK OPTIONS

         The merger agreement provides that, in accordance with the terms of the Schein 1999 Stock Option Plan and the Schein 1995 Non-Employee Director Stock Option Plan, respectively, at the effective time of the merger all rights to acquire shares of Schein common stock under each option then outstanding under the Schein 1999 Stock Option Plan and the Schein 1995 Non-Employee Director Stock Option Plan shall be converted into and become rights to acquire the merger consideration.

         The merger agreement also provides that all outstanding unexercised options granted pursuant to the Schein 1993 Stock Option Plan and the Schein 1997 Stock Option Plan shall be terminated effective as of the effective time of the merger in accordance with the terms of each such plan, respectively, and Schein shall deliver a notice of termination to each holder of such option at least 20 days prior to the effective time of the merger. During the period from the date on which such notice of termination is delivered to the effective time of the merger, each holder of a terminating option shall have the right to exercise in full all of his or her terminating options that are then outstanding (whether vested or unvested and without regard to limitations on exercise otherwise contained in the agreement evidencing the terminating option), but contingent on occurrence of the merger, and provided that, if the merger does not take place within 180 days after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

STOCK PURCHASE PLAN

         Prior to the effective time of the merger, Schein shall take all actions as are necessary to terminate Schein's stock purchase plan and to cause the exercise date applicable to the then current offering period to be the last trading day on which shares of Schein common stock are traded on the New York Stock Exchange immediately prior to the effective time of the merger. Such termination and change in the exercise date shall be conditioned upon the consummation of the merger. On such exercise date, Schein shall apply the funds credited as of such date under the stock purchase plan within each participant's payroll withholdings account to the purchase of whole shares of Schein common stock in accordance with the terms of the stock purchase plan.

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains various customary representations and warranties of the parties thereto, including representations by Schein relating to:

         -    organization, qualification and subsidiaries;

         -    certificate of incorporation and bylaws;

         -    capitalization;

         -    authority relative to the merger agreement;

         -    material contracts, no conflict, required filings and consents;

         -    compliance, permits;

         -    SEC filings, financial statements;

         -    absence of certain changes or events;

         -    absence of undisclosed liabilities;

         -    absence of undisclosed litigation;

         -    employee benefit plans, employment agreements;

         -    labor matters;

         -    restrictions on business activities;

         -    title to property;

         -    taxes;

         -    environmental matters;

         -    brokers;

         -    intellectual property;

         -    warranties;

         -    products liability;

         -    vote required;

         -    takeover statutes; and

         -    opinion of financial advisor.

         The merger agreement also contains representations and warranties by Watson and WS Acquisition Corp., including those relating to:

         -    organization and qualification;

         -    capitalization;

         -    authority relative to the merger agreement;

         -    no conflict and required filings and consents;

         -    SEC filings; financial statements;

         -    absence of certain changes or events; and

         -    absence of undisclosed liabilities.

STOCKHOLDERS MEETINGS; REGISTRATION STATEMENT

         The merger agreement provides that Schein will, as soon as practicable following the acceptance for payment of, and payment for, shares of Schein common stock by WS Acquisition Corp. in the tender offer duly call, give notice of, convene and hold a special meeting of its stockholders for the purpose of obtaining the approval and adoption of the merger agreement by Schein's stockholders.

         The merger agreement provides that Schein and Watson shall prepare and Watson shall file with SEC a registration statement on Form S-4 relating to the issuance of Watson common stock in the merger and relating to the adoption of the merger agreement by the stockholders of Schein, and shall use all reasonable efforts to cause the registration statement to become effective as soon thereafter as practicable. Watson shall vote, or cause to be voted, all of the shares of Schein common stock then beneficially owned by it, WS Acquisition Corp. or any of its other subsidiaries or affiliates in favor of the adoption of the merger agreement.

NO SOLICITATION

         The merger agreement provides that:

         - Schein will not, and will not permit or cause any of its subsidiaries to, and shall direct its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, initiate or solicit any inquiries or the making of any proposal or tender offer with respect to a merger, reorganization, share exchange, tender offer, consolidation or similar transaction involving, or any purchase of assets (other than inventory in the ordinary course of business) or outstanding shares of capital stock of, Schein or any of its subsidiaries (any such proposal or offer being referred to as an acquisition proposal), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an acquisition proposal, whether made before or after the date of the merger agreement, or otherwise facilitate any effort or attempt to make or implement an acquisition proposal; provided, however, that nothing contained in the merger agreement shall prevent Schein or the board of directors from complying with the Exchange Act with regard to an acquisition proposal or disclosure obligations under state law or at any time prior to the earlier to occur of payment for shares of Schein common stock pursuant to the tender offer or the approval of the merger by the requisite vote of the stockholders of Schein, providing information in response to a request therefor by a person who has made an unsolicited bona fide written superior proposal (so long as such proposal did not result from a breach of the merger agreement) if the Schein board of directors receives from the person so requesting such information an executed confidentiality agreement with customary terms (which shall not preclude the making of an superior proposal); or engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written superior proposal, if and only to the extent that in each such case the board of directors determines in good faith, after consultation with Schein's outside legal counsel, that such action is necessary in order for Schein's directors to comply with their fiduciary duties under applicable law;

         - Schein will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing;

         - Schein will promptly request each individual or entity that has executed, within twelve months prior to the date of the merger agreement, a confidentiality agreement in connection with his or its consideration of a possible acquisition proposal to return promptly or destroy all confidential information heretofore furnished to such individual or entity by or on behalf of Schein or any of its subsidiaries;

         - Schein will not release or permit the release or any waiver of any provision of, any confidentiality, "standstill" or similar agreement to which Schein or any of its subsidiaries is a party, and will enforce or cause to be enforced each such agreement at the request of Watson;

         - Schein will notify Watson immediately (but in any event within 24 hours) if any such inquiries, proposals or offers are received by, any such information requested from, or any such discussions or negotiations are sought to be initiated or continued with any of its representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or tender offers and thereafter shall keep Watson informed, on a current basis, on the status and terms of any such proposals or tender offers and the status of any such negotiations or discussions;

         - Schein will, through its board of directors, recommend to its stockholders that its stockholders accept the tender offer and tender their shares of Schein common stock to WS Acquisition Corp. pursuant to the tender offer and/or adopt the merger agreement; and

         - neither the board of directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Watson or WS Acquisition Corp., the Schein board of directors recommendation, (ii) approve or recommend, or propose to approve or recommend, any acquisition proposal by a third party or
              (iii) terminate the merger agreement in order to enter into a definitive agreement with respect to any third-party acquisition proposal; provided, however, that the Schein board of directors or a committee thereof may take the actions described (A) under clause (i) of this paragraph if the Schein board of directors shall have determined in good faith, after consultation with outside counsel, that such action is necessary in order for its directors to comply with their fiduciary duties under applicable law and (B) under clause (ii) if the Schein board of directors shall have made the determination required in (A) above and also determined in good faith, after consultation with its financial advisor, that such acquisition proposal is a superior proposal.

         Superior proposal means an unsolicited, bona fide, written acquisition proposal for all of Schein that the board of directors of Schein determines, in its reasonable judgment, after consulting with an independent financial advisor of nationally recognized reputation, to be more favorable to Schein's stockholders than the terms of the tender offer and the merger; provided, however, that any such proposal shall not be deemed to be a "superior proposal" if any financing required to consummate the transaction contemplated by such proposal is not committed and, in the judgment of the board of directors of Schein, is not reasonably capable of being obtained by such third party.

INDEMNIFICATION AND INSURANCE

         The merger agreement provides that, from and after the effective time of the merger:

         - Schein, to the fullest extent permitted under applicable law, shall indemnify and hold harmless each present and former director and officer of Schein against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, arising out of or pertaining to actions taken or omitted to be taken by such indemnified parties in their capacity as a director, officer, employee or agent of Schein or any of its subsidiaries or, while serving at the request of Schein, in their capacity as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at or prior to the effective time of the merger (including the transactions contemplated by the merger agreement);

         - Schein shall advance expenses to an indemnified party, as incurred, with respect to the foregoing actions or failures to act, to the fullest extent permitted under applicable law, if the indemnified party to whom expenses are advanced undertakes to repay such advances if it is ultimately determined that such indemnified party is not entitled to indemnification; and

         - Schein shall not have any obligation under these indemnification provisions to any indemnified party when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final) that the indemnification of such indemnified party in the manner contemplated hereby is prohibited by applicable law.

         Watson has guaranteed these indemnification obligations of Schein.

         In addition, the merger agreement provides that for a period of not less than six years after the effective time of the merger, the Schein shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Schein (provided that the surviving corporation may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events existing or occurring at or prior to the effective time of the merger (including, without limitation, the transactions contemplated by the merger agreement). Schein shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the annual premiums paid as of the date of the merger agreement by Schein for such insurance.

INTERIM FINANCING

         Under the terms of the merger agreement Watson was required to enter into agreements with Schein, Schein's current lenders and others, and make funds available or provided such credit support or other financial accommodation, as necessary to provide Schein with immediate borrowing availability in the amount of $40,000,000. On June 2, 2000, Watson entered into certain agreements, including a guarantee, with certain of Schein's existing lenders. In connection therewith, $40,000,000 was made available to Schein on terms and conditions substantially similar to the terms and conditions of Schein's existing bank facility. On July 6, 2000, the $40,000,000 of interim financing, along with other debt owed by Schein to its banks, was paid by Watson.

CONDITIONS TO THE MERGER

         The obligations of Watson, WS Acquisition Corp. and Schein to complete the merger are subject to the satisfaction of certain conditions, including the absence of any injunctions or restraints on the consummation of the merger by any governmental entity, and absence of any law entered or enforced by any governmental entity that makes the consummation of the merger illegal.

         In addition, the obligation of Schein to complete the merger is subject to the satisfaction of the condition that the shares of Watson common stock to be issued in the merger shall have been approved for listing on the New York Stock Exchange.

TERMINATION OF THE MERGER AGREEMENT

         The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, notwithstanding the adoption of the merger agreement by the stockholders of Schein:

         - by mutual written consent duly authorized by the board of directors of Watson and the board of directors of Schein; or

         - by either Watson or Schein if a governmental entity shall have issued a non-appealable final order, decree or ruling, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the payment for shares of Schein common stock pursuant to the merger or any statute, rule, regulation or order is enacted, entered or enforced by any governmental entity which makes the consummation of the merger illegal.

EFFECT OF TERMINATION

         In the event of the termination of the merger agreement and the abandonment of the merger, the merger agreement shall forthwith become void and there shall be no liability on the part of any party thereto (or any of its affiliates, directors, officers, employees, agents, legal and financial advisors or other representatives), except that nothing set forth in the merger agreement shall relieve any party from liability or damages resulting from any willful breach of the merger agreement.

FEES AND EXPENSES

         All fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby shall be paid by the party incurring such fees and expenses, whether or not the merger is consummated.

EXTENSION; WAIVER

         The merger agreement provides that at any time prior to the effective time of the merger, the parties to the merger agreement, may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement, waive any inaccuracies in the representations and warranties of the other parties to the merger agreement contained in the merger agreement or in any document delivered pursuant thereto or waive compliance with any of the agreements or conditions of the other parties to the merger agreement contained in the merger agreement.

AMENDMENT

         The merger agreement provides that it may be amended by the parties thereto, by action taken or authorized by their respective boards of directors, at any time prior to the effective time of the merger.

After approval of the merger by the stockholders of Schein, no amendment may be made that by law requires further approval by such stockholders without obtaining such further approval.

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of Watson and Schein, combined and adjusted to give effect to the proposed acquisition of Schein by Watson. The acquisition is being completed in a two-tiered transaction, as described below:

         - In the first tier of the transaction, WS Acquisition Corp. purchased for cash 26,068,469 shares of Schein common stock for $19.50 per share.

         - Subsequent to the consummation of the first tier of the transaction and pursuant to the merger agreement, each remaining outstanding share of Schein common stock will be converted into the right to receive a fraction of a share of Watson common stock that is based upon the average of the closing price of a share of Watson common stock on the New York Stock Exchange for the ten consecutive trading days ending on the trading day two trading days prior to the date of the special meeting of Schein stockholders called to approve and adopt the merger agreement (the Watson average stock price). However, if the Watson average stock price is less than $37.82, Watson may, at its sole discretion, exchange cash, stock or a combination thereof, as set forth in the merger agreement, to acquire the remaining outstanding shares of Schein common stock. The second tier of the acquisition is expected to close in September 2000. Since the number of shares to be issued in the second tier of the acquisition will not be known until the last business day prior to the special meeting, the unaudited pro forma condensed combined financial statements have been prepared using an exchange ratio of 0.50661 based on the average trading price of Watson's common stock for the five business day period from May 23, 2000 to May 30, 2000 (two business days prior and subsequent to the announcement of the acquisition) of $45.40.

         For purposes of the unaudited pro forma condensed combined financial statements, the term "acquisition" includes both tier one and tier two of the proposed transaction. The following unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2000 and the year ended December 31, 1999 give effect to the acquisition as if it had occurred at the beginning of each period presented. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2000 was prepared based upon the unaudited consolidated statements of income of Watson for the three months ended March 31, 2000 and of Schein for the three months ended March 25, 2000. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999 was prepared based upon the consolidated statements of income of Watson for the year ended December 31, 1999 and of Schein for the year ended December 25, 1999.

         The following unaudited pro forma condensed combined balance sheet as of March 31, 2000 gives effect to the acquisition as if it had occurred on such date and was prepared based on the consolidated balance sheets of Watson as of March 31, 2000 and of Schein as of March 25, 2000.

         These unaudited pro forma condensed combined financial statements should be read in conjunction with the Watson and Schein audited consolidated financial statements and unaudited interim consolidated financial statements, including the notes thereto, which are included in Watson's Annual Report on Form 10-K for the year ended December 31, 1999, Watson's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, Schein's Annual Report on Form 10-K for the year ended

December 25, 1999 and Schein's Quarterly Report on Form 10-Q for the quarter ended March 25, 2000, which are incorporated by reference in this proxy statement/prospectus.

         The unaudited pro forma adjustments are based upon information set forth in this proxy statement/prospectus and certain assumptions as described in the notes to the unaudited pro forma condensed combined financial statements. Watson's management believes that the pro forma assumptions are reasonable under the circumstances.

         The unaudited pro forma condensed combined financial statements do not reflect any incremental direct costs, including a significant restructuring charge management expects to record in connection with the acquisition, or potential cost savings which are expected to result from the consolidation of certain operations of Watson and Schein. Accordingly, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations or financial position of the combined company that would have occurred had the acquisition occurred at the beginning of each period presented or on the date indicated, nor are they necessarily indicative of future operating results or financial position.

         The acquisition will be accounted for by the purchase method of accounting. Accordingly, Watson's total cost to acquire all of the outstanding shares of Schein common stock (the "purchase consideration"), estimated to be approximately $800 million assuming a Watson average stock price of $45.40 and including estimated direct transaction costs of $20 million, will be allocated to the assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being allocated to goodwill. The total cost to acquire Schein is subject to change, to the extent that fluctuations in the market value of Watson common stock cause the Watson average stock price to change. A change in the Watson average stock price may result in a change in goodwill and related amortization expense. The final allocation of the purchase consideration is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make such an allocation in the accompanying unaudited pro forma condensed combined financial statements.

         Accordingly, the purchase price allocation adjustments made in connection with the development of the unaudited pro forma condensed combined financial statements are preliminary and have been made solely for the purpose of developing such unaudited pro forma condensed combined financial statements.

                                  WATSON/SCHEIN

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS(e)

                          QUARTER ENDED MARCH 31, 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                            HISTORICAL        HISTORICAL                           PRO FORMA
                                                              WATSON            SCHEIN         ADJUSTMENTS          COMBINED
                                                            ----------        ----------       ----------          ---------
Net revenues .............................................   $ 179,632         $  87,898         $     --          $ 267,530
Cost of sales ............................................      63,078            68,782                             131,860
                                                             ---------         ---------         --------          ---------
     Gross profit ........................................     116,554            19,116                             135,670
                                                             ---------         ---------         --------          ---------
Operating expenses:
     Research and development ............................      12,025             8,066                              20,091
     Selling, general and administrative .................      30,457            16,836                              47,293
     Amortization ........................................       8,669               334            7,591 (a)         16,594
     Severance charges ...................................                         3,500                               3,500
                                                             ---------         ---------         --------          ---------
         Total operating expenses ........................      51,151            28,736            7,591             87,478
                                                             ---------         ---------         --------          ---------
         Operating income (loss) .........................      65,403            (9,620)          (7,591)            48,192
                                                             ---------         ---------         --------          ---------
Other income (expense):
     Equity in loss of joint ventures ....................      (2,053)             (265)                             (2,318)
     Gain on sales of Andrx securities ...................     166,930                                               166,930
     Interest income and other income (expense) ..........       2,933              (447)                              2,486
     Interest expense ....................................      (2,768)           (4,538)         (11,785)(b)        (19,091)
                                                             ---------         ---------         --------          ---------
         Total other income (expense), net ...............     165,042            (5,250)         (11,785)           148,007
                                                             ---------         ---------         --------          ---------
Income before income tax provision (benefit) .............     230,445           (14,870)         (19,376)           196,199
Income tax provision (benefit) ...........................      85,725            (5,948)          (4,361)(c)         75,416
                                                             ---------         ---------         --------          ---------
     Net income (loss) ...................................   $ 144,720         $  (8,922)        $(15,015)         $ 120,783
                                                             =========         =========         ========          =========
Per share data:
     Basic earnings (loss) per share .....................   $    1.50         $   (0.27)        $  (0.05)(d)      $    1.18
                                                             =========         =========         ========          =========
     Diluted earnings (loss) per share ...................   $    1.48         $   (0.27)        $  (0.06)(d)      $    1.15
                                                             =========         =========         ========          =========
Weighted average number of common shares outstanding .....      96,290            32,960          (27,135)           102,115
Common stock equivalents .................................       1,615                              1,405              3,020
                                                             ---------         ---------         --------          ---------
Diluted weighted average shares ..........................      97,905            32,960          (25,730)           105,135
                                                             =========         =========         ========          =========

See accompanying notes to the unaudited pro forma condensed combined financial statements.

                                  WATSON/SCHEIN

       UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS(e)

                          YEAR ENDED DECEMBER 31, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        HISTORICAL      HISTORICAL                       PRO FORMA
                                                          WATSON          SCHEIN       ADJUSTMENTS        COMBINED
                                                        ----------      ----------     -----------      -----------
Net revenues ......................................      $ 689,232       $ 477,161       $              $ 1,166,393
Cost of sales .....................................        230,633         306,019                          536,652
                                                         ---------       ---------       --------       -----------
     Gross profit .................................        458,599         171,142                          629,741
                                                         ---------       ---------       --------       -----------
Operating expenses:
     Research and development .....................         49,270          27,951                           77,221
     Selling, general and administrative ..........        121,444          92,157                          213,601
     Amortization .................................         29,986           6,303         30,364(a)         66,653
     Restructuring charge .........................                         86,971                           86,971
     Merger and related expenses ..................         20,467                                           20,467
                                                         ---------       ---------       --------       -----------
         Total operating expenses .................        221,167         213,382         30,364           464,913
                                                         ---------       ---------       --------       -----------
         Operating income (loss) ..................        237,432         (42,240)       (30,364)          164,828
                                                         ---------       ---------       --------       -----------
Other income (expense):
     Equity in loss of  joint ventures ............         (2,591)         (1,079)                          (3,670)
     Gain on sales of Andrx securities ............         44,275                                           44,275
     Interest income and other income (expense) ...          4,549            (189)                           4,360
     Interest expense .............................        (11,121)        (18,661)       (46,633)(b)       (76,415)
                                                         ---------       ---------       --------       -----------
         Total other income (expense), net ........         35,112         (19,929)       (46,633)          (31,450)
                                                         ---------       ---------       --------       -----------
Income before income tax provision (benefit) ......        272,544         (62,169)       (76,997)          133,378
Income tax provision (benefit) ....................         93,663         (27,781)       (17,254)(c)        48,628
                                                         ---------       ---------       --------       -----------
     Net income (loss) ............................      $ 178,881       $ (34,388)      $(59,743)      $    84,750
                                                         =========       =========       ========       ===========

Per share data:
     Basic earnings (loss) per share ..............      $    1.87       $   (1.05)      $   0.01(d)    $      0.83
                                                         =========       =========       ========       ===========
     Diluted earnings (loss) per share ............      $    1.83       $   (1.05)      $   0.03(d)    $      0.81
                                                         =========       =========       ========       ===========

Weighted average number of common shares
        outstanding ...............................         95,760          32,640        (26,810)          101,590
Common stock equivalents ..........................          2,020                          1,405             3,425
                                                         ---------       ---------       --------       -----------
Diluted weighted average shares ...................         97,780          32,640        (25,405)          105,015
                                                         =========       =========       ========       ===========

See accompanying notes to the unaudited pro forma condensed combined financial statements.

                                  WATSON/SCHEIN

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                              AS OF MARCH 31, 2000
                                 (IN THOUSANDS)

                                                HISTORICAL    HISTORICAL                                                  PRO FORMA
                                                  WATSON        SCHEIN      ADJUSTMENTS    ADJUSTMENTS    ADJUSTMENTS     COMBINED
                                                ----------    ----------    -----------    -----------    -----------    ----------
ASSETS
Current assets:
   Cash and cash equivalents ..............     $  305,422     $  18,279      $(250,280)    $  73,042     $         (a)  $  146,463
   Marketable securities ..................          9,670                                                                    9,670
   Accounts receivable, net ...............        145,254        41,560                                     10,000 (d)     196,814
   Inventories ............................        123,387       125,392                                                    248,779
   Prepaid expenses and other
     current assets .......................         12,335        11,306                                                     23,641
   Deferred tax assets ....................         31,440        14,071                                                     45,511
                                                ----------     ---------      ---------     ---------     ---------      ----------
       Total current assets ...............        627,508       210,608       (250,280)       73,042        10,000         670,878
Property and equipment, net ...............        142,056       100,138                                                    242,194
Excess of Purchase Consideration
     over net tangible assets
     acquired .............................                                     607,291                             (b)     607,291
Product rights and other
  intangibles, net ........................        568,945        50,278                                                    619,223
Investments and other assets ..............        412,970        20,860         11,375                             (c)     445,205
                                                ----------     ---------      ---------     ---------     ---------      ----------
                                                $1,751,479     $ 381,884      $ 368,386     $  73,042     $  10,000      $2,584,791
                                                ==========     =========      =========     =========     =========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued
     expenses .............................     $   55,869     $  99,183      $             $             $ (30,000)(d)  $  125,052
   Current portion of long-term debt ......          1,555       136,142         60,000      (136,142)              (d)      61,555
   Income taxes payable ...................         89,627         8,045                       (7,481)              (g)      90,191
   Current liability from
     acquisitions of products and
     businesses ...........................          7,658                                                                    7,658
                                                ----------     ---------      ---------     ---------     ---------      ----------
        Total current liabilities .........        154,709       243,370         60,000      (143,623)      (30,000)        284,456
Long-term debt ............................        149,346        84,428        229,430       136,142        40,000 (d)     639,346
Long-term liability from
     acquisitions of products
     and businesses .......................         13,049                                                                   13,049
Deferred tax liabilities ..................        143,601         4,402                                                    148,003
Other long-term liabilities ...............                        4,601                                                      4,601
                                                ----------     ---------      ---------     ---------     ---------      ----------
        Total liabilities .................        460,705       336,801        289,430        (7,481)       10,000       1,089,455
                                                ----------     ---------      ---------     ---------     ---------      ----------
Commitments and contingencies
Stockholders' equity:
     Common stock .........................            318           329             19            46          (375)(e,h)       337
     Additional paid-in capital ...........        405,369       101,817        264,543        80,477      (182,294)(e,h)   669,912
     Retained earnings (deficit) ..........        693,720       (61,853)       (60,000)                     61,853 (f,h)   633,720
     Accumulated other comprehensive
       income .............................        191,367         7,024                                     (7,024)(h)     191,367
     Subscription receivable ..............                       (2,234)                                     2,234 (h)
                                                ----------     ---------      ---------     ---------     ---------      ----------
     Total stockholders' equity ...........      1,290,774        45,083        204,562        80,523      (125,606)      1,495,336
                                                ----------     ---------      ---------     ---------     ---------      ----------
                                                $1,751,479     $ 381,884      $ 493,992     $  73,042     $(115,606)     $2,584,791
                                                ==========     =========      =========     =========     =========      ==========

See accompanying notes to the unaudited pro forma condensed combined financial statements.

                                  WATSON/SCHEIN

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS

         The unaudited pro forma condensed combined financial statements reflect the conversion of each outstanding share of Schein common stock, including the settlement of certain benefit plans, into cash and/or shares of Watson, as follows (in thousands):

Cash .......................................................................     $ 508,335
Watson common stock ........................................................       264,562 (i)
                                                                                 ---------
Total Purchase Consideration ...............................................       772,897
Add: Non-recurring transaction costs .......................................        20,000 (ii)
Less: Write-off of in-process research and development .....................       (60,000)(iii)
Less: Schein pro forma net tangible assets at March 25, 2000 ...............      (125,606)(iv)
                                                                                 ---------
Excess of purchase consideration over net tangible assets acquired .........     $ 607,291 (iv)
                                                                                 =========

(i) As of March 25, 2000, there were approximately 32,984,000 shares of Schein common stock outstanding. Additionally, there were approximately 7,354,000 stock options outstanding under Schein's existing stock option plans. The total purchase consideration in the acquisition will depend upon the number of Schein stock options that are exercised prior to the closing of the acquisition, as further discussed below.

         The accompanying unaudited pro forma condensed combined financial statements take into consideration the purchase of 26,068,469 shares of common stock of Schein after completion of the tender offer in July 2000, at a cash price of $19.50 per share. It is assumed that as part of the second tier of the transaction, approximately 11,500,000 shares of Schein common stock (the remaining shares of Schein common stock outstanding as of March 25, 2000 and the stock options assumed to be exercised prior to the closing date, as further described in the following paragraph) are exchanged using the exchange ratio specified in the merger agreement based on the average Watson common stock trading price for the five business day period from May 23, 2000 to May 30, 2000 (two business days prior and subsequent to the announcement of the acquisition) of $45.40, thereby resulting in each share of Schein common stock being converted into the right to receive a fraction of a share of Watson common stock valued at $23.00. The value of the merger consideration per share of Schein common stock will be increased proportionately above $23.00 if the Watson average stock price is greater than $54.52 per share, up to a maximum value of $26.50 where the Watson average stock price is $62.82 per share or higher.

         Conversely, the value of the purchase consideration will be decreased proportionately below $23.00, if the Watson average stock price is less than $44.61 per share down to a minimum value of $19.50 where the Watson average stock price is $37.82 per share or lower. At this minimum value of $19.50, Watson would have the option to pay the purchase consideration in cash, in stock or a combination thereof.

         As a result of the acquisition, options related to Schein's existing stock option plans will either 1) become fully vested and the employees will have the ability to exercise the related options prior to the effective time of the merger (stock options not exercised prior to the effective time of the merger will be terminated); or 2) be exchanged for Watson stock options in accordance with the appropriate exchange ratio set forth in the merger agreement. For purposes of preparing these unaudited pro forma condensed combined financial statements, it is assumed that all employees who hold stock options that will terminate if not exercised prior to the effective time of the merger, will exercise their stock options. The number of such options that are expected to be exercised is 4,587,000. Management considers this assumption to be reasonable based on the fact that substantially all of the options have a current exercise price which is less than the average market price of a share of Schein common stock and the options are subject to accelerated vesting terms which are triggered as a result of this acquisition.

(ii) Estimated merger transaction costs of $20 million relate principally to investment banking fees, legal, accounting, printing and other costs associated with the merger.

(iii) The portion of the purchase price allocated to in-process research and development ("IPR&D") represents the valuation of acquired, to-be-completed research projects. As such, the amount that is determined to be IPR&D will be charged to expense at the date of acquisition. The independent IPR&D valuation has not been completed as of the date these unaudited pro forma condensed combined financial statements were prepared and therefore the final amount of IPR&D to be charged to expense as part of this acquisition is not known. However, based on a preliminary assessment, it is expected that the IPR&D charge will be between $60 - $80 million. For purposes of preparing these unaudited pro forma condensed combined financial statements, an IPR&D charge of $60 million has been assumed. If the final IPR&D charge were to increase by $10 million, it would have the effect of decreasing annual amortization expense by $0.5 million.

(iv) For purposes of preparing the unaudited pro forma condensed combined financial statements, the estimated excess of purchase consideration over net tangible assets acquired as of March 31, 2000 of $607.3 million is being amortized on a straight-line basis over an estimated average period of 20 years at a rate of $30.4 million per year. Management believes that a portion of this amount will be allocated to product rights with estimated useful lives up to twenty years. Management believes that the remaining balance will be allocated to goodwill with an estimated useful life of twenty to twenty-five years. After consummation of the acquisition, Watson will utilize the valuations and other studies to make a final allocation of the purchase consideration, including allocation to tangible assets and liabilities, identifiable intangible assets and goodwill. As a result of this final allocation, the amount of the excess of purchase consideration over net tangible assets acquired and the average amortization period may be different from what has been assumed in the preparation of these unaudited pro forma condensed combined financial statements. On an on-going basis, Watson will perform periodic reviews of the goodwill and other intangible assets arising from the acquisition to ensure that they are carried at recoverable amounts in the light of current business conditions.

         The Schein pro forma net tangible assets as of March 25, 2000 include cash of $73.0 million and an income tax benefit of $7.5 million arising in connection with the assumed exercise of Schein stock options as discussed in Note (i) above.

         Certain amounts in the historical consolidated financial statements of Watson and Schein have been reclassified to conform to the unaudited pro forma condensed combined financial statement presentation. No adjustments are necessary to eliminate intercompany transactions and balances in the unaudited pro forma condensed combined financial statements as there were no intercompany transactions or balances.

         Pro forma adjustments giving effect to the acquisition in the unaudited pro forma condensed combined statements of operations reflect the following:

         (a) Amortization of the excess of the purchase consideration over net tangible assets acquired on a straight-line basis over 20 years. Refer to Note (iv) above.

         (b) The total amount of funds required by Watson is estimated to be approximately $800 million to (a) consummate the acquisition (including direct transaction costs of $20 million and fees related to the new bank facility of $11.4 million);
                  (b) refinance certain existing indebtedness of Schein in the total amount of $220.6 million; and (c) finance immediate working capital needs of Schein. For purposes of preparing these unaudited pro forma condensed combined financial statements, it is assumed that Watson would use $250 million of cash on hand and new borrowings to fund this acquisition. The incremental interest expense resulting from the new borrowings is as follows (in thousands):

                                                                        THREE MONTHS       YEAR ENDED
                                                                            ENDED          DECEMBER 31,
                                                                        MARCH 31, 2000         1999
                                                                        --------------     ------------
Incremental interest on acquisition-related borrowings ...............     $ 12,485          $ 49,940
Less: Schein historical interest expense .............................       (4,538)          (18,661)
Amortization of deferred financing costs .............................          569             2,275
Reduction in interest income from use of cash on hand
 to fund portion of purchase consideration ...........................        3,129            12,517
Commitment fee on unused bank facility ...............................          140               562
                                                                           --------          --------
Incremental net interest expense .....................................     $ 11,785          $ 46,633
                                                                           ========          ========

                  For purposes of preparing the unaudited pro forma condensed combined financial statements, it is assumed that Watson will incur $11.4 million of deferred financing costs which will be amortized using a method which approximates the effective interest method over the expected average term of the associated financing agreements or five years. The incremental interest expense has been calculated based on an assumed interest rate of 9.08%. A change of 1/8 of 1% in the assumed interest rate will change annual interest expense after tax by $0.4 million.

         (c)      Income tax effect of pro forma adjustments.

         (d) Earnings per share calculations are based on the weighted average number of shares of Watson common stock and common equivalent shares outstanding for each period presented, including the shares of Watson assumed to be issued in connection with the acquisition as if they had been issued at the beginning of each period presented. In addition, options to purchase 2,767,000 shares of Schein common stock are expected to be converted into options for Watson common stock and as such have been included in the calculation of the diluted weighted average number of shares as if they had been outstanding at the beginning of each period presented for purposes of calculating the pro forma earnings per share. Earnings per share will differ according to the number of Watson shares ultimately issued in connection with this acquisition. The earnings per share calculations are also subject to change depending on the number of Schein stock options exercised as discussed in Note (i) above.

         (e) The historical financial statements of Watson include the following significant non-recurring items:

                  - During the year ended December 31, 1999 and the three months ended March 31, 2000, Watson sold 2.2 million (adjusted to reflect Andrx' April 2000 two-for-one stock split) and 4.2 million shares (as adjusted to reflect the stock split), respectively, of Andrx Corporation stock on the open market for $54.6 million and $182.2 million, respectively, recording pre-tax gains of $44.3 million and $166.9 million, respectively.

                  The historical financial statements of Schein include the following significant non-recurring items:

                  - As a result of certain regulatory matters at Schein's sterile dosage facilities, Schein recorded a restructuring charge of $87.0 million in 1999, as further discussed in Schein's audited consolidated financial statements for the year ended December 25, 1999 which are incorporated by reference in this proxy statement/prospectus.

         Pro forma adjustments giving effect to the acquisition in the unaudited pro forma condensed combined balance sheet reflect the following:

         (a) The net decrease in cash is comprised of the estimated cash used to fund a portion of the purchase consideration offset by the cash proceeds from the assumed exercise of the Schein stock options, as further discussed in Note (i) above.

         (b) Excess of purchase consideration over net tangible assets acquired as a result of this acquisition (refer to Note (iv) above).

         (c) Estimated deferred financing costs to be amortized using a method which approximates the effective interest method over the estimated average term of the associated financing agreements or five years.

         (d) New borrowings to (i) finance a portion of the purchase consideration; (ii) refinance existing Schein debt as of March 25, 2000; (iii) pay for direct transaction costs and fees related to the new bank facility; and (iv) provide a working capital loan to Schein in the amount of $40 million for the specific purposes set forth in the merger agreement.

         (e) Watson common stock issued in exchange for a portion of the shares of Schein common stock acquired.

         (f) To reflect the estimated IPR&D charge, as further discussed in Note (iii) above. This charge has been excluded from the unaudited pro forma condensed combined statements of operations due to the nonrecurring nature of this item.

         (g) To reflect the income tax benefit related to the assumed exercise of Schein stock options, as further discussed in Note
                  (i) above.

         (h)      Elimination of Schein's stockholders' equity.


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
                                APPRAISAL RIGHTS

         Under the Delaware General Corporation Law (Delaware General Corporation Law), even if the merger is approved by the holders of the requisite number of shares of Schein common stock, if any cash is paid in the merger (other than for fractional shares), you are entitled to refuse the merger consideration to which you would otherwise be entitled under the merger agreement and exercise appraisal rights and obtain payment of the "fair value" for your shares under the terms of the Delaware General Corporation Law. In order to effectively exercise your appraisal rights, if any, you must satisfy each of the following primary requirements. Cash (other than for fractional shares) will be paid only if Watson's average stock price is less than $37.82 and, even then, only if Watson elects to pay cash.

         - You must hold shares in Schein as of the date you make your demand for appraisal rights and continue to hold shares in Schein through the effective date of the merger.

         - You must deliver to Schein a written notice of your demand of payment of the fair value for your shares prior to the taking of the vote at the special meeting.

         - You must not have voted in favor of or consented to the merger and the merger agreement.

         If you fail to comply with any of the above conditions or otherwise fail to comply with the requirements of Section 262 of the Delaware General Corporation Law, you will have no appraisal rights with respect to your shares. See Section 262 of the Delaware General Corporation Law, Annex C.

         The determination of fair value takes into account all relevant factors, but excludes any appreciation or depreciation in anticipation of the applicable merger. The costs of the appraisal proceeding may be determined by the Delaware Court of Chancery and allocated among the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon your application for appraisal, the Delaware Court of Chancery may order all or a portion of the expenses incurred by you in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of a determination or assessment, you will bear your own expenses.

         Written demands, notices or other communications concerning the exercise of appraisal rights should be addressed to:

                          Schein Pharmaceutical, Inc.
                             c/o Investor Relations
                                100 Campus Drive
                         Florham Park, New Jersey 07932
                                 (973) 593-5500

         All written notices must be executed by, or with the consent of, the holder of record. The notice must identify you and indicate your intention to demand payment of the fair value for your shares. In the notice, your name should be stated as it appears on your stock certificate(s). If your shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, your demand must be executed by or for the fiduciary. If you own the shares with another person, such as in a joint tenancy or tenancy in common, your demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute your demand for appraisal. However, the agent must


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
identify you and any other owners of the shares and expressly disclose the fact that, in exercising the demand, he or she is acting as agent for you and any other owners.

         IF YOU ARE CONTEMPLATING THE EXERCISE OF THE RIGHTS SUMMARIZED ABOVE IN CONNECTION WITH THE MERGER, YOU ARE URGED TO CONSULT WITH YOUR OWN LEGAL COUNSEL. THE DESCRIPTION OF SECTION 262 CONTAINED IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX C ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AND THE DELAWARE GENERAL CORPORATION LAW. FAILURE TO FOLLOW PRECISELY ALL OF THE STEPS REQUIRED BY SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW WILL RESULT IN THE LOSS OF YOUR APPRAISAL RIGHTS. ANY DEMANDS, NOTICES, CERTIFICATES OR OTHER DOCUMENTS REQUIRED TO BE DELIVERED IN CONNECTION WITH YOUR EXERCISE OF APPRAISAL RIGHTS SHOULD BE SENT TO SCHEIN AT THE ADDRESS INDICATED ABOVE. THE PROCESS OF DISSENTING REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. THOSE WISHING TO DISSENT SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER THE DELAWARE GENERAL CORPORATION LAW.

         IF THE MERGER CONSIDERATION CONSISTS ONLY OF WATSON COMMON STOCK AND CASH FOR FRACTIONAL SHARES, YOU WILL NOT HAVE ANY APPRAISAL RIGHTS.


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
                    COMPARATIVE RIGHTS OF WATSON STOCKHOLDERS
                             AND SCHEIN STOCKHOLDERS

         Watson is incorporated under the laws of the State of Nevada. The rights of Watson stockholders are currently governed by the Nevada Revised Statutes and the articles of incorporation and bylaws of Watson. Schein is incorporated under the laws of the State of Delaware. The rights of Schein stockholders are currently governed by the Delaware General Corporation Law and the certificate of incorporation and bylaws of Schein. After the merger, Schein's stockholders will become stockholders of Watson and Schein's stockholders' rights will cease to be defined and governed by the Delaware General Corporation Law, and instead will be defined and governed by the Nevada Revised Statutes.

         While the rights and privileges of stockholders of a Delaware corporation (such as Schein) are, in many instances, comparable to those of stockholders of a Nevada corporation (such as Watson), there are differences. The following is a summary of certain material differences between the rights of holders of Watson common stock and the rights of holders of Schein common stock at the date of this proxy statement/prospectus. This summary is not intended to be complete and is qualified in its entirety by reference to the relevant provisions of the articles of incorporation and bylaws of Watson, the certificate of incorporation and bylaws of Schein, and Nevada and Delaware law.

         The laws of Nevada and Delaware provide that some of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the articles or certificate of incorporation or bylaws of the relevant corporation. The following summary of provisions contained in Nevada law is subject to modification by provisions contained in the articles of incorporation and bylaws of Watson and the following summary of provisions contained in Delaware law is subject to modification by provisions contained in the certificate of incorporation and bylaws of Schein.

SIZE OF THE BOARD OF DIRECTORS

         Watson's bylaws state that the initial number of directors shall be nine and that the number of directors may be increased or decreased by amending the bylaws. Such power to amend the bylaws is vested in the board of directors. Watson currently has seven directors.

         Schein's bylaws state that the board of directors shall consist of five persons, which number may be increased or decreased by a vote of a majority of the Schein board of directors. Currently, the number of directors is fixed at seven.

REMOVAL OF DIRECTORS

         Under Nevada law, any director may be removed by the vote of the holders of not less than two-thirds of the voting stock. Watson's bylaws provide for the removal of any director from office, with or without cause, by the vote or written consent of not less than two-thirds of the voting stock.

         Under Delaware law, stockholders holding a majority of the outstanding shares entitled to vote for directors may remove a director with or without cause, except in cases involving classified boards or where cumulative voting is permitted. The Schein bylaws provide for the removal of any director with cause by the affirmative vote of a majority of the issued and outstanding voting stock.

FILLING NEW SEATS OR VACANCIES ON THE BOARD OF DIRECTORS


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
         Under Nevada law, all vacancies, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, even though less than a quorum, unless the articles of incorporation provide otherwise. Under Watson's bylaws, a vacancy on the board may be filled by the remaining directors or by the stockholders. Each director elected to fill a vacancy shall hold office until the next annual meeting of stockholders and until a successor has been elected.

         Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum), unless otherwise provided in the corporation's certificate of incorporation or bylaws, or the certificate of incorporation directs that a particular class is to elect the director, in which case any other directors elected by that class, or a sole remaining director, must fill the vacancy. The Schein bylaws provide that newly created directorships and vacancies occurring in the board of directors may be filled by an affirmative vote of a majority of the directors present at a meeting. A director elected to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders and until a successor has been elected and qualified.

LIMITATION OF PERSONAL LIABILITY

         Under Nevada law, a corporation may include in its articles of incorporation a provision that would, subject to the limitations described below, limit or eliminate the personal liability of directors and officers to the corporation or its stockholders for damages for breaches of their fiduciary duty as directors and officers. Under Nevada law, a provision in the articles of incorporation may not, however, eliminate or limit the liability of a director or officer for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of Nevada law. The Watson articles of incorporation state that no director or officer will be personally liable to Watson or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of distributions in violation of Nevada law.

         Under Delaware law, a corporation may include in its certificate of incorporation a provision that would, subject to the limitations described below, limit or eliminate directors' liability for monetary damages for breaches of their fiduciary duty of care. Under Delaware law, a director's liability cannot be limited or eliminated for breaches of the duty of loyalty, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions, or for transactions from which such director derived an improper personal benefit.

         In addition, the limitation of liability provisions may not limit a director's liability for violation of, or otherwise relieve Schein or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of nonmonetary remedies such as injunctive relief or rescission. The Schein certificate of incorporation states that a director will not be personally liable to Schein or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to the exceptions referred to above.

INDEMNIFICATION

         Nevada law provides that a corporation may indemnify any person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, other than in an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in any such capacity for another enterprise; if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. For actions or suits by or in the right of the corporation, Nevada law provides that a person may be indemnified if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that in such an action or suit by or in the right of the corporation, the corporation may not indemnify a person for any matter as to which the person has been adjudged by a court, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification and for such expenses as the court deems proper. To the extent a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of the matter whether or not such action is by or in the right of a corporation, the corporation must indemnify him or her against all expenses, including attorneys' fees actually and reasonably incurred in the defense. Nevada law provides, unless ordered by a court or advanced according to Nevada law, that the determination of whether indemnification is proper (in instances other than an action by or in the right of the corporation) must be made by the stockholders; the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or by independent legal counsel if a majority of a quorum of directors who were not parties to the action so orders or if a quorum of directors who were not parties cannot be obtained.

         Watson's articles of incorporation and bylaws require the corporation to indemnify all persons whom it shall have the power to indemnify to the fullest extent permitted by law. The articles of incorporation and bylaws provide that such right shall not be exclusive of any other rights of indemnification.

         Delaware law contains indemnification provisions that are similar to the indemnification provisions contained in Nevada law, except that, in certain instances, Delaware law is possibly less favorable to the indemnitee than Nevada law. Schein's certificate of incorporation provides that Schein will indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware law.

TRANSACTIONS INVOLVING DIRECTORS AND OFFICERS

         Under Nevada law, there is no specific provision concerning the prohibition of loans or guarantees made by a corporation for the benefit of a director or officer of the corporation.

         A contract or transaction between a Nevada corporation and one or more of its directors or officers, or between a Nevada corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely for that reason, or solely because the common or interested director or officer was present at the board or board committee meeting that authorizes or approves the contract or transaction or joins in the execution of the written consent that authorizes the contract or transaction or because the vote of the common or interested director is counted for purposes of authorizing the contract or transaction, if any one of the following circumstances exists:

         - the fact of the common directorship, office or financial interest is known to the board or committee, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote of the common or interested director;

         - the fact of the common directorship, office or financial interest is known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of the voting power;

         - the fact of the common directorship, office or financial interest is not known to the director or officer as of the time the transaction is brought before the board of directors for action; or

         - the contract or transaction is fair as to the corporation at the time that it is authorized or approved.

         A Delaware corporation may lend money to, or guarantee any obligation incurred by, its officers or directors if, in the judgment of the board of directors, the loan or guarantee may reasonably be expected to benefit the corporation. Also, under Delaware law, any other contract or transaction between the corporation and one or more of its directors or officers, or between a Delaware corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely for that reason, or solely because the interested director or officer was present at or participates in the board or board committee meeting that authorizes the contract or transaction, or solely because any such director's or officer's votes are counted for such purpose, if:

         - the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the board of directors or committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors is less than a quorum; or

         - the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

         - the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders.

ADVANCE NOTICE OF STOCKHOLDER BUSINESS

         Watson's bylaws provide that for business to be properly brought before the annual meeting of stockholders by a Watson stockholder, the stockholder must provide the secretary of the corporation with timely notice in writing. To be timely, each notice must be given either by personal delivery or by U.S. mail to the secretary of the corporation and received by the secretary not less than one hundred and twenty or more than one hundred and fifty days prior to the first anniversary of Watson's consent solicitation or proxy statement in connection with the previous year's stockholder meeting or election of directors. However, if there was no prior annual meeting or the month of meeting was changed from last year's annual meeting, the proposal must be received within 10 days after Watson has publicly disclosed the date of the meeting. The notice sent to the secretary must set forth: a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; information concerning the stockholder, including the stockholder's name and address and the class and number of shares beneficially owned by the stockholders; a description of any arrangement between stockholders in connection with the proposal; a representation that the stockholder is entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the matter specified in the


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
notice; and any material interest of the stockholder in the business specified in the notice. Under Watson's bylaws, whether or not the proper procedures are followed, no matter which is not a proper matter for stockholder consideration shall be brought before the meeting.

         Neither Schein's certificate of incorporation nor bylaws require any advance notice of stockholder business for an annual meeting, except in connection with the nomination of persons for election to the board of directors of Schein, in which case a stockholder making such a nomination must be a stockholder of record at the time of giving notice and must be entitled to vote at the election of directors at the meeting. Such nomination by a stockholder must be made pursuant to written notice to the secretary of Schein, and received at the principal executive offices of Schein not fewer than 60 days or more than 90 days before the anniversary date of the last annual meeting, unless the current annual meeting is held more than thirty days from the anniversary of the last annual meeting, then the stockholder notice must be received no earlier than 90 days before the annual meeting nor later than 60 days before the annual meeting. Such notice must include: all information as to each person the stockholder proposes to nominate that is required to be disclosed for election of directors; the name and address of the stockholder; the class and number of shares of Schein stock beneficially owned by the stockholder; and a description of all arrangements or understandings between the stockholder and other persons in connection with the nomination.

POWER TO CALL SPECIAL MEETINGS OF STOCKHOLDERS

         Nevada law does not specify who may call special meetings of stockholders except for an acquiring person who so requests that the directors call such meeting. Watson's bylaws provide that special meetings of stockholders may be called by the board of directors, by the chairman of the board, or by the president, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

         Under Delaware law, special meetings of stockholders may be called by a corporation's board of directors or by any other person or persons authorized by the corporation's certificate of incorporation or bylaws. Schein's bylaws provide that special meetings of stockholders may be called by the board of directors or the chairman of the board.

DISTRIBUTIONS

         Under Nevada law, no distribution to or for the benefit of stockholders with respect to their shares may be made if after giving effect to the distribution either of the following two conditions are met: the corporation would not be able to pay its debts as they become due in the usual course of business; or the sum of the corporation's total assets would be less than the sum of its total liabilities (unless the articles of incorporation permit otherwise) plus any amount that would be needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution, if the corporation were to be dissolved at the time of the distribution. Under Nevada law, a distribution includes the payment of a dividend, a purchase, a distribution of indebtedness and the repurchase, redemption or other acquisition of shares.

         Delaware law generally provides that a corporation may declare and pay dividends out of surplus or, when no surplus exists (and subject to specified limitations), out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year. Surplus is defined as net assets minus stated capital. Delaware law applies different tests to the payment of dividends and the repurchase of shares.


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
         Nevada and Delaware law contain other differences with respect to distributions, including differences relating to the time at which a distribution is deemed to have been made.

STOCKHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS

         In recent years, a number of states have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant stockholders, more difficult. Certain of these laws that have been adopted in Nevada and Delaware are summarized below.

         Sections 78.411 to 78.444 of the Nevada Revised Statutes restrict the ability of a Nevada corporation having 200 stockholders or more of record to engage in any "combination" with an "interested stockholder" for three years after the interested stockholder's date of acquiring the shares that cause the stockholder to become an interested stockholder, unless the combination or the purchase of shares by the interested stockholder is approved by the board of directors before that date. Under these statutes:

         - an "interested stockholder" means the "beneficial owner," as defined in the Revised Nevada Statutes, of 10 percent or more of the voting power of the corporation, or an affiliate or associate of the corporation who at any time within three years immediately before the date in question was the beneficial owner, directly or indirectly, of 10 percent or more of the voting power of the corporation; and

         - a "combination" is broadly defined to include a merger or consolidation of the corporation or any subsidiary of the corporation with the interested stockholder; any sale, mortgage, lease, exchange, pledge, transfer or other disposition of assets to or with the interested stockholder exceeding a specified market value of all assets of the corporation, a specified market value of all the outstanding shares of the corporation, or a specified amount of the earning power or net income of the corporation; amounts; the issuance or transfer of shares of the corporation or its subsidiaries to the interested stockholder exceeding a specified market value of all the outstanding shares of the corporation; the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by the interested stockholder; transactions that would have the effect of increasing the proportionate share of outstanding shares of the corporation owned by the interested stockholder; or the receipt of any benefit, except proportionately as a stockholder, of any loans, advances, guarantees, pledges, or other financial benefits or any tax credit or other tax advantage by an interested stockholder. A combination also generally includes any of the foregoing transactions with an affiliate or associate of the interested stockholder.

         If the combination or purchase of shares was not previously approved by the board before the interested stockholders' date of acquiring shares, the interested stockholder may effect the combination after the three- year period only if the combination is either:

         - approved by the holders of stock representing a majority of the outstanding shares not beneficially owned by the interested stockholder at a meeting called for that purpose no earlier than three years after the date of acquiring shares; or

         -    the combination meets statutory fair price criteria.

         The above provisions do not apply to any business combination involving a corporation:

         - whose original articles of incorporation expressly elect not to be governed by such provisions;

         - which does not, as of the date of acquiring shares, have a class of voting shares registered with the SEC under Section 12 of the Exchange Act, unless the corporation's articles of incorporation provide otherwise;

         - whose articles of incorporation were amended to provide that the corporation is subject to the above provisions and which did not have a class of voting shares registered with the SEC under
              Section 12 of the Exchange Act on the effective date of that amendment, if the combination is with an interested stockholder whose date of acquiring shares is before the effective date of such amendment; or

         - that amends its articles of incorporation, as approved by a majority of the disinterested shares, to expressly elect not to be governed by the above provisions. This type of amendment, however, would not become effective until 18 months after its passage and would apply only to stock acquisitions occurring after the effective date of the amendment.

         In addition, the above provisions will not apply to any combination with (a) an interested stockholder who became an interested stockholder on January 1, 1991 or (b) who became an interested stockholder inadvertently and satisfies certain other conditions.

         The Watson articles of incorporation do not exempt Watson from the restrictions imposed by Sections 78.411 to 78.444 of the Nevada Revised Statutes.

         Nevada's control share acquisition law, NRS 78.378 through 78.3793, generally prohibits an acquirer from voting shares of a Nevada corporation's stock after crossing certain threshold ownership percentages, unless the acquirer obtains the approval of the corporation's stockholders. The control share acquisition law only applies to Nevada corporations doing business directly or through an affiliated corporation in Nevada with at least 200 stockholders of record, at least 100 of whom have addresses in Nevada. Watson currently has 17 stockholders of record with addresses in Nevada. The ownership thresholds used to measure "controlling interest" are at least one-fifth but less than one-third, at least one-third but less than a majority, and a majority or more of all of the outstanding voting power.

         Once an acquirer crosses one of these thresholds, a special meeting of stockholders may be called at the acquirer's request to consider the voting rights of its shares. If the acquirer does not make a request, consideration of the voting rights must be taken at the next special or annual meeting of stockholders. If the corporation's articles or bylaws provide, the corporation may call for redemption certain of the acquirer's shares if the stockholders do not grant full voting rights or the acquirer fails to timely deliver information to the corporation. Watson's articles of incorporation and bylaws do not currently provide for redemption of an acquirer's shares in such circumstances.

         If an acquirer's shares are accorded full voting rights and the acquirer has acquired control shares with at least a majority of all the voting power, any stockholder of record who has not voted for approval of authorizing voting rights for the control shares is entitled to demand payment for the fair value of his or her shares, which is generally not less than the highest price per share paid in the transaction subjecting the acquirer to the control share acquisition law. The control share acquisition law does not apply if the


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articles of incorporation or bylaws in effect on the tenth day following the crossing the thresholds described above provide that the law does not apply to the corporation or to the acquisition specifically by types of existing or future stockholders, whether or not identified. Neither the articles of incorporation or bylaws of Watson currently includes such a provision.

         Under Section 203 of the Delaware General Corporation Law, certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met. Under Section 203, certain business combinations with a majority stockholder require the delivery of a fairness opinion.

         Section 203 prohibits a Delaware corporation from engaging in a business combination with an interested stockholder for three years following the date that the person becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or group who or which owns 15 percent or more of the corporation's outstanding voting stock (including any rights to acquire stock under an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner of 15 percent or more of the voting stock at any time within the previous three years.

         For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a subsidiary equal to 10 percent or more of the total market value of the corporation's consolidated assets or its outstanding stock; the issuance or transfer by the corporation or a subsidiary of stock of the corporation or the subsidiary to the interested stockholder (except for transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or receipt by the interested stockholder of the benefit (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation or a subsidiary.

         The three-year moratorium imposed on business combinations by Section 203 does not apply if before the stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder; the interested stockholder owns 85 percent of the corporation's voting stock upon completion of the transaction which made him or her an interested stockholder (excluding from the 85 percent calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or after the person becomes an interested stockholder, the board approves the business combination, and it is also approved at a stockholder meeting by 66.67 percent of the voting stock not owned by the interested stockholder.

         Section 203 only applies to Delaware corporations which, like Schein, have a class of voting stock that is listed on a national securities exchange, such as the New York Stock Exchange or are quoted on an interdealer quotation system such as the Nasdaq National Market or are held of record by more than 2,000 stockholders. However, a Delaware corporation may elect not to be governed by Section 203 by a provision in its original certificate of incorporation or by certain amendments to its certificate of incorporation or bylaws. Schein has not elected to not be governed by Section 203; therefore, Section 203 applies to Schein.

MERGERS

         Nevada law requires that certain extraordinary corporate actions, such as most mergers, share exchanges and sales of all of a corporation's assets be recommended for approval by the board and be approved by the affirmative vote of a majority of the corporation's outstanding shares. Nevada law does not require a stockholder vote of the surviving corporation in a merger if the articles of incorporation of the surviving corporation will not differ from its articles before the merger, each stockholder of the surviving corporation whose shares were outstanding before the merger holds an identical number of shares with identical characteristics after the merger, and the number of voting shares (shares that entitle their holders to vote unconditionally in elections of directors) and participating shares (shares that entitle their holders to participate without limitation in distributions) to be issued by the surviving corporation in the merger plus in each case the number of voting or participating shares issued or issuable, as the case may be, as a result of the merger either by conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger does not exceed by more than 20 percent such voting and participating shares outstanding immediately before the merger.

         Delaware law generally requires that a majority of the outstanding shares of each of the acquiring and target corporations that are constituent corporations in a statutory merger approve such merger. Delaware law does not require a stockholder vote of the surviving corporation in a merger if the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding before the merger is an identical outstanding share after the merger, and the number of shares to be issued by the surviving corporation in the merger does not exceed 20 percent of the shares outstanding immediately before the merger. Delaware law also requires that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets.

DISSOLUTION

         Under Nevada law, the board of directors of a corporation that has issued stock must recommend a dissolution to the stockholders and at least a majority of the stockholders entitled to vote must approve a dissolution. Under Delaware law, a dissolution must be approved by stockholders holding 100 percent of the total voting power or the dissolution must be initiated by the board of directors and approved by the holders of a majority of the outstanding voting shares of the corporation. The procedures contained in Nevada law relating to the dissolution and liquidation of a corporation differ somewhat from the procedures contained in Delaware law.

         THIS SUMMARY OF CERTAIN MATERIAL DIFFERENCES IN THE CORPORATION LAWS OF NEVADA AND DELAWARE, THE WATSON ARTICLES OF INCORPORATION AND THE SCHEIN CERTIFICATE OF INCORPORATION, AND THE WATSON BYLAWS AND THE SCHEIN BYLAWS DOES NOT PURPORT TO BE A COMPLETE LISTING OF DIFFERENCES IN THE RIGHTS AND REMEDIES OF HOLDERS OF SHARES OF NEVADA, AS OPPOSED TO DELAWARE, CORPORATIONS, OR STOCKHOLDERS OF WATSON AND SCHEIN IN PARTICULAR. THE DIFFERENCES CAN BE DETERMINED IN FULL BY REFERENCE TO NEVADA LAW AND DELAWARE LAW, TO THE WATSON ARTICLES OF INCORPORATION AND THE SCHEIN CERTIFICATE OF INCORPORATION, AND TO THE WATSON BYLAWS AND THE SCHEIN BYLAWS. IN ADDITION, THE LAWS OF NEVADA AND DELAWARE PROVIDE THAT SOME OF THE STATUTORY PROVISIONS AS THEY AFFECT VARIOUS RIGHTS OF HOLDERS OF SHARES MAY BE MODIFIED BY PROVISIONS IN THE ARTICLES OF INCORPORATION OR BYLAWS OF THE CORPORATION.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         It is expected that representatives of BDO Seidman, LLP will be present at the special meeting to respond to appropriate questions of stockholders and to make a statement if they so desire.

                                  LEGAL MATTERS

         The validity of the Watson common stock to be issued in the merger has been passed upon for Watson by Kummer Kaempfer Bonner & Renshaw. Certain tax consequences of the merger have been passed upon for Watson by Cooley Godward LLP.

                                     EXPERTS

         The audited consolidated financial statements of Watson Pharmaceuticals, Inc. incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999, except as they relate to TheraTech, Inc. and Somerset Pharmaceuticals, Inc., have been audited by PricewaterhouseCoopers LLP, independent accountants, and, insofar as they relate to TheraTech, Inc. and Somerset Pharmaceuticals, Inc., by Ernst & Young LLP, independent accountants, and Deloitte & Touche LLP, independent accountants, respectively, whose reports thereon appear therein. Such financial statements have been so included in reliance on the reports of such independent accountants given the authority of such firms as experts in auditing and accounting.

         The consolidated financial statements of TheraTech, Inc. at December 31, 1998, and for the years ended December 31, 1998 and 1997, which are referred to and made a part of this proxy statement/prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Somerset Pharmaceuticals, Inc. at December 31, 1997, and for the year then ended, incorporated in this proxy statement/prospectus by reference from Watson Pharmaceuticals, Inc.'s December 31, 1999 Form 10-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements and schedule of Schein Pharmaceutical, Inc. incorporated by reference in this proxy statement/prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                              STOCKHOLDER PROPOSALS

         If the merger is not consummated, any proposals of stockholders of Schein intended to be presented at the Annual Meeting of Stockholders of Schein to be held in 2000 must have been received by Schein, addressed to the secretary of Schein at Schein Pharmaceutical, Inc., 100 Campus Drive, Florham Park, New Jersey 07932, no later than _______________, 2000 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proxies solicited by Schein for its 2000 Annual Meeting of Stockholders will be voted in the discretion of the persons voting them with respect to all proposals presented by stockholders for consideration at such meeting after ___________, 2000.

                       WHERE YOU CAN FIND MORE INFORMATION

         Watson and Schein each file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the companies file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Watson's and Schein's public filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning Watson and Schein also may be inspected at the offices of the National Association of Securities Dealers, Inc., Listing Section, 1735 K Street, Washington, D.C. 20006.

         Watson has filed a Form S-4 registration statement to register with the SEC the offering and sale of the shares of Watson common stock to be issued to Schein stockholders in the merger. This proxy statement/prospectus is a part of such registration statement and constitutes a prospectus of Watson and a proxy statement of Schein for the special meeting.

         As allowed by SEC rules, this proxy statement/prospectus does not contain all the information that stockholders can find in the registration statement or the exhibits to the registration statement.

         The SEC allows Watson and Schein to incorporate information into this proxy statement/prospectus "by reference," which means that the companies can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents set forth below that Schein and Watson have previously filed with the SEC. The documents contain important information about Schein and Watson and their finances.

         We incorporate by reference Schein's:

         - Definitive proxy statement for its 2000 annual meeting of stockholders, filed on April 14, 2000;

         - Annual report on Form 10-K for the year ended December 25, 1999, filed on April 7, 2000;

         - Quarterly report on Form 10-Q for the quarter ended March 25, 2000, filed on May 9, 2000; and

         -    Current reports on Form 8-K filed on May 4, 2000 and May 31, 2000.

         In addition, all of Schein's filings with the SEC after the date of this proxy statement/prospectus under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference until the merger becomes effective.

         We also incorporate by reference Watson's:

         - Definitive proxy statement for its 2000 annual meeting of stockholders, filed on April 10, 2000;

         - Annual report on Form 10-K for the year ended December 31, 1999, filed March 30, 2000;

         - Quarterly report on Form 10-Q for the quarter ended March 31, 2000, filed on May 15, 2000;

         - Current reports on Form 8-K filed May 25, 2000, May 31, 2000 and July 7, 2000; and

         - Common stock description contained in Watson's Registration Statement on Form 8-A (File No. 001-13305) filed on August 22, 1997, registering the Watson common stock under Section 12(b) of the Securities Exchange Act of 1934.

         In addition, all of Watson's filings with the SEC after the date of this proxy statement/prospectus under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference until the merger becomes effective.

         Any statement contained in this proxy statement/prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

         Watson has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Watson or Merger Sub, and Schein has supplied all such information relating to Schein.

         If you are a stockholder, you may have received some of the documents incorporated by reference. You may also obtain any of such documents from the appropriate company or the SEC or the SEC's Internet web site described above. Documents incorporated by reference are available from the appropriate company without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit in this proxy statement/prospectus. Stockholders may obtain documents incorporated by reference in this proxy statement/ prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

                          WATSON PHARMACEUTICALS, INC.
                                311 Bonnie Circle
                            Corona, California 92880
                               Tel: (909) 270-1400

                           SCHEIN PHARMACEUTICAL, INC.
                                100 Campus Drive
                         Florham Park, New Jersey 07932
                               Tel: (973) 593-5500

         If you would like to request documents, please do so by [____________], 2000 to receive them before the special meeting. If you request any incorporated documents, the appropriate company will mail them to you by first-class mail, or other equally prompt means, within one business day of receipt of your request.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT DIFFERS FROM THAT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED [________________], 2000. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT/ PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF SHARES OF WATSON COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

         Watson, the Watson logos and all other Watson product and service names (except DilacorXR, which is licensed from RPR) are registered trademarks or trademarks of Watson Pharmaceuticals, Inc. in the USA and in other select countries. Schein, the Schein logos and all other Schein product and service names are registered trademarks or trademarks of Schein Pharmaceutical, Inc. in the USA and in other select countries. "(R)" and "(TM)" indicate USA registration and USA trademark, respectively. Other third party logos and product/trade names are registered trademarks or trade names of their respective companies.

                                                                         ANNEX A
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG:

                          WATSON PHARMACEUTICALS, INC.,
                              A NEVADA CORPORATION;

                              WS ACQUISITION CORP.,
                           A DELAWARE CORPORATION; AND

                          SCHEIN PHARMACEUTICAL, INC.,
                             A DELAWARE CORPORATION

                             ----------------------

                            DATED AS OF MAY 24, 2000

                              ---------------------


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
ARTICLE I THE OFFER ......................................................................       2
        SECTION 1.01. The Offer ..........................................................       2
        SECTION 1.02. Company Action .....................................................       4
        SECTION 1.03. Directors ..........................................................       5
        SECTION 1.04. Adjustment .........................................................       6

ARTICLE II THE MERGER ....................................................................       6
        SECTION 2.01. The Merger .........................................................       6
        SECTION 2.02. Effective Time .....................................................       6
        SECTION 2.03. Effect of the Merger ...............................................       6
        SECTION 2.04. Certificate of Incorporation; By-Laws ..............................       7
        SECTION 2.05. Closing ............................................................       7
        SECTION 2.06. Directors and Officers .............................................       7
        SECTION 2.07. Stockholders Meeting ...............................................       7
        SECTION 2.08. Merger Without Meeting of Stockholders .............................       8

ARTICLE II CONVERSION OF SECURITIES ......................................................       8
        SECTION 3.01. Effect on Capital Stock ............................................       8
        SECTION 3.02. Exchange of Certificates ...........................................      10
        SECTION 3.03. Dissenting Shares ..................................................      12
        SECTION 3.04. Lost, Stolen or Destroyed Certificates .............................      12
        SECTION 3.05. Taking of Necessary Action; Further Action .........................      12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY .................................      13
        SECTION 4.01. Organization and Qualification; Subsidiaries .......................      13
        SECTION 4.02. Certificate of Incorporation and By-Laws ...........................      13
        SECTION 4.03. Capitalization .....................................................      13
        SECTION 4.04. Authority Relative to This Agreement ...............................      14
        SECTION 4.05. Material Contracts; No Conflict, Required Filings and Consents .....      15
        SECTION 4.06. Compliance, Permits ................................................      16
        SECTION 4.07. SEC Filings, Financial Statements ..................................      20
        SECTION 4.08. Absence of Certain Changes or Events ...............................      20
        SECTION 4.09. No Undisclosed Liabilities .........................................      21
        SECTION 4.10. Absence of Litigation ..............................................      21
        SECTION 4.11. Employee Benefit Plans; Employment Agreements ......................      21
        SECTION 4.12. Labor Matters ......................................................      22
        SECTION 4.13. Restrictions on Business Activities ................................      23
        SECTION 4.14. Title to Property ..................................................      23
        SECTION 4.15. Taxes ..............................................................      23
        SECTION 4.16. Environmental Matters ..............................................      24
        SECTION 4.17. Brokers ............................................................      25
        SECTION 4.18. Intellectual Property ..............................................      25
        SECTION 4.19. Warranties .........................................................      26
        SECTION 4.20. Products Liability .................................................      26
        SECTION 4.21. Vote Required ......................................................      26
        SECTION 4.22. Takeover Statutes ..................................................      26

        SECTION 4.23. Opinion of Financial Advisor .......................................      26

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER .........................      27
        SECTION 5.01. Organization and Qualification .....................................      27
        SECTION 5.02. Authority Relative to this Agreement ...............................      27
        SECTION 5.03. No Conflict, Required Filings and Consents .........................      27
        SECTION 5.04. Capitalization .....................................................      28
        SECTION 5.05. SEC Filings, Financial Statements ..................................      28
        SECTION 5.06. Absence of Certain Changes or Events ...............................      29
        SECTION 5.07. No Undisclosed Liabilities .........................................      29
        SECTION 5.08. Funds ..............................................................      30

ARTICLE VI CONDUCT OF BUSINESS PENDING THE MERGER ........................................      30
        SECTION 6.01. Conduct of Business by the Company Pending the Merger ..............      30
        SECTION 6.02. No Solicitation ....................................................      33
        SECTION 6.03. Information Supplied ...............................................      34

ARTICLE VII ADDITIONAL AGREEMENTS ........................................................      35
        SECTION 7.01. Filings, Other Actions; Notification ...............................      35
        SECTION 7.02. Access to Information; Confidentiality .............................      36
        SECTION 7.03. Stock Options ......................................................      36
        SECTION 7.04. Employee Benefits ..................................................      38
        SECTION 7.05. Indemnification ....................................................      39
        SECTION 7.06. Notification of Certain Matters ....................................      41
        SECTION 7.07. Further Action .....................................................      43
        SECTION 7.08. Public Announcements ...............................................      43
        SECTION 7.09. De-listing .........................................................      43
        SECTION 7.10. Expenses ...........................................................      43
        SECTION 7.11. Financing ..........................................................      43
        SECTION 7.12. Credit Facility ....................................................      43
        SECTION 7.13. Affiliate Agreements ...............................................      44

ARTICLE VIII CONDITIONS TO THE MERGER ....................................................      45
        SECTION 8.01. Conditions to Obligation of Each Party to Effect the Merger ........      45
        SECTION 8.02. Additional Condition to Obligation of the Company ..................      45

ARTICLE IX TERMINATION ...................................................................      45
        SECTION 9.01. Termination ........................................................      45
        SECTION 9.02. Effect of Termination ..............................................      47
        SECTION 9.03. Fees and Expenses ..................................................      47

ARTICLE X GENERAL PROVISIONS .............................................................      48
        SECTION 10.01. Effectiveness of Representations, Warranties and Agreements .......      48
        SECTION 10.02. Notices ...........................................................      49
        SECTION 10.03. Amendment .........................................................      50
        SECTION 10.04. Waiver ............................................................      50
        SECTION 10.05. Headings ..........................................................      50
        SECTION 10.06. Severability ......................................................      50
        SECTION 10.07. Entire Agreement ..................................................      50

        SECTION 10.08. Assignment, Purchaser .............................................      51
        SECTION 10.09. Parties in Interest ...............................................      51
        SECTION 10.10. Failure or Indulgence Not Waiver; Remedies Cumulative .............      51
        SECTION 10.11. Governing Law .....................................................      51
        SECTION 10.12. Counterparts ......................................................      51
        SECTION 10.13. Waiver of Jury Trial ..............................................      51
        SECTION 10.14. Disclosure Schedule ...............................................      51
        SECTION 10.15. Certain Definitions ...............................................      52

Annex A     Certain Conditions to the Offer
Annex B     Credit Facility Use of Proceeds
Annex C     Preferred Stock Term Sheet

Exhibit A   Form of Affiliate Agreements

                          AGREEMENT AND PLAN OF MERGER


        AGREEMENT AND PLAN OF MERGER, dated as of May 24, 2000 (the "Agreement"), by and among Watson Pharmaceuticals, Inc., a Nevada corporation ("Parent"), WS Acquisition Corp., a Delaware corporation and a wholly-owned, direct or indirect subsidiary of Parent ("Purchaser"), and Schein
Pharmaceutical, Inc., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement have the meanings ascribed to them in
Section 10.15.

        WHEREAS, the Boards of Directors of each of Parent, Purchaser and the Company have approved and deem it advisable and in the best interests of their respective stockholders for Parent to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

        WHEREAS, in furtherance of such combination, it is proposed that Purchaser make a cash tender offer (the "Offer") to acquire all of the outstanding Common Stock, par value $0.01 per share, of the Company (the "Company Common Stock") at a price of $19.50 per share, net to the seller in cash, upon the terms and subject to the conditions set forth herein;

        WHEREAS, the Boards of Directors of each of Parent and the Company have approved this Agreement and the merger (the "Merger"), following the consummation of the Offer, of Purchaser with and into the Company in accordance with the DGCL and upon the terms and subject to the conditions set forth herein;

        WHEREAS, pursuant to the Merger, each outstanding share of Company Common Stock other than Ineligible Shares (as defined in Section 3.01(a)) and Dissenting Shares (as defined in Section 3.03) shall be converted into the right to receive the Merger Consideration (as defined in Section 3.01(b)), consisting of shares of common stock, par value $0.0033 per share, of Parent ("Parent Common Stock"), and, if applicable, cash;

        WHEREAS, the Company Board has (i) determined that the consideration to be paid for each share of Company Common Stock in the Offer and the Merger is fair to the holders of such shares (the "Shares" and, individually, a "Share"),
(ii) approved the making of the Offer and (iii) resolved and agreed to recommend that holders of such Shares tender their Shares pursuant to the Offer and/or vote to adopt this Agreement and each of the Transactions (as defined in Section 1.02(a)) upon the terms and subject to the conditions set forth herein;

        WHEREAS, the Significant Stockholders (as defined in Section 10.15(kkkk) have executed and delivered to Parent agreements pursuant to which they have agreed to take certain actions with respect to the Offer (the "Stockholder Agreements");

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:


                                    ARTICLE I
                                    THE OFFER

        SECTION 1.01. the Offer. (a) Provided that this Agreement shall not have been terminated in accordance with Article IX and none of the events set forth in Annex A hereto shall have occurred and be existing, as promptly as reasonably practicable, Purchaser shall commence (within the meaning of Rule 14d-2 promulgated under the Exchange Act) the Offer to acquire all the outstanding Shares at a price of $19.50 per Share, net to the seller in cash, subject to applicable withholding of taxes, without interest (such price, or such higher price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"). Subject to (i) the satisfaction of the Minimum Condition and
(ii) the satisfaction or waiver of the other conditions set forth in Annex A hereto, Purchaser shall consummate the Offer in accordance with its terms and accept for payment and pay for Shares validly tendered pursuant to the Offer and not withdrawn as soon as Purchaser is legally permitted to do so under applicable law. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") and shall be subject to the Minimum Condition and the other conditions set forth in Annex A hereto, and shall reflect, as appropriate, the other terms set forth in this Agreement. Parent and Purchaser expressly reserve the right, in their sole discretion, subject to compliance with the Exchange Act, to waive any such condition and to make any other changes in the terms and conditions of the Offer; provided, however, that Parent and Purchaser shall not
(i) amend or waive the Minimum Condition, (ii) decrease the Offer Price, (iii) decrease the maximum number of Shares to be purchased in the Offer or (iv) amend any other term or condition of the Offer in any manner or impose any term or condition that is adverse to the holders of the Shares without the written consent of the Company (such consent to be authorized by the Company Board or a duly authorized committee thereof). It is agreed that the terms and conditions of the Offer, including, but not limited to, the conditions set forth in Annex A hereto, are for the benefit of Parent and Purchaser and may be asserted by Parent and Purchaser regardless of the circumstances giving rise to any such condition.

        (b) The initial expiration date of the Offer shall be the date which is 20 business days after the commencement date of the Offer. Notwithstanding the foregoing, in the event that any condition to the Offer set forth in Annex A hereto shall not have been satisfied or waived at the scheduled or any extended expiration date of the Offer, Purchaser shall (unless otherwise notified by the Company), and Purchaser shall otherwise be entitled to, extend the expiration date of the Offer two times in increments of up to 10 business days each (unless otherwise agreed by Parent and the Company) until the earliest to occur of (x) the satisfaction or waiver of each such condition, (y) the termination of this Agreement in accordance with its terms and (z) either November 13, 2000, if the condition set forth in clause (i) of the first paragraph of Annex A shall not have been satisfied, or October 16, 2000 if any other condition set forth in Annex A hereto shall not have been satisfied; provided, however, that Purchaser shall not be required to extend the Offer as provided in this sentence unless each such condition is reasonably capable of being satisfied. In addition, without limiting the foregoing, Purchaser may, without the consent of the Company, extend the expiration date of the Offer for up to 10 business days if, on the scheduled or any extended expiration date of the Offer, the Shares validly tendered pursuant to the Offer and not withdrawn are sufficient to satisfy the Minimum Condition but total less than 90% of the outstanding Shares, notwithstanding that all the conditions to the Offer set forth in Annex A hereto have been satisfied, so long as Purchaser waives the satisfaction of any of the conditions to the Offer (other than the conditions set forth in paragraphs (a) and (c) of Annex A hereto) that subsequently may not be satisfied during any such extension of the Offer.

        (c) As soon as practicable on the date the Offer is commenced (the "Offer Commencement Date"), Parent and Purchaser shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments and supplements thereto, the "Schedule TO") with respect to the Offer. The Schedule TO shall contain or shall incorporate by reference the Offer to Purchase and forms of the related letter of transmittal and any related summary advertisement (the Schedule TO, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Offer Documents"). Parent and Purchaser shall mail the applicable Offer Documents to the stockholders of the Company as soon as practicable after filing with the SEC. The Offer Documents shall comply in all material respects with the provisions of applicable federal securities laws. Each of Parent and Purchaser, on the one hand, and the Company, on the other hand, shall correct promptly any information provided by it for use in the Offer Documents which shall have become false or misleading in any material respect, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule TO, as so corrected, to be filed with the SEC and the other Offer Documents, as so corrected, to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent and Purchaser shall give the Company and its counsel reasonable opportunity to review and comment upon the Offer Documents prior to their being filed with, or sent to, the SEC. Parent and Purchaser agree to provide the Company and its counsel any comments Parent, Purchaser or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

        (d) Parent shall provide or cause to be provided to Purchaser on a timely basis the funds necessary to purchase all the Shares that Purchaser becomes obligated to purchase pursuant to the Offer.

        (e) Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Offer such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law; provided, however, that Purchaser shall promptly pay any amounts deducted and withheld hereunder to the applicable Governmental Entity, shall promptly file all Tax Returns and reports required to be filed in respect of such deductions and withholdings subject to extensions permitted by applicable law, and shall promptly provide to the Company proof of such payment and a copy of all such Tax Returns and reports.

        SECTION 1.02. Company Action. (a) The Company hereby approves of and consents to the Offer and represents that the Company Board, at a meeting duly called and held on May 23, 2000 at which a quorum was present and acting throughout, by a unanimous vote has (i) determined that this Agreement, the Offer, the Merger and the other transactions contemplated hereby (the "Transactions") are fair to and in the best interests of the holders of the Shares, (ii) authorized, approved, adopted and declared advisable this Agreement and the Transactions and (iii) resolved to recommend that the stockholders of the Company accept the Offer and tender their Shares to Purchaser pursuant to the Offer and/or approve and adopt this Agreement (such recommendation is hereinafter referred to as the "Company Board Recommendation"). The Company hereby consents to the inclusion in the Offer Documents of the Company Board Recommendation, subject to Section 6.02(b).

        (b) Concurrently with the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing the recommendation of the Company Board described in Section 1.02(a) and shall disseminate the Schedule 14D-9 to the holders of the Shares to the extent required by Rule 14d-9 promulgated under the Exchange Act and any other applicable federal securities laws. The Schedule 14D-9 shall comply in all material respects with the provisions of applicable federal securities laws. Each of the Company, on the one hand, and Parent and Purchaser, on the other hand, shall correct promptly any information provided by it for use in the
Schedule 14D-9 which shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the
Schedule 14D-9, as so corrected, to be filed with the SEC and disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company shall give Parent, Purchaser and their counsel reasonable opportunity to review and comment upon the Schedule 14D-9 prior to it being filed with, or sent to, the SEC. The Company agrees to provide Parent, Purchaser and their counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

        (c) The Company shall cause its transfer agent to promptly furnish Purchaser with mailing labels containing the names and addresses of all record holders of the Shares and with security position listings of Shares held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of Shares. The Company shall furnish Purchaser with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance as Parent, Purchaser or their agents may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and Purchaser shall (i) hold in confidence the information contained in such labels, listings and files, (ii) use such information only in connection with the Offer and the Merger and (iii) if this Agreement is terminated in accordance with Article IX, upon request of the Company, promptly deliver or cause to be delivered to the Company all copies of such information then in their possession or the possession of their affiliates, agents or representatives.

        SECTION 1.03. Directors. (a) Promptly upon the acceptance for payment by Parent or any of its subsidiaries of Shares pursuant to the Offer, Parent shall be entitled, subject to compliance with Section 14(f) of the Exchange Act, to designate such number of directors, rounded up to the next greatest whole number, on the Company Board as will give Parent representation on the Company Board equal to that number of directors which equals the product of the total number of directors on the Company Board (giving effect to the directors appointed or elected pursuant to this sentence and including current directors serving as officers of the Company) multiplied by the percentage that the aggregate number of Shares beneficially owned by Parent, Purchaser or any of their affiliates (including for purposes of this Section 1.03, such Shares as are accepted for payment pursuant to the Offer, but excluding Shares held by the Company or any of its affiliates, which would not include Parent, Purchaser or any of their respective affiliates) bears to the number of Shares then outstanding; provided, however, that in the event that Parent's designees are appointed or elected to the Company Board, until the Effective Time (as defined in Section 2.02) the Company Board shall have at least two directors who are directors on the date of this Agreement and who are not executive officers of the Company (the "Independent Directors"). At such times, the Company will use its best efforts to cause (i) each committee of the Company Board, (ii) if requested by Parent, the board of directors of each of the Company's subsidiaries and (iii) if requested by Parent, each committee of such subsidiaries' boards to include persons designated by Parent constituting the same percentage of each such committee or board as Parent's designees are of the Company Board. The Company shall, upon request by Parent, promptly increase the size of the Company Board or exercise its best efforts to secure the resignations of such number of directors, or both, as is necessary to enable Parent's designees to be elected or appointed to the Company Board pursuant to this Section 1.03(a) and shall cause Parent's designees to be so elected or appointed. The Company Board shall approve, and by approving the execution and delivery of this Agreement by the Company, hereby does approve the taking of action by stockholders of the Company, by written consent, to amend the By-Laws of the Company as may be necessary or desirable to effect the provisions of this
Section 1.03.

        (b) Following the election or appointment of Parent's designees pursuant to this Section 1.03, and prior to the Effective Time, the approval of a majority of the Independent Directors shall be required to authorize (i) any amendment of this Agreement or the Restated Certificate of Incorporation or By-Laws of the Company, (ii) any termination of this Agreement by the Company,
(iii) any consent by the Company to any extension of the time for performance of any of the obligations or other acts of Parent or

Purchaser or (iv) any waiver by the Company of compliance with any of the covenants or conditions contained in this Agreement for the benefit of the Company or any other rights of the Company under this Agreement. Any person who is a director on the date of this Agreement, but who, in order to carry out the provisions of this Section 1.03, is not a director at the Effective Time, shall be entitled to receive all payments (other than attendance fees) at the time such director resigns as he or she otherwise would have been entitled to receive under policies or programs in effect on the date hereof if he or she had been a director as of the Effective Time.

        (c) Subject to applicable law, the Company shall promptly take all action necessary pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section
1.03 and shall include in the Schedule 14D-9 mailed to stockholders promptly after the commencement of the Offer (or an amendment thereof or an information statement pursuant to Rule 14f-1 if Parent has not theretofore designated directors) such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.03. Parent and Purchaser shall furnish to the Company in a timely manner so as to permit the Company to fulfill its obligations under this Section 1.03 and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1. The provisions of this
Section 1.03 are in addition to and shall not limit any rights that Parent, Purchaser or any of their respective affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

        SECTION 1.04. Adjustment. If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, reclassification, recapitalization or other transaction, then the Offer Price and the Merger Consideration (as hereinafter defined) shall be appropriately adjusted.


                                   ARTICLE II
                                   THE MERGER

        SECTION 2.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time Purchaser shall be merged with and into the Company. As a result of the Merger, (i) the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"), (ii) the Company shall succeed to and assume all the rights and obligations of Purchaser in accordance with the DGCL and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Section 2.04.

        SECTION 2.02. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VIII, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger (in either case, the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL. The parties hereto shall make all other filings, recordings or publications required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such later time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

        SECTION 2.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

        SECTION 2.04. Certificate of Incorporation; By-Laws. At the Effective Time and without any further action on the part of the Company and Purchaser, the Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation (except that such Certificate of Incorporation shall be amended at the Effective Time so that Article Third, Section A reads in its entirety as follows: "The aggregate number of shares that the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $0.001 per share") until thereafter amended as provided by the DGCL and such Certificate of Incorporation. The By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

        SECTION 2.05. Closing. Unless this Agreement has been terminated and the Transactions have been abandoned pursuant to Article IX, and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Merger (the "Closing") will take place at 10:00 AM (EST) as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VIII, at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, unless another date, time or place is agreed to in writing by the parties hereto.

        SECTION 2.06. Directors and Officers. The directors of Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

        SECTION 2.07. Stockholders' Meeting.

                (a)     If required by applicable law in order to consummate the
                        Merger:

                       (i) the Company, acting through the Company Board, shall, in accordance with applicable law duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as promptly as practicable following the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement; and

                       (ii) the Company and Parent shall prepare and Parent shall file with the SEC a registration statement on Form S-4 (or on such other form as shall be appropriate) (the "Registration Statement") relating to the issuance of Parent Common Stock in the Merger and relating to the adoption of this Agreement by the stockholders of the Company and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The Registration Statement shall include the recommendation of the Board in favor of the Merger, subject to Section 6.02(b).

        (b) Parent shall provide the Company with the information concerning Parent and Purchaser, and the Company shall provide Parent with information concerning the Company, required to be included in the Registration Statement. Parent shall vote, or cause to be voted, all of the Shares then beneficially owned by it, Purchaser or any of its other subsidiaries or affiliates in favor of the adoption of this Agreement.

        SECTION 2.08. Merger Without Meeting of Stockholders. Notwithstanding
Section 2.07 hereof, in the event that Parent, Purchaser or any other subsidiary of Parent shall acquire at least 90 percent of the outstanding Shares pursuant to the Offer or otherwise, the parties hereto shall, subject to Article VIII, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.


                                   ARTICLE III
                            CONVERSION OF SECURITIES

        SECTION 3.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Purchaser, the Company or the holders of any of the following securities:

        (a) Cancellation. Each Share held in the treasury of the Company and each Share owned by Parent, Purchaser or any direct or indirect wholly-owned subsidiary of the Company or Parent immediately prior to the Effective Time ("Ineligible Shares") shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

        (b) Conversion of Securities. Each Share issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares (if any) and Ineligible Shares, shall be converted into the right to receive the Merger Consideration, upon the surrender of the certificate formerly representing such Share in the manner provided in Section 3.02. Each such Share, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Share shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration with respect to such Share upon the surrender of such certificate in accordance with Section 3.02. For purposes if this Section 3.01(b), the following terms shall have the following meanings:

               (i) "Merger Consideration" shall mean that number of shares of Parent Common Stock equal to the Exchange Ratio; provided, however, that if the Parent Average Stock Price is less than $37.82, then Merger Consideration shall mean one of the following, as determined by Parent in its sole discretion: (1) that number of shares of Parent Common Stock equal to the Exchange Ratio determined in accordance with paragraph (ii), clause (3) below; (2) $19.50 in cash; or (3) the aggregate of (x) 0.51562 of a share of Parent Common Stock and
(y) a dollar amount in cash equal to $19.50 minus the product of 0.51562 multiplied by the Parent Average Stock Price.

                (ii) "Exchange Ratio" shall mean the quotient (rounded to the nearest hundred thousandth) obtained by dividing $23.00 by the Parent Average Stock Price; provided, however, that:

                        (1) if the Parent Average Stock Price is greater than or equal to $37.82 but less than $44.61, the Exchange Ratio shall be 0.51562;

                        (2) if the Parent Average Stock Price is greater than $54.52 but less than or equal to $62.82, the Exchange Ratio shall be 0.42187;

                        (3) if the Parent Average Stock Price is less than $37.82, the Exchange Ratio shall be the quotient (rounded to the nearest hundred thousandth) obtained by dividing $19.50 by the Parent Average Stock Price; and

                        (4) if the Parent Average Stock Price is greater than $62.82, the Exchange Ratio shall be the quotient (rounded to the nearest hundred thousandth) obtained by dividing $26.50 by the Parent Average Stock Price.

                (iii) "Parent Average Stock Price" shall mean the average of the closing price of a share of Parent Common Stock on the NYSE for the ten consecutive trading days ending on the trading day two trading days prior to the date of the Special Meeting or, if no Special Meeting is required under applicable law in order to consummate the Merger, the Effective Time.

        (c) Stock Options; Warrants. All options to purchase Company Common Stock granted under the Stock Option Plans, Stock Purchase Plan or pursuant to any other arrangement adopted by the Company Board to provide options, warrants or other rights to purchase capital stock of the Company to directors, officers or employees of the Company (in any such case, an "Option") and the warrants granted to Evercore Healthcare LLC (the "Warrants") then outstanding shall be subject to the provisions of Section 7.03.

        (d) Capital Stock of Purchaser. Each share of Purchaser Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Each stock certificate of Purchaser evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

        (e) All Other Capital Stock of the Company. All other capital stock of the Company shall be canceled and retired and shall cease to exist, and no Merger Consideration or other consideration shall be issued or delivered in exchange therefor.

        (f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock the record date for which shall occur after the date hereof and prior to the Effective Time.

        (g) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average of the closing price for trades of Parent Common Stock as of each of the thirty (30) consecutive trading days immediately preceding the Effective Time as quoted in the Wall Street Journal or other reliable financial newspaper or publication. For the purposes of the preceding sentence, a "trading day" means a day on which trading generally takes place on the New York Stock Exchange (the "NYSE") and on which trading in Parent Common Stock has occurred.

        SECTION 3.02. Exchange of Certificates.

        (a) Exchange Agent. Prior to the Effective Time, Parent shall designate a bank or trust company to act as agent for holders of the Shares in connection with the Merger (the "Exchange Agent") to receive in trust for the benefit of the holders of Company Common Stock, for exchange in accordance with this
Section 3.02, through the Exchange Agent, certificates evidencing the Parent Common Stock, and, if applicable, the cash portion of the Merger Consideration issuable pursuant to Section 3.01 in exchange for outstanding Shares. At the Effective Time, Parent shall take all steps necessary to deposit or cause to be deposited with the Exchange Agent such funds for timely payment thereunder. Any net loss resulting from such investments shall be the sole and exclusive responsibility of Parent and Parent shall promptly deposit additional funds with the Exchange Agent in an amount equal to any such net loss before the funds are paid by the Exchange Agent to the holders of the Shares.

        (b) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted pursuant to
Section 3.01(b) into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the certificates evidencing shares of Parent Common Stock and, in lieu of any fractional shares thereof, cash, and if applicable, the cash portion of the Merger Consideration, payable pursuant to Section 3.01. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall, subject to the immediately following sentence and Section 3.02(e), be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition to payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of Parent that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 3.02(b), each Certificate shall be deemed at any time after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of the Company Common Stock shall have been so converted, and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 3.01(g).

        (c) Transfer Books; No Further Ownership Rights in Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

        (d) Termination of Fund; No Liability. At any time following six months after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any Parent Common Stock and cash which had been made available to the Exchange Agent and which have not been distributed to holders of Certificates, and thereafter such holders shall be entitled to look to Parent (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates such stockholder holds, as determined pursuant to this Agreement, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (e) Withholding Rights. Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as Parent, the Surviving Corporation or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made.

        SECTION 3.03. Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, if and to the extent required by the DGCL, Dissenting Shares shall not be converted into the right to receive the Merger Consideration, and holders of such Dissenting Shares shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or otherwise loses such right, such Dissenting Shares shall thereupon be treated as if they had been converted into and become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. Notwithstanding anything to the contrary contained in this Section 3.03, if (i) the Merger is rescinded or abandoned or (ii) the stockholders of the Company revoke the authority to effect the Merger, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Shares pursuant to Section 262 of the DGCL shall cease. The Company shall give Parent prompt notice of any demands received by the Company for appraisals of Dissenting Shares. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisals or offer to settle or settle any such demands.

        SECTION 3.04. Lost, Stolen or Destroyed Certificates. If any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to Section 3.01(b); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance and delivery thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        SECTION 3.05. Taking of Necessary Action; Further Action. Each of Parent, Purchaser and the Company in good faith shall take all such commercially reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Purchaser, the officers and directors of the Company and Purchaser are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to Parent and Purchaser that:

        SECTION 4.01. Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failures to be so organized, existing and in good standing or to have such power, authority and Approvals, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect. A true and complete list of all of the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other ownership interest owned by the Company or another subsidiary, is set forth in Schedule 4.01 of the Company Disclosure Schedule. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

        SECTION 4.02. Certificate of Incorporation and By-Laws. The Company has heretofore furnished or made available to Parent a complete and correct copy of its Restated Certificate of Incorporation and By-Laws, as amended to date, and a complete and correct copy of the equivalent organizational documents of each of its subsidiaries. The Certificate of Incorporation, By-Laws and equivalent organizational documents of each of the Company's subsidiaries are in full force and effect. The Company is not in violation of any of the provisions of its Restated Certificate of Incorporation or By-Laws. None of the Company's subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or equivalent organizational documents.

        SECTION 4.03. Capitalization. (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, par value $.01 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share. As of May 15, 2000 (i) 33,035,784 shares of Company Common Stock were issued and outstanding, all of which have been duly authorized and validly issued and are fully paid and non-assessable, (ii) no shares of preferred stock were issued or outstanding, (iii) no Shares were held in the treasury of the Company, (iv) 7,329,324 Shares were reserved for future issuance pursuant to, or were held under, the Company's Employee Plans (as defined in Section 4.11(a)) and (v) 150,000 Shares were reserved for future issuance pursuant to the Warrants. No change in such capitalization has occurred between May 15, 2000 and the date hereof other than any change associated with the exercise of vested Options or Warrants. Except as set forth in this Section 4.03 or Section 4.12 hereof or except as set forth in Schedule 4.03(a) of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. All outstanding shares of capital stock of the Company and its subsidiaries were issued in compliance with federal securities laws. There are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business. Except as set forth in Section 4.03(a) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid and non-assessable and are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever.

               (b) Except as set forth in Schedule 4.03(b) of the Company Disclosure Schedule, there are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the subsidiaries. None of the Company or its subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of the Company or any of its subsidiaries, respectively, as a result of the Transactions.

        SECTION 4.04. Authority Relative to This Agreement. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than the adoption of this Agreement by stockholders as contemplated by Section 2.07). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

        (b) The Company Board, at a meeting duly called and held on May 23, 2000 at which a quorum was present and acting throughout, by a unanimous vote (i) determined that this Agreement and the Transactions are fair to and in the best interests of the holders of the Shares, (ii) authorized, approved, adopted and declared advisable this Agreement and the Transactions, and (iii) recommended that the stockholders of the Company accept the Offer and tender their Shares to Purchaser pursuant to the Offer and/or vote to adopt this Agreement, and as of the date of this Agreement none of the aforesaid actions by the Company Board has been amended, rescinded or modified.

        SECTION 4.05. Material Contracts; No Conflict, Required Filings and Consents. (a) Schedule 4.05(a) of the Company Disclosure Schedule contains a true, complete and correct list of all Material Contracts of the Company and its subsidiaries as of the date of this Agreement, complete and correct copies of which have been provided to Parent. Except as set forth in Schedule 4.05(a) of the Company Disclosure Schedule or subject to such exceptions that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect, all of the Material Contracts are valid, binding and in full force and effect, and neither the Company nor any of its subsidiaries is in default (nor has any event occurred that with notice or lapse of time or both would become a default) of any of its obligations under any of the Material Contracts. Except as set forth in Schedule 4.05 of the Company Disclosure Schedule, no contracting party to any Material Contract is in default (nor has any event occurred that with notice or lapse of time or both would become a default) of any of its obligations under any of the Material Contracts. Except as set forth in Schedule 4.05 of the Company Disclosure Schedule, no contracting party to any Material Contract has notified (whether orally or in writing) the Company or any of its subsidiaries of its intention to terminate, cancel or modify such Material Contract or otherwise to reduce or change its activity thereunder so as to affect adversely the benefits derived, or currently expected to be derived, by the Company or any of its subsidiaries.

        (b) Except as set forth in Section 4.05(c) hereof and except as set forth in Schedule 4.05(b) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Transactions by the Company will not, (i) conflict with or violate the Restated Certificate of Incorporation or By-Laws or equivalent organizational documents of the Company or any of its subsidiaries,
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective assets or properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract, or result in the creation of a lien or encumbrance on any of the assets or properties of the Company or any of its subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective assets or properties is bound or affected.

        (c) Except as set forth in Schedule 4.05(c) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement and the consummation of the Transactions by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities laws ("Blue Sky Laws"), state takeover laws, the pre-merger notification requirements of the HSR Act, any non-United States laws regulating competition, antitrust, investment or exchange controls and the filing of the Certificate of Merger or other documents as required by the DCGL.

        SECTION 4.06. Compliance, Permits. Except for such matters that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect and except as set forth in
Schedule 4.06(a) of the Company Disclosure Schedule:

        (a) Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective assets or properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective assets or properties is bound or affected.

        (b) The Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Entities (other than the U.S. Food and Drug Administration ("FDA")) (the "Non-FDA Permits") necessary for the operation of the business of the Company and its subsidiaries taken as a whole except to the extent that the failure to have any such Non-FDA Permit, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect. The Company and its subsidiaries hold all new drug applications, abbreviated new drug applications ("ANDAs"), product license applications, and investigational new drug applications, and product export applications issuable by the FDA (the "FDA Permits"), necessary for the conduct of the business as currently conducted except to the extent that the failure to have any such FDA Permit, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of the Non-FDA Permits, except where the failure so to comply, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect. With respect to products currently being manufactured by the Company and its subsidiaries, the Company and its subsidiaries are in substantial compliance in all material respects with the terms of the FDA Permits. With respect to products being manufactured by persons other than the Company or its subsidiaries and currently offered for commercial sale by the Company or any of its subsidiaries ("Third Party Products"), to the best of the knowledge of the Company and its subsidiaries, the holders of any or all FDA Permits necessary for the manufacture or sale of such products are in substantial compliance in all material respects with the terms of such FDA Permits.

        (c) With respect to each of the Company's and its subsidiaries' products which currently are being manufactured at one of the Company's or its subsidiaries' facilities and currently are offered for commercial sale (collectively, the "Company Products"):

               (i) the Company and each of its subsidiaries has obtained all applicable FDA Permits and Non-FDA Permits required by any U.S. federal or state Governmental Entity to permit any manufacturing, distribution, sales or marketing with respect to each Company Product in the jurisdictions in which such Company Product is developed, manufactured, distributed, sold or marketed;

               (ii) the Company and each of its subsidiaries is in substantial compliance in all material respects with all applicable legal requirements regarding registration, licensure or notification for each United States site at which each Company Product is developed, manufactured, processed, packed, held for distribution or from which or into which it is distributed, in each case by the Company or any of its subsidiaries;

               (iii) to the extent any Company Product is intended for export from the United States, the Company and its subsidiaries are in substantial compliance in all material respects with either (A) all requirements of the FDA for marketing or (B) 21 U.S.C. Section 381(e) or
        (C) 21 U.S.C. Section 382;

               (iv) all manufacturing operations performed by or on behalf of the Company and each of its subsidiaries are being conducted in substantial compliance in all material respects with all applicable GMP regulations;

               (v) all pre-clinical and clinical investigations with respect to the Company Products sponsored by or on behalf of the Company or any of its subsidiaries have been and are being conducted in substantial compliance in all material respects with all applicable laws and regulations, including, but not limited to, good laboratory practices, investigational new drug requirements, and requirements regarding informed consent and institutional review boards designed to ensure the protection of the rights and welfare of human subjects, including but not limited to the requirements provided in 21 C.F.R. Parts 50, 56, 58 and 312;

               (vi) the Company and its subsidiaries are in substantial compliance in all material respects with all reporting requirements for all FDA Permits and Non-FDA Permits, including, but not limited to, the adverse event reporting requirements for drugs in 21 C.F.R. Parts 312 and 314; and

               (vii) the Company and each of its subsidiaries has included or caused to be included in the regulatory application for such Company Product, where required, the certification described in 21 U.S.C.
        Section 335a(k)(l) and the list described in 21 U.S.C. Section 335a(k)(2), and such certification and such list was in each case true and accurate, in all material respects, when made and remained true and accurate in all material respects thereafter.

        (d) The Company and each of the Company's subsidiaries is in substantial compliance in all material respects with, and current in the performance of, any obligation arising under any consent decree, consent agreement, warning letter, Form 483 issued by or entered into with the FDA or other notice, response or commitment made to the FDA or any comparable state or Government Entity.

        (e) With respect to each of the Third Party Products, to the knowledge of the Company:

                (i) each person engaged in the manufacture, sale or distribution of a Third Party Product (a "Third Person") has obtained all applicable FDA Permits and Non-FDA Permits required by any U.S. federal or state Governmental Entity to permit any manufacturing, distribution, sales or marketing with respect to each Third Party Product in the jurisdictions in which such Third Party Product is developed, manufacture, distributed, sold or marketed;

               (ii) each Third Person is in substantial compliance in all material respects with all applicable legal requirements regarding registration, licensure or notification for each site at which each Third Party Product is developed, manufactured, processed, packed, held for distribution or from which or into which it is distributed;

               (iii) to the extent any Third Party Product is intended for export from the United States, each Third Person is in substantial compliance in all material respects with either (A) all requirements of the FDA for marketing or (B) 21 U.S.C. Section 381(e) or (C) 21 U.S.C.
        Section 382;

               (iv) all manufacturing operations involved in the production of Third Party Products are being conducted in substantial compliance in all material respects with all applicable GMP regulations.

               (v) all pre-clinical and clinical investigations with respect to the Third Party Products sponsored by or on behalf of a Third Person have been and are being conducted insubstantial compliance in all material respects with all applicable laws and regulations, including, but not limited to, good laboratory practices, investigational new drug requirements, and requirements regarding informed consent and institutional review boards designed to ensure the protection of the rights and welfare of human subjects, including but not limited to the requirements provided in 21 C.F.R. Parts 50, 56, 58 and 312;

               (vi) insofar as Third Party Products are concerned, the Company and its subsidiaries are in substantial compliance in all material respects with all reporting requirements for all FDA Permits and Non-FDA Permits, including, but not limited to, the adverse event reporting requirements for drugs in 21 C.F.R. Parts 312 and 314; and

               (vii) each Third Person has included or caused to be included in the regulatory application for such Third Party Product, where required, the certification described in 21 U.S.C. Section 335a(k)(l) and the list described in 21 U.S.C.Section 335a(k)(2), and such certification and such list was in each case true and accurate, in all material respects, when made and remained true and accurate in all material respects thereafter.

        (f) The Company has disclosed to Parent any warning letters or material Form 483s or similar notices, or other correspondence relating to the Company's or any of its subsidiaries' compliance status under applicable legal requirements from the FDA within the last three years.

        (g) Except with respect to approved or pending ANDAs pertaining to the Marsam facility which ANDAs are to be reviewed under Technical Protocol 9908001-01, Quality Operations and Manufacturing Corrective Action Plan (QOMCAP) Objective Elements and Strategies, to the best of the knowledge of the Company, neither the Company nor any of its subsidiaries nor any of their officers, employees or agents has knowingly committed any act, made any statement, or failed to make any statement, that would reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto;

        (h) To the best of the knowledge of the Company, neither the Company nor any of its subsidiaries has violated the anti-kickback provisions of the Social Security Act, 42 U.S.C. 1320a-7b(b), the Prescription Drug Marketing Act, the Controlled Substances Act and the False Claims Act, 31 U.S.C. Section 3729.

        (i) Neither the Company nor any of its subsidiaries has been convicted of any crime or engaged in any conduct which could result in debarment under 21 U.S.C. Section 335a or any similar state law or regulation.

        (j) Neither the Company nor any of its subsidiaries has received any written notice or has knowledge that the FDA or the Drug Enforcement Administration has commenced or threatened to initiate, any action to seek civil penalties, to withdraw its approval or request the recall of any product of the Company or any of its subsidiaries or commenced or threatened to initiate, any action to enjoin production at any facility owned or operated by the Company or any of its subsidiaries or, to the Company's knowledge at any other facility at which any of the Company's or its subsidiaries' products are manufactured, processed, packaged, labeled, stored, distributed, tested or otherwise handled.

        (k) To the best knowledge of the Company, there are no proceedings pending with respect to a violation by the Company or any of its subsidiaries of the Food, Drug and Cosmetic Act, FDA regulations adopted thereunder, the Controlled Substance Act or any other legislation or regulation promulgated by any other U.S. federal or state Governmental Entity that reasonably might be expected to result in the revocation, cancellation, suspension, limitation or adverse modification of any FDA Permit or Non-FDA Permit or in criminal liability.

        (l) Nothing contained in this Section 4.06 is intended to address any compliance or permit issue concerning environmental matters or under any Environmental Law. Environmental matters are covered exclusively by Section 4.16.

        SECTION 4.07. SEC Filings, Financial Statements. (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC since (and including) April 8, 1998. The Company has delivered or made available to Parent, in the form filed with the SEC, the Company SEC Reports. The Company SEC Reports (including any financial statements or schedules included therein)
(i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

        (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and each of the consolidated balance sheets (including the related notes and schedules) included or incorporated in such financial statements fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and each of the consolidated statements of income and of cash flows (including the related notes and schedules) included or incorporated in such financial statements fairly presents in all material respects the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments and such statements do not contain notes thereto.

        (c) The Company has heretofore furnished or made available to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

        SECTION 4.08. Absence of Certain Changes or Events. Except as set forth in the Company SEC Reports or as expressly contemplated by this Agreement, since December 25, 1999, the Company and its subsidiaries have conducted their business in the ordinary course and there has not occurred: (i) any Company Material Adverse Effect; (ii) any amendments or changes to the Restated Certificate of Incorporation, By-Laws or equivalent organizational documents of the Company or any of its subsidiaries; (iii) any damage to, destruction or loss of any assets of the Company or any of its subsidiaries (whether or not covered by insurance) that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect; (iv) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company; (v) any change by the Company in its accounting methods, principles or practices; (vi) any revaluation by the Company or any of its subsidiaries of any of its assets, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (vii) except as set forth in Schedule 4.08 of the Company Disclosure Schedule, any sale of a material amount of assets of the Company or any of its subsidiaries, except for the sale of inventory in the ordinary course of business.

        SECTION 4.09. No Undisclosed Liabilities. Except as is disclosed in the Company SEC Reports, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of the type that are required to be disclosed in financial statements, including the notes thereto, prepared in accordance with GAAP, that are, in the aggregate, material to the business, operations or financial condition of the Company and its subsidiaries taken as a whole, except liabilities (i) adequately provided for or referred to in the Company's balance sheet and the related notes thereto as of December 25, 1999 included in the Company's Form 10-K for the year ended December 25, 1999 (which is part of the Company SEC Reports) or (ii) incurred since December 25, 1999 (A) in the ordinary course of business and consistent with past practice, or (B) that, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

        SECTION 4.10. Absence of Litigation. Except as set forth in the Company SEC Reports filed prior to the date of this Agreement and except as set forth in
Schedule 4.10 of the Company Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any arbitrator or Governmental Entity that, individually or in the aggregate, have had and could reasonably be expected to have a Company Material Adverse Effect.

        SECTION 4.11. Employee Benefit Plans; Employment Agreements. (a)
Schedule 4.11(a) of the Company Disclosure Schedule lists all material employee benefit plans (as defined in Section 3(3) of ERISA), all plans, programs or arrangements under which stock or other securities (or options or other rights to acquire stock or other securities) of the Company or an ERISA Affiliate (as defined below) may be issued or awarded, and all other material employment agreement, arrangements, commitments, severance or retention agreements, employee benefit plans, policies or agreement, (whether written or unwritten, insured or self-insured, foreign or domestic) for the benefit of, or relating to, any employee or director (or any of their beneficiaries) of the Company or any entity that would be deemed a "single employer" with the Company (an "ERISA Affiliate") under Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA (the "Employee Plans"). True and complete copies of each of the Employee Plans and all related documents (including, as applicable, summary plan descriptions, trust agreements, insurance policies, other funding agreements and the two most recent annual reports filed on Form 5500 with respect to each Employee Plan) have been provided or made available to Parent.

        (b) Except as set forth in Schedule 4.11(b) of the Company Disclosure Schedule and except where failures to so comply with each of the following representations, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect: (i) none of the Employee Plans provides retiree medical, death or other retiree welfare benefits (whether or not insured) to any current or future retiree or terminee (other than under Section 4980B of the Code, the Federal Social Security Act or a plan qualified under Section 401(a) of the Code); (ii) all Employee Plans


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are in compliance with the terms thereof and all applicable laws, including the requirements prescribed by the Code and ERISA; (iii) none of the Employee Plans, and neither the Company nor any ERISA Affiliate has during the past six years sponsored, maintained, contributed to or been required to contribute to, (A) a plan is subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA (B) a "multiemployer plan" (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code), (C) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063 and 4064 of ERISA; (iv) each Employee Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that the Employee Plan is qualified and that its related trust has been determined to be exempt from taxation under Section 501(a) of the Code; (v) all contributions required to be made prior to the date of this Agreement to any Employee Plan under the terms of the Employee Plan, or as required by law with respect to all periods through the date of this Agreement, have been made or accrued to the extent required by the GAAP; (vi) neither the Company, any ERISA Affiliate nor, to the knowledge of the Company, any other person has engaged in a "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any Employee Plan that could reasonably be expected to subject the Company or ERISA Affiliate to a Tax or penalty; (vii) there are no pending governmental audits, investigations, litigation or other enforcement actions against the Company with respect to any of the Employee Plans and no completed audit, if any, has resulted in the imposition of any Tax or penalty; and (viii) with respect to each Employee Plan, there are no actions, suits or claims pending or, to the best knowledge of the Company, threatened against any such Employee Plan, the Company, any ERISA Affiliate, any director, officer or employee thereof, or the trustee, assets or fiduciaries of such Employee Plan (other than non-material routine claims for benefits) and, to the knowledge of the Company, no set of circumstances or facts exist that could reasonably be expected to give rise to any such action, suit or claim.

        SECTION 4.12. Labor Matters. Except as set forth in Schedule 4.12 of the Company Disclosure Schedule, there are no labor disputes pending or, to the best knowledge of the Company, threatened, between the Company or any of its subsidiaries and any of their respective employees, which disputes, individually or in the aggregate, have had or could reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Schedule 4.12 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is involved in or, to the best knowledge of the Company, threatened with any labor dispute, grievance or litigation relating to labor, safety or discrimination matters involving any persons employed by the Company or any of its subsidiaries, including, without limitation, charges of unfair labor practices or discrimination complaints which, individually or in the aggregate, have had or could reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has knowingly engaged in any unfair labor practices within the meaning of the National Labor Relations Act or similar such legislation of foreign jurisdictions. Neither the Company nor any of its subsidiaries is presently or has been in the past a party to, or bound by, any collective bargaining agreement or union contract with respect to any persons employed by the Company or any of its subsidiaries and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries, and there have been no such strikes, slowdowns, work stoppages or lockouts since December 1997.

        SECTION 4.13. Restrictions on Business Activities. Other than this Agreement and except as set forth in Schedule 4.13 of the Company Disclosure Schedule, there is no material agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has the effect of prohibiting or impairing any material business operations of the Company or any of its subsidiaries, as currently conducted.

        SECTION 4.14. Title to Property. Except as set forth in Schedule 4.14 of the Company Disclosure Schedule, the Company and each of its subsidiaries have good, marketable and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances, except liens for Taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

        SECTION 4.15. Taxes. Except as set forth in Schedule 4.15 of the Company Disclosure Schedule and except which, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse
Effect:

        (a) The Company and each of its subsidiaries have timely filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by them or any of them (taking into account applicable extensions), and have timely paid and discharged all Taxes shown to be due, and all other material Taxes due except with respect to Taxes which the Company is maintaining reserves in accordance with GAAP in its financial statements that are adequate for their payment. All federal and state income Tax Returns and all other material Tax Returns filed by the Company and each of its subsidiaries with respect to Taxes were true, complete, correct and in compliance in all material respects with all applicable legal requirements as of the date on which they were filed or as subsequently amended to the date hereof.

        (b) (i) No Tax Return of either the Company or any of its subsidiaries is currently being audited by any taxing authority nor are any proceedings (whether administrative or judicial) currently being conducted with respect to any issues relating to Taxes; (ii) no Tax claim has become a lien on any assets of the Company or any subsidiary thereof (ignoring for this purpose liens for Taxes not yet due and payable); (iii) no extension of time within which to file any Tax Return that relates to the Company or any of its subsidiaries has been requested which Tax Return has not since been filed; and (iv) there are no waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax Return that relates to the Company or any of its subsidiaries which remain in effect.

        (c) No power of attorney has been granted by the Company or any of its subsidiaries with respect to any matter relating to Taxes which is currently in force.

        (d) Except as set forth in Schedule 4.15(d) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement or arrangement (written or oral) providing for the allocation or sharing of Taxes.

        (e) The Company and each of its subsidiaries have withheld from each payment made to any of their respective past or present employees, officers or directors, or any other person, the amount of all Taxes and other deductions required to be withheld therefrom and paid the same to the proper tax or other receiving officers within the time required by law, except where the failure to do so would not result in any deficiency or claim for additional Taxes.

        (f) The accruals for deferred Taxes reflected in the financial statements of the Company for the year ended December 25, 1999 are adequate to cover any deferred Tax liability of the Company and its subsidiaries determined in accordance with GAAP through the date thereof.

        (g) Except as set forth in Schedule 4.15(g) of the Company Disclosure Schedule, there is no agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or independent contractor of the Company or any of its subsidiaries that, considered individually or considered collectively with any other such contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Internal Revenue Code of 1986, as amended (the "Code") (or any comparable provision under state tax laws). Except as set forth in Schedule 4.15(d) of the Company Disclosure Schedule, neither the Company nor any subsidiary of the Company is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract.

        SECTION 4.16. Environmental Matters. This is the exclusive provision containing representations and warranties governing environmental matters or arising under Environmental Laws. Except as set forth in Schedule 4.16 of the Company Disclosure Schedule or which, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse
Effect:

        (a) All of the operations of the Company and each of its subsidiaries and their respective assets, businesses and real property currently owned, leased or operated by the Company or any of its subsidiaries (collectively, the "Real Property"), comply with applicable Environmental Laws.

        (b) None of the Real Property is listed or, to the knowledge of the Company or any of its subsidiaries, is proposed for listing, on the National Priorities List pursuant to CERCLA or any similar inventory of sites requiring investigation or remediation maintained by any state or locality. Neither the Company nor any of its subsidiaries has received any written notice or claim from any Governmental Entity or third party alleging any Environmental Liabilities which remains outstanding or unresolved.

        (c) Each of the Company and its subsidiaries has all the permits, licenses, authorizations and approvals necessary for the present conduct of their businesses required under applicable Environmental Laws (the "Environmental Permits") and they are in compliance with the material terms and conditions of all such Environmental Permits.

        (d) The Company and its subsidiaries have provided or made available to Parent all material environmental reports, assessments, audits, studies, investigations, data and Environmental Permits in their custody or possession concerning the Real Property or the assets of the Company or any of its subsidiaries.

        SECTION 4.17. Brokers. No broker, finder or investment banker (other than CIBC World Markets Corp. and EverCore Healthcare Capital LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements among the Company and CIBC World Markets Corp. and EverCore Healthcare Capital LLC pursuant to which such firms would be entitled to any payment relating to the Transactions.

        SECTION 4.18. Intellectual Property. (a) Schedule 4.18 of the Company Disclosure Schedule sets forth a list of (i) all material patents, patent applications, registered trademarks, trademark applications, registered copyrights and copyright applications that are owned by the Company or its subsidiaries (collectively, "Registered Intellectual Property") and (ii) all agreements under which the Company or its subsidiaries are licensed or otherwise permitted, or license or otherwise permit a third party, to use Intellectual Property Rights that are material to the business of the Company and its subsidiaries.

        (b) (i) The Company and its subsidiaries directly or indirectly own, or are licensed or otherwise possess valid rights to use, all Company Intellectual Property (including, without limitation, in connection with potential products under development by the Company or any of its subsidiaries), with such exceptions, individually or in the aggregate, as have not had and could not reasonably be expected to have a Company Material Adverse Effect, (ii) no person is challenging or, to the knowledge of the Company, infringing or otherwise violating the Company Intellectual Property, except in each case for challenges, infringements or violations which, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect, and (iii) to the best knowledge of the Company, neither the Company nor any of its subsidiaries is, or will be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, infringing or otherwise violating any Intellectual Property Rights that are owned by any third party (collectively, "Third Party Intellectual Property Rights"), except in each case for infringements or violations which, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

        (c) The Company Intellectual Property constitutes all the Intellectual Property Rights necessary for the business of the Company and its subsidiaries as currently conducted, except such Intellectual Property Rights the absence of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect.

        SECTION 4.19. Warranties. Except as set forth in Schedule 4.19 of the Company Disclosure Schedule, to the best knowledge of the Company, there are no material claims pending or threatened against the Company or any of its subsidiaries with respect to the quality of or absence of defects in its products that it has sold.

        SECTION 4.20. Products Liability. Except as set forth in Schedule 4.20 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has received any written notice relating to any material claim involving any product manufactured, produced, distributed or sold by or on behalf of the Company or any of its subsidiaries resulting from an alleged defect in design, manufacture, materials or workmanship, or any alleged failure to warn, or from any breach of any implied warranties or representation, other than notices of claims that have been settled or resolved by the Company and its subsidiaries prior to the date hereof, except claims which, individually or in the aggregate, have not had and could not reasonably be expected to have a Company Material Adverse Effect.

        SECTION 4.21. Vote Required. The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger.

        SECTION 4.22. Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation (including, without limitation, Section 203 of the DGCL)

(each, a "Takeover Statute") is applicable to the Company, Parent, Purchaser, the Shares, this Agreement, the Stockholder Agreements or the Transactions.

        SECTION 4.23. Opinion of Financial Advisor. The Company Board has been advised by the Company's financial advisor, CIBC World Markets Corp., to the effect that in its opinion, as of the date of this Agreement, the consideration to be received by the holders of Company Common Stock in the Offer and the Merger, taken together, is fair from a financial point of view to such holders (other than Parent, the Significant Stockholders and their respective affiliates).


                                    ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

        Parent and Purchaser each hereby represent and warrant to the Company that:

        SECTION 5.01. Organization and Qualification. Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and Approvals, individually or aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Purchaser is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

        SECTION 5.02. Authority Relative to this Agreement. Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transactions have been duly and validly authorized by all necessary corporate action on the part of Parent and Purchaser, and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms.

        SECTION 5.03. No Conflict, Required Filings and Consents. (a)
Except as set forth in Section 5.03(b) hereof, the execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement and the consummation of the Transactions by Parent and Purchaser will not, (i) conflict with or violate the Restated Certificate of Incorporation or By-Laws of Parent or Purchaser, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Purchaser or by which their respective assets or properties are bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's or Purchaser's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any contracts material to the business of Parent and Purchaser taken as a whole, or result in the creation of a lien or encumbrance on any of the assets or properties of Parent or Purchaser pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any of their respective assets or properties are bound or affected except, in the case of clauses (ii) and (iii), for such conflicts, breaches, violations, defaults or other occurrences that, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect or otherwise prevent or delay Parent or Purchaser from performing their respective obligations under this Agreement.

        (b) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement and the consummation of the Transactions by Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, state takeover laws, the pre-merger notification requirements of the HSR Act, any non-United States laws regulating competition, antitrust, investment or exchange controls and the filing of the Certificate of Merger or other documents as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent or delay Parent or Purchaser from performing their respective obligations under this Agreement, and, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

        SECTION 5.04. Capitalization. As of the date of this Agreement, the authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock, and 2,500,000 shares of preferred stock without par value ("Parent Preferred Stock"). As of May 19, 2000 (i) 96,622,309 shares of Parent Common Stock were issued and outstanding, all of which have been duly authorized and validly issued and are fully paid and non-assessable, (ii) no shares of Parent Preferred Stock were issued or outstanding, (iii) no shares of Parent Common Stock were held in the treasury of Parent and (iv) 9,285,731 shares of Parent Common Stock were reserved for future issuance pursuant to, or were held under, Parent's stock option plan or other similar employee benefit plans of Parent or any of its subsidiaries. No material change in such capitalization has occurred between May 19, 2000 and the date of this Agreement other than any change associated with the exercise of vested options to purchase Parent Common Stock granted under any stock option plan, other similar employee benefit plans or pursuant to any other arrangement adopted by Parent's Board of Directors to provide options, warrants or other rights to purchase capital stock of Parent to directors, officers, or employees of Parent or any subsidiary of Parent. All shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. All outstanding shares of capital stock of Parent and its subsidiaries were issued in compliance with federal securities laws. The issuance of the Parent Common Stock in connection with the Merger and upon the exercise of Options and warrants of the Company following the Merger have been duly authorized and, when issued in connection with the Merger or upon such exercise, will be validly issued, fully paid and non-assessable.

        SECTION 5.05. SEC Filings, Financial Statements. Parent has filed all forms, reports and documents required to be filed by it with the SEC since (and including) January 1, 1999. Parent has delivered or made available to the Company, in the form filed with the SEC, the Parent SEC Reports. The Parent SEC Reports (including any financial statements or schedules included therein) (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

        (a) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and each of the consolidated balance sheets (including the related notes and schedules) included or incorporated in such financial statements fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and each of the consolidated statements of income and of cash flows (including the related notes and schedules) included or incorporated in such financial statements fairly presents in all material respects the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments and such statements do not contain notes thereto.

        (b) Parent has heretofore furnished or made available to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

        SECTION 5.06. Absence of Certain Changes or Events. Except as set forth in the Parent SEC Reports or as expressly contemplated by this Agreement, between December 31, 1999 and the date of this Agreement, there has not occurred, nor has any event occurred which would be reasonably likely to result in, any Parent Material Adverse Effect.

        SECTION 5.07. No Undisclosed Liabilities. Except as is disclosed in the Parent SEC Reports, as of the date of this Agreement, neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of the type that are required to be disclosed in financial statements, including the notes thereto, prepared in accordance with GAAP, that are, in the aggregate, material to the business, operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities
(i) adequately provided for or referred to in Parent's balance sheet and the related notes thereto as of December 31, 1999 included in Parent's Form 10-K for the year ended December 31, 1999 (which is part of the Parent SEC Reports) or
(ii) incurred since December 31, 1999 (A) in the ordinary course of business and consistent with past practice, or (B) that, individually or in the aggregate, have not had and could not reasonably be expected to have a Parent Material Adverse Effect.

        SECTION 5.08. Funds. As of the date of this Agreement, Parent has binding commitments of institutional lenders to provide all funds necessary to consummate the Offer and the Merger.


                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

        SECTION 6.01. Conduct of Business by the Company Pending the Merger. During the period from the date of this Agreement and continuing until the earliest to occur of (i) the termination of this Agreement, (ii) the time the designees of Parent constitute a majority of the Company Board or (iii) the Effective Time, the Company covenants and agrees that, unless Parent shall otherwise approve in writing (which approval, in respect of requests of the Company (y) pertaining to any of the actions identified in clauses "(a)" through "(f)," clauses "(g)(i),""(g)(iii)" through "(g)(vi)," and clauses "(h)" through "(m)" of this Section 6.01 and (z) sought by the Company more than 40 business days after the Offer Commencement Date, shall not be unreasonably withheld) and unless otherwise expressly contemplated hereunder, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted, and the Company and its subsidiaries shall not take any action except in the ordinary course of business; and the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to keep available the services of the present officers, employees and consultants of the Company and its subsidiaries, and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earliest to occur of (i) the termination of this Agreement,
(ii) the time the designees of Parent constitute a majority of the Company Board or (iii) the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written approval of Parent (which approval, in respect of requests of the Company (y) pertaining to any of the actions identified in clauses "(a)" through "(f)", clauses "(g)(i),""(g)(iii)" through "(g)(vi)," and clauses "(h)" through "(m)" of this Section 6.01 and (z) sought by the Company more than 40 business days after the Offer Commencement Date, shall not be unreasonably withheld), unless expressly disclosed in Schedule 6.01 of the Company Disclosure Schedule:

        (a) amend or otherwise change the Company's or any of its subsidiaries' Certificates of Incorporation, By-Laws or other equivalent organizational documents;

        (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company or any of its subsidiaries or affiliates (except for (i) the issuance of Shares pursuant to the exercise of Options under the Stock Option Plans and the Warrants, which Options and Warrants are outstanding on the date hereof, (ii) the issuance of Shares pursuant to the Stock Purchase Plan and (iii) the issuance of preferred stock of the Company pursuant to Section 7.12);

        (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets and (iii) as set forth in Schedule 6.01(c) of the Company Disclosure Schedule);

        (d) except as provided in Section 7.03, amend or change the period (or permit any acceleration, amendment or change) of exercisability of Options granted under the Stock Option Plans or the Warrants or authorize cash payments in exchange for any such Options or Warrants;

        (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly-owned subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) except as provided in
Section 7.03, amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing, except in connection with the purchase of Shares by the trustees of the Company's Retirement Plan;

        (f) sell, transfer, license, sublicense or otherwise dispose of any Company Intellectual Property or amend or modify any existing agreements with respect to any Company Intellectual Property or Third Party Intellectual Property Rights;

        (g) (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money, issue any debt securities, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any person, or make any loans or advances except for the incurrence of indebtedness for borrowed money (y) under that certain Amended and Restated Credit Agreement, dated as of November 6, 1998, amending and restating the Credit Agreement dated as of September 5, 1995 among the Company, the lenders (as defined therein), and Chemical Bank as Issuing Bank, Administrative Agent and as Collateral for the Lenders, as amended by that certain Waiver and First Amendment dated as of February 7, 2000 and that certain Waiver and Second Amendment dated as of March 25, 2000 (the "Bank Facility"), and (z) up to an aggregate of $40,000,000 of new indebtedness pursuant to the credit facility to be provided by Parent as set forth in Section 7.12; (iii) enter into any (x) Material Contract; (y) Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $750,000 annually, or that contemplate or involve the performance of services having a value in excess of $750,000 or (z) Contract that has a term of more than 180 days and that may not be terminated by the Company or one of its subsidiaries (without payment of penalty or premium of more than $750,000) within 180 days after the delivery of a termination notice by the Company or such subsidiary (other than, in each of clauses "(x)," "(y)" or "(z)," purchase orders for any raw materials or any finished products for resale aggregating in any month not in excess of the greater of $250,000 or 10% of the aggregate purchase price of such raw material or finished product purchased in fiscal 1999, and bid contracts, in each case entered into in the ordinary course of business); (iv) authorize or make any capital expenditures or purchases of fixed assets that are not currently budgeted; (v) terminate any (x) Material Contract, (y) Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $750,000 annually, or that contemplate or involve the performance of services having a value in excess of $750,000 or (z) Contract that has a term of more than 180 days and that may not be terminated by the Company or one of its subsidiaries (without payment of penalty or premium of more than $750,000) within 180 days after the delivery of a termination notice by the Company or such subsidiary or amend any of its material terms (other than amendments to existing credit arrangements with the sole effect of remedying defaults thereunder and that do not materially increase the Company's obligations or commitments thereunder); or (vi) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this
Section 6.01(g);

        (h) except for contracts or amendments that serve to reduce the cost to the Company of severance arrangements, increase the compensation payable or to become payable to its employees, officers or directors or grant any severance or termination pay to, or enter into any employment or severance agreement with, any managerial employee, director or officer of the Company or any of its subsidiaries or establish, adopt, enter into, terminate or amend any Employee Plan (except as may otherwise be required by applicable law);

        (i) take any action, other than as required by GAAP, to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, capitalization of development costs, payments of accounts payable and collection of accounts receivable);

        (j) make any material Tax election inconsistent with past practice or settle or compromise any material Tax liability, except to the extent the amount of any such settlement or compromise has been reserved for on the consolidated financial statements contained in the Company SEC Reports;

        (k) pay, discharge, settle or satisfy any material lawsuits, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business; provided that, for the purpose of this paragraph
(k), (1) all liabilities or obligations of the Company or any of its subsidiaries to its directors, officers or affiliates shall be deemed to be material and not in the ordinary course, and (2) that any discharge, settlement or satisfaction that would result in the imposition of any obligation on the Company or any of its subsidiaries other than for the payment of money shall be deemed to be not in the ordinary course;

        (l) except as currently budgeted, permit any material increase in the number of employees employed by the Company or any of its subsidiaries on the date hereof;

        (m) commence any litigation, other than collection actions in the ordinary course of business; or

        (n) take or fail to take, or agree in writing or otherwise to take or fail to take any of the actions described in Section 6.01(a) through (m) above.

        SECTION 6.02. No Solicitation. (a) The Company will not, and will not permit or cause any of its subsidiaries to, and shall direct its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, initiate or solicit any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, tender offer, consolidation or similar transaction involving, or any purchase of assets (other than inventory in the ordinary course of business) or outstanding shares of capital stock of, the Company or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company will not, and will not permit or cause any of its subsidiaries or any of the officers and directors of it or its subsidiaries to, and shall direct its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or the Company Board from (i) complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or disclosure obligations under state law or (ii) at any time prior to the earlier to occur of (x) payment for shares of Company Common Stock pursuant to the Offer or (y) the approval of the Merger by the requisite vote of the stockholders of the Company, (A) providing information in response to a request therefor by a person who has made an unsolicited bona fide written Superior Proposal (so long as such proposal did not result from a breach of this Section 6.02) if the Company Board receives from the person so requesting such information an executed confidentiality agreement with customary terms (which shall not preclude the making of an Superior Proposal); or (B) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Superior Proposal, if and only to the extent that, in each such case referred to in clause (A) or (B) above, the


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Company Board determines in good faith, after consultation with the Company's outside legal counsel, that such action is necessary in order for the Company's directors to comply with their fiduciary duties under applicable law; provided, however, that the Company may not, except as permitted by Section 6.02(b) below, withdraw or modify, or propose to withdraw or modify, the Company Board Recommendation, or approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or enter into any agreement with respect to any Acquisition Proposal. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company agrees that it will take the necessary steps to inform promptly the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.02. The Company also will promptly request each individual or entity that has executed, within twelve months prior to the date of this Agreement, a confidentiality agreement in connection with his or its consideration of a possible Acquisition Proposal to return promptly or destroy all confidential information heretofore furnished to such individual or entity by or on behalf of the Company or any of its subsidiaries. The Company agrees not to release or permit the release of any waiver of any provision of, any confidentiality, "standstill" or similar agreement to which the Company or any of its subsidiaries is a party, and will enforce or cause to be enforced each such agreement at the request of Parent. The Company will notify Parent immediately (but in any event within 24 hours) if any such inquiries, proposals or offers are received by, any such information requested from, or any such discussions or negotiations are sought to be initiated or continued with any of its representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. For purposes of this Section 6.02, an Acquisition Proposal will be considered unsolicited even though the Company, prior to the date of this Agreement, solicited a proposal from the person making the Acquisition Proposal.

        (b) Neither the Company Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Purchaser, the Company Board Recommendation, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal by a third party or (iii) terminate this Agreement in order to enter into a definitive agreement with respect to any third-party Acquisition Proposal; provided, however, that the Company Board or a committee thereof may take the actions described (A) under clause (i) if the Company Board shall have determined in good faith, after consultation with outside counsel, that such action is necessary in order for its directors to comply with their fiduciary duties under applicable law and (B) under clause (ii) if the Company Board shall have made the determination required in (A) above and also determined in good faith, after consultation with its financial advisor, that such Acquisition Proposal is a Superior Proposal.

        SECTION 6.03. Information Supplied. Each of the Company and Parent agrees, as to itself and its subsidiaries, that none of the information supplied or to be supplied by it or its subsidiaries for inclusion or incorporation by reference in (i) the Offer Documents and the Schedule 14D-9 will, at the time of distribution thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) the Registration Statement and related prospectus, if any, will, at the date of mailing to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VII


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                              ADDITIONAL AGREEMENTS

        SECTION 7.01. Filings, Other Actions; Notification. (a) Parent and the Company shall promptly prepare and file as soon as practicable after the date hereof all documents required to be filed (i) with the United States Federal Trade Commission and the Department of Justice in order to comply with the HSR Act and (ii) any other documents which are required under any non-United States laws regulating competition, antitrust, investment or exchange controls. Parent and the Company shall promptly furnish all materials thereafter required in connection therewith.

        (b) Each of the Company and Parent shall cooperate with each other and use (and shall cause its subsidiaries to use) all reasonable efforts (i) to cause to be done all things necessary, proper or advisable on its part under this Agreement and applicable laws to consummate and make effective the Transactions as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and (ii) to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in connection with, as a result of or in order to consummate any of the Transactions, including, without limitation, upon request of Parent, all material consents required in connection with the consummation of the Offer and the Merger. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective subsidiaries, that appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Transactions; provided, however, that with respect to documents that one party reasonably believes should not be disclosed to the other party, such party shall instead furnish those documents to counsel for the other party pursuant to a mutually satisfactory confidentiality agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

        (c) Subject to the provisions of this Section 7.01(c), Parent and the Company shall promptly respond to any request for additional information pursuant to Section (e)(1) of the HSR Act (a "Second Request"). Parent shall use its reasonable efforts to resolve objections, if any, as may be asserted by any Governmental Entity with respect to the Transactions under any antitrust or trade or regulatory laws or regulations of any Governmental Entity. In connection therewith, Parent shall use (and shall cause each of its subsidiaries to use) all commercially reasonable measures available to it to consummate the Transactions. Notwithstanding the foregoing, however, Parent will not be required to agree to the sale, license, disposition, holding separate or divestiture of any lines of business or assets that could reasonably be expected to be material to the business, taken as a whole, of Parent and its subsidiaries and the Company and its subsidiaries following the Effective Time. The parties further acknowledge and agree that: (i) without limiting Parent's obligations under this paragraph, Parent shall have the right, given the option by the relevant Governmental Entity, to determine which businesses or assets, or portions thereof, shall be, if necessary to satisfy each such objection, sold, licensed, disposed of, held separate or divested, and on what terms and conditions such actions shall be taken; and (ii) any such sale, license, disposition, separation or divestiture shall be conditioned upon the closing of the Merger and shall not reduce the Offer Price. To the extent reasonably practicable, each party shall have the right to attend and participate in any telephone calls or meetings that the other party has with any person with respect to the foregoing, and shall otherwise be promptly informed of the substance of the call or meeting.

        (d) Each of the Company and Parent shall, upon request by the other, furnish the other with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other


                                      A-34
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matters as may be reasonably necessary or advisable in connection with the Offer
Documents, the Schedule 14D-9, the Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective subsidiaries to any third party or Governmental Entity in connection with the Transactions.

        (e) Each of the Company and Parent shall keep the other apprised of the status of matters relating to completion of the Transactions, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of their respective subsidiaries, from any third party or any Governmental Entity with respect to the Transactions.

        (f) If any Takeover Statute shall become applicable to the Transactions, the Company and the Company Board shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to eliminate or minimize the effects of such Takeover Statute on the Transactions.

        SECTION 7.02. Access to Information; Confidentiality. The Company shall (and shall cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Parent reasonable access, consistent with applicable law, at all reasonable times during the period prior to the Appointment Date, to all its books, contracts, commitments and records, and, during such period, the Company shall (and shall cause each of its subsidiaries to) furnish, consistent with applicable law, promptly to Parent all information concerning the Company's business and personnel as Parent may reasonably request and shall make available, consistent with applicable law, to Parent the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the Company's business and personnel as Parent may reasonably request to the extent that the Company is not in breach of a confidentiality agreement with a third party. After the Appointment Date, the Company shall provide Parent and such persons as Parent shall designate with all such information, at any time as Parent shall request. Any such information obtained by Parent or Purchaser shall be governed by the terms of the Confidentiality Agreement. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or such person as may be designated by any of its officers, as the case may be.

        SECTION 7.03. Stock Options. (a) At the Effective Time, in accordance with Section 5(c)(ii) of the Company 1999 Stock Option Plan and Section V.C.2. of the Company 1995 Non-Employee Director Stock Option Plan, respectively, all rights to acquire Company Common Stock under each Option then outstanding under the Company 1999 Stock Option Plan and the Company 1995 Non-Employee Director Stock Option Plan shall be converted into and become rights to receive in lieu of each share of Company Common Stock then subject to the Option, the number and class of shares and/or other securities or property (including cash) comprising the Merger Consideration. With respect to each such Option (an "Assumed Option"), Parent shall assume the obligation to deliver to each holder of such Option (an "Optionholder") the amount of Merger Consideration payable upon the exercise of the Assumed Option. From and after the Effective Time (i) each Assumed Option may be exercised solely for Merger Consideration as provided herein and (ii) in accordance with the terms of the Company 1999 Stock Option Plan and the Company 1995 Non-Employee


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

Director Stock Option Plan, any restriction on the exercise of any such Assumed Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Assumed Option shall otherwise remain unchanged; provided, however that each Assumed Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time in accordance with and subject to the 1999 Stock Option Plan and the Company 1995 Non-Employee Director Stock Option Plan. Within a reasonable time after the Effective Time, Parent shall issue to each Optionholder a document describing the terms applicable to Assumed Options. In addition, the Company Board (or a committee thereof consisting of two or more non-employee directors, each of whom shall be to the extent required by Rule 16b-3, a "non-employee director" as defined in Rule 16b-3 of the Exchange Act ) shall adopt such resolutions and take other actions, if any, as may be required to provide that upon the Effective Time, all outstanding unexercised options (whether vested or unvested and without regard to limitations on exercise otherwise contained in the agreement evidencing the option) granted pursuant to the Company 1993 Stock Option Plan and the Company 1997 Stock Option Plan ("Terminating Options") shall be terminated effective as of the Effective Time in accordance with the terms of each such plan, respectively, and the Company shall deliver a notice of termination to each holder of a Terminating Option at least 20 days prior to the Effective Time; provided that, during the period from the date on which such notice of termination is delivered to the Effective Time, each holder of a Terminating Option shall have the right to exercise in full all of his or her Terminating Options that are then outstanding (whether vested or unvested and without regard to limitations on exercise otherwise contained in the agreement evidencing the Terminating Option), but contingent on occurrence of the Merger, and provided that, if the Merger does not take place within 180 days after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

               Parent shall register the number and class of shares as comprise the Merger Consideration issuable upon the exercise of the Assumed Options with the Securities and Exchange Commission on a Form S-8 not later than 15 days following the Effective Time.

        (b) Prior to the Effective Time, the Company shall take all actions as are necessary to terminate the Company's Stock Purchase Plan and to cause the "Exercise Date" (as such term is used in the Stock Purchase Plan) applicable to the then current Offering Period (as such term is used in the Stock Purchase
Plan) to be the last trading day on which the Company Common Stock is traded on the NYSE immediately prior to the Effective Time (the "New Purchase Date"); provided that, such termination and change in the "Exercise Date" shall be conditioned upon the consummation of the Merger. On the New Purchase Date, the Company shall apply the funds credited as of such date under the Stock Purchase Plan within each participant's payroll withholdings account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Stock Purchase Plan. The Company shall promptly deliver to Parent prior to the Effective Time true and complete copies of all documentation relating to or arising from the termination of the Stock Purchase Plan.

        SECTION 7.04. Employee Benefits. (a) Except as contemplated by this Agreement, for the period beginning on the Closing Date and ending on the date on which employees of the Company and its subsidiaries are first eligible to enroll in the health and welfare plans of the Surviving Corporation, Parent or its subsidiaries (which date is currently contemplated to be December 2000), Parent shall maintain or cause the Surviving Corporation to maintain the Company's health and welfare plans for employees of the Company and its subsidiaries which are in effect on the date of this Agreement. Parent and the Surviving Corporation shall ensure that any employee benefit plan or arrangement established, maintained or contributed to by Parent and the Surviving Corporation or any of their affiliates grant full credit for all service or employment with, or recognized by, the Company or any of its affiliates for purposes of eligibility and vesting with respect to any employee pension benefit plan, as defined in Section 3(2) of ERISA, and, for purposes of eligibility, vesting and determining the amount of any benefit with respect to any vacation program or employee welfare benefit plan, as defined in Section 3(1) of ERISA, including, without limitation, any severance plan or sick plan. As soon as practicable (and in any event no later than seven days after the date of this Agreement), the parties agree to jointly communicate

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

the substance of the provisions of this Section 7.04(a) to the employees of the Company and its subsidiaries.

        (b) Parent shall honor, in accordance with their terms, all employment agreements, retention programs, severance agreements, severance plans or severance policies of the Company and its subsidiaries that are previously disclosed in the Company Disclosure Schedule, unless any employee covered by any such agreement, plan or policy agrees otherwise.

        (c) The Company shall take (or cause to be taken) all actions necessary or appropriate to terminate The Retirement Plan of Schein Pharmaceutical, Inc. & Affiliates (the "Retirement Plan"), and each other pension or retirement plan, sponsored by the Company or any of its subsidiaries, intended to qualify under
Section 401(a) of the Code, effective on the date immediately prior to the earlier of: (i) the consummation of the Offer but conditioned on the Company becoming an ERISA Affiliate of Parent; and (ii) the Effective Time but conditioned on the Company becoming an ERISA Affiliate of Parent. Notwithstanding such termination of the Retirement Plan, participants in the Retirement Plan shall be permitted to continue to make and repay loans under the Retirement Plan (a "Plan Loan").

As soon as practicable after the Effective Time, the Surviving Corporation or Parent shall file with the Internal Revenue Service a request for a determination regarding the tax-qualified status of the Retirement Plan under
Section 401(a) of the Code. Within 45 days following the receipt of a favorable determination letter from the Internal Revenue Service or earlier, as determined by Parent, Parent shall permit any participant in the Retirement Plan to elect to rollover (whether by direct or indirect rollover, as selected by such participant) his or her "eligible rollover distribution" (as defined in Section 402(c)(4) of the Code) from the Retirement Plan to a retirement plan maintained by Parent or its affiliates that contains a cash or deferred arrangement under
Section 401(k) of the Code ("Parent 401(k) Plan"), provided, that such participant is an employee of the Company or Surviving Corporation at the time of his or her distribution from the Retirement Plan. None of the Company, Surviving Corporation, Parent or the Retirement Plan shall place any participant's Plan Loan into default or declare a default with respect to any Plan Loan so long as such participant transfers his or her account balance under the Retirement Plan, together with the note evidencing the Plan Loan, to the Parent 401(k) Plan through a direct rollover, provided, that the Plan Loan is not in default at the time the plan administrator for the Retirement Plan receives such participant's rollover election. Parent shall amend the Parent 401(k) Plan to the extent necessary in order to effectuate the transactions contemplated under this Section. The Company, the Surviving Corporation and Parent shall cooperate with each other (and cause the trustees of the Retirement Plan and the Parent 401(k) to cooperate with each other) with respect to the rollover of the participants' distributions.

        SECTION 7.05. Indemnification. (a) From and after the Effective Time, the Surviving Corporation, to the fullest extent permitted under applicable law, shall indemnify and hold harmless each present and former director and officer of the Company (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to actions taken or omitted to be taken by such Indemnified Parties in their capacity as a director, officer, employee or agent of the Company or any of its subsidiaries or, while serving at the request of the Company, in their capacity as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at or prior to the Effective Time (including, without limitation, the Transactions). The Surviving Corporation shall advance expenses to an Indemnified Party, as incurred, with respect to the foregoing actions or failures to act, to the fullest extent permitted under applicable law; provided that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective
Time), (i) the Indemnified Parties shall promptly notify Parent and the Surviving Corporation thereof, (ii) any counsel retained by the Indemnified Parties for any period after the Effective Time must be reasonably satisfactory to Parent and the Surviving Corporation, (iii) the Surviving Corporation shall not be obligated to pay for more than one firm of counsel at any time for all Indemnified Parties, and (iv) the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final) that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Subject to the rights afforded and the limitations applicable to the Surviving Corporation (and any of its successors or assigns) under this Section 7.05(a): (i) Parent hereby absolutely, unconditionally and irrevocably guarantees the prompt payment and performance, in each case when due, by the Surviving Corporation (and any of its successors or assigns) of its obligations (monetary and non-monetary) under this Section 7.05(a); (ii) Parent agrees that this guarantee is continuing in nature and shall survive and continue in full force notwithstanding the dissolution or liquidation of, or the insolvency or bankruptcy of, merger or any other corporate change or other occurrence whatsoever affecting the obligations and liabilities of the Surviving Corporation; and (iii) Parent agrees that, with respect to the monetary obligations of the Surviving Corporation under this
Section 7.05(a), this is a guarantee of performance and payment and not merely of collection, and that Parent will perform said obligations without offset of any kind and without first pursuing any rights or remedies that it may have against the Surviving Corporation regardless of the existence or adequacy of such rights or remedies. Parent agrees to reimburse each Indemnified Party for all costs and expenses, including reasonable attorneys' fees and expenses, incurred by the Indemnified Party in connection with the enforcement of each Indemnified Party's rights under this Section 7.05(a). With respect to those matters set forth in this Section 7.05(a), Parent hereby unconditionally and irrevocably waives, to the extent permitted by applicable law, (i) notice of acceptance of the guarantee and any notice regarding the performance or non-performance of the Surviving Corporation with respect to any of its obligations hereunder, (ii) presentment for payment, notice of non-payment or non-performance, demand, protest, notice of protest and notice of dishonor or default to anyone, (iii) defenses to pay or perform based upon any of the obligations of the Surviving Corporation hereunder not being a valid and binding obligation of the Surviving Corporation enforceable in accordance with its terms for any reason whatsoever, (iv) all other notices to which Parent may be entitled but which may legally be waived, (v) any defense or circumstance which might otherwise constitute a legal or equitable discharge of Parent and (vi) all rights under any state or federal statute dealing with or affecting the rights of creditors.

        (b) For a period of not less than six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events existing or occurring at or prior to the Effective Time (including, without limitation, the Transactions); provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the annual premiums paid as of the date hereof by the Company for such insurance (such 150% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, the Surviving Corporation shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the

Maximum Premium; provided, further, that if such insurance coverage cannot be obtained at all, the Surviving Corporation shall purchase all available extended reporting periods with respect to pre-existing insurance in an amount that, together with all other insurance purchased pursuant to this Section 7.05(b), does not exceed the Maximum Premium. Parent agrees, and will cause the Surviving Corporation, not to take any action that would have the effect of limiting the aggregate amount of insurance coverage required to be maintained for the individuals referred to in this Section 7.05(b). Subject to the rights afforded and the limitations applicable to the Surviving Corporation (and any of its successors or assigns) under this Section 7.05(b): (i) Parent hereby absolutely, unconditionally and irrevocably guarantees the prompt payment and performance, in each case when due, by the Surviving Corporation (and any of its successors or assigns) of its obligations (monetary and non-monetary) under this Section 7.05(b); (b)(ii) Parent agrees that this guarantee is continuing in nature and shall survive and continue in full force notwithstanding the dissolution or liquidation of, or the insolvency or bankruptcy of, merger or any other corporate change or other occurrence whatsoever affecting the obligations and liabilities of the Surviving Corporation; and (iii) Parent agrees that, with respect to the monetary obligations of the Surviving Corporation under this
Section 7.05(b), this is a guarantee of performance and payment and not merely of collection, and that Parent will perform said obligations without offset of any kind and without first pursuing any rights or remedies that it may have against the Surviving Corporation regardless of the existence or adequacy of such rights or remedies. Parent agrees to reimburse each Indemnified Party for all costs and expenses, including reasonable attorneys' fees and expenses, incurred by the Indemnified Party in connection with the enforcement of each Indemnified Party's rights under this Section 7.05(b). With respect to those matters set forth in this Section 7.05(b), Parent hereby unconditionally and irrevocably waives, to the extent permitted by applicable law, (i) notice of acceptance of the guarantee and any notice regarding the performance or non-performance of the Surviving Corporation with respect to any of its obligations hereunder, (ii) presentment for payment, notice of non-payment or non-performance, demand, protest, notice of protest and notice of dishonor or default to anyone, (iii) defenses to pay or perform based upon any of the obligations of the Surviving Corporation hereunder not being a valid and binding obligation of the Surviving Corporation enforceable in accordance with its terms for any reason whatsoever, (iv) all other notices to which Parent may be entitled but which may legally be waived, (v) any defense or circumstance which might otherwise constitute a legal or equitable discharge of Parent and (vi) all rights under any state or federal statute dealing with or affecting the rights of creditors.

        (c) If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or the surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section.

        (d) The provisions of this Section 7.05 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs, their representatives and assigns.

        SECTION 7.06. Notification of Certain Matters. (aii The Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement, (iii) any material breach of any covenant or obligation of the Company, (iv) any inspection or written inquiry made by any Governmental Entity (other than the SEC) of the Company or any of its subsidiaries (and the Company shall provide Parent with copies of any documents relating to each such inspection and inquiry), (v) any Form 483s or similar notices, warning letters or other correspondence received by the Company from the FDA or any comparable state or foreign Governmental Entity regarding the compliance status of the Company or any of its subsidiaries under applicable legal requirements (and the Company shall provide Parent with copies of all relevant correspondence relating thereto), and (vi) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Annex A or Article VIII impossible or unlikely or that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any legal proceeding or material claim commenced or threatened or asserted in writing against or with respect to the Company or any of its subsidiaries. No notification given to Parent pursuant to this Section 7.06(a) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

        (b) Parent shall promptly notify the Company in writing of: (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Parent in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement, (iii) any material breach of any covenant or obligation of Parent, (iv) any inspection or written inquiry made by any Governmental entity (other than the SEC) or Parent or any of its subsidiaries (and Parent shall provide the Company with copies of any documents relating to each such inspection and inquiry), and (v) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Annex A or Article VIII impossible or unlikely or that has had or could reasonably be expected to have a Parent Material Adverse Effect. Without limiting the generality of the foregoing, Parent shall promptly advise the Company in writing of any legal proceeding or material claim commenced or threatened or asserted in writing against or with respect to Parent or any of its subsidiaries. No notification given to the Company pursuant to this Section 7.06(b) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.

        SECTION 7.07. Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto in good faith shall use their respective reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to the obligations of the other parties under this Agreement.

        SECTION 7.08. Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Offer, the

Merger or this Agreement and, except for press releases and public statements made by the Company in connection with its upcoming annual meeting of stockholders and related proxy solicitation which do not discuss or refer to the Transactions, shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the NYSE if it has used all reasonable efforts to consult with the other party.

        SECTION 7.09. De-listing. The Surviving Corporation shall use its best efforts to cause the Shares to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

        SECTION 7.10. Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article III. Except as otherwise provided in
Section 9.03, whether or not the Merger is consummated, all other costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses.

        SECTION 7.11. Financing. Parent shall put in place the financing described in the letter dated May 20, 2000 (the "Commitment Letter") from Societe Generale and SG Cowen Securities to Parent. Parent shall use its best efforts to ensure that the conditions described in the Commitment Letter are fulfilled in a timely manner.

        SECTION 7.12. Credit Facility. (a) Not later than the close of business on June 5, 2000, Parent shall enter into such agreements with the Company, the Company's current lenders and others, and shall make funds available or provide credit support or other financial accommodation, as may be necessary to provide the Company with immediate borrowing availability in the amount of $40,000,000 less the principal amount of the Unsecured Note (if issued under Section 7.12(b)) and the aggregate purchase price of Company preferred stock (sold to Parent pursuant to Section 7.12(b)), which shall be in addition to amounts currently available to the Company under the Bank Facility. Parent will use its reasonable efforts to make such funds available on terms and conditions not less favorable to the Company than provided for in the Bank Facility. The Company and Parent agree to structure such credit facility in a manner that will not (with or without the giving of notice, the passage of time or both) by the creation thereof or borrowing thereunder breach, violate or cause an acceleration under the terms of the Bank Facility (including all collateral and other documents related thereto), the Company's Senior Floating Rate Notes due 2004 or any other indebtedness of the Company. The Company agrees to use the proceeds of such credit facility in the manner provided for in Annex B hereto.

        (b) In the event Parent does not timely comply with Section 7.12(a), it shall not be a breach of this Agreement provided that Parent shall (i) not later than the close of business May 30, 2000, loan to the Company an amount specified in writing by the Company up to $5,000,000 (the "Unsecured Note") on an unsecured subordinated basis at the interest rate of the Bank Facility in effect from time to time with a maturity date of December 24, 2004, and (ii) purchase from the Company not later than the close of business on the dates and for the purchase prices set forth below, shares of a series of non-voting preferred stock of the Company with a liquidation value and a redemption value equal to the purchase price thereof, a mandatory redemption date one year and five days after the Company's Senior Floating Rate Notes due 2004 are due, and with the terms set forth on Annex C as well as other customary terms, all as may be allowable under the Bank Facility and the Senior Floating Rate Notes due 2004. The

Company agrees to use the proceeds of the Unsecured Note and the proceeds of the sale of preferred stock in the manner provided for in Annex B hereto.

                      Purchase Date                       Purchase Price
                      -------------                       --------------
                      June 5, 2000                        $  7,500,000
                      June 12, 2000                       $  7,500,000
                      June 19, 2000                       $  7,500,000
                      June 26, 2000                       $17,500,000 less the principal
                                                           amount of the Unsecured Note,
                                                          if any

        SECTION 7.13. Affiliate Agreements. The Company shall use its reasonable efforts to cause each person who may be deemed to be an "affiliate" of the Company (as defined in Rule 145 under the Securities Act) to execute and deliver to Parent, within 20 days after the date of this Agreement, an Affiliate Agreement substantially in the form of Exhibit A. It is acknowledged and agreed that any certificates representing shares of Parent Common Stock issued in the Merger to any "affiliate" of the Company shall bear a legend substantially as follows, and shall be subject to customary Rule 145 stop transfer instructions:

        THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.


                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

        SECTION 8.01. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

        (a) Effectiveness of the Registration Statement. The Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Prospectus/Proxy Statement shall have been initiated or threatened by the SEC;

        (b) Stockholder Approvals. This Agreement shall have been adopted by the requisite vote of the stockholders of the Company to the extent required by the DGCL and the Restated Certificate of Incorporation of the Company;

        (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity preventing the consummation of the Merger shall be in effect, and there shall not be any statute, rule, regulation or order enacted, entered or enforced by any Governmental Entity which makes the consummation of the Merger illegal; and

        (d) Offer. Parent, Purchaser or their affiliates shall have purchased, or caused to be purchased, Shares pursuant to the Offer.

        SECTION 8.02. Additional Condition to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the condition that the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing, subject to official notice of issuance, on the NYSE.


                                   ARTICLE IX
                                   TERMINATION

        SECTION 9.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding the adoption of this Agreement by the stockholders of the Company:

        (a) by mutual written consent duly authorized by the board of directors of Parent and, subject to Section 1.03(b), the Company Board; or

        (b) by either Parent or the Company if (i) a Governmental Entity shall have issued a non-appealable final order, decree or ruling, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of, or payment for, Shares pursuant to the Offer or the Merger or (ii) any statute, rule, regulation or order is enacted, entered or enforced by any Governmental Entity which makes the consummation of the Offer or the Merger illegal; or

        (c) by either Parent or the Company, if Shares have not been purchased pursuant to the Offer prior to November 13, 2000 (the "Termination Date") (provided that the right to terminate this Agreement under this Section 9.01(c) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of or resulted in the failure to consummate the Offer prior to such date); or

        (d) as long as Shares have not been purchased pursuant to the Offer, by Parent, if any Triggering Event shall have occurred; or

        (e) as long as Shares have not been purchased pursuant to the Offer, by Parent, (i) upon a breach in any material respect of any covenant or agreement on the part of the Company set forth in this Agreement or (ii) if any representation or warranty of the Company (A) shall have been inaccurate or incomplete when made or (B) shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), other than those representations and warranties which address matters as of a particular date, which shall have been inaccurate as of such date, and in either case under clause (i) or (ii) the applicable event would give rise to the failure of a condition set forth in paragraphs (g), (h), (i) or (j) of Annex A hereto (a "Company Terminating Event"); provided that, in the event of a Company Terminating Event arising with respect to clause (i) or (ii)(A) above, if such Company Terminating Event is curable prior to the expiration of 20 days from notice by Parent to the Company of its occurrence (but in no event later than the Termination Date) by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, Parent may not terminate this Agreement under this
Section 9.01(e) until the expiration of such period without such Company Terminating Event having been cured; provided, further, that, in the event of a Company Terminating Event arising with respect to clause (ii)(B) above, if such Company Terminating Event is curable prior to the scheduled or any extended expiration date of the Offer (but in no event later than the Termination Date) by the Company through the exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts, Parent may not terminate this Agreement under this Section 9.01(e) until the expiration date of the Offer without such Company Terminating Event having been cured; or

        (f) by Parent or the Company, if the Offer has expired or has been terminated in accordance with the terms set forth in Annex A hereto without any Shares having been purchased pursuant to the Offer (provided that the right to terminate this Agreement under this Section 9.01(f) shall not be available to any party whose failure to fulfill any obligations under this Agreement has been the cause of or resulted in the failure to consummate the Offer prior to the expiration or termination of the Offer); or

        (g) as long as Shares have not been purchased pursuant to the Offer, by the Company, (i) upon a breach in any material respect of any covenant or agreement on the part of Parent or Purchaser set forth in this Agreement or (ii) if any representation or warranty of Parent or Purchaser (A) shall have been inaccurate or incomplete when made or (B) shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), other than those representations and warranties which address matters as of a particular date, which shall have been inaccurate as of such date, and, in either case, the applicable event would materially adversely affect Parent's or Purchaser's ability to consummate (or materially delays commencement or consummation of) the Offer (a "Parent Terminating Event"); provided that, in the event of a Parent Terminating Event arising with respect to clause (i) or
(ii)(A) above, if such Parent Terminating Event is curable prior to the expiration of 20 days from notice by the Company to Parent of its occurrence (but in no event later than the Termination Date) by Parent or Purchaser through the exercise of its reasonable best efforts and for so long as Parent or Purchaser continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this Section 9.01(g) until the expiration of such period without such Parent Terminating Event having been cured; provided, further, that, in the event of a Parent Terminating Event under clause (ii)(B) above, if such Parent Terminating Event is curable prior to the scheduled or any extended expiration date of the Offer (but in no event later than the Termination Date) by Parent or Purchaser through the exercise of its reasonable best efforts and for so long as Parent or Purchaser continues to exercise such reasonable best efforts, the Company may not terminate this Agreement under this
Section 9.01(g) until the expiration date of the Offer without such Parent Terminating Event having been cured.

        SECTION 9.02. Effect of Termination. In the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto (or any of its affiliates, directors, officers, employees, agents, legal and financial advisors or other representatives), except (i) as set forth in Sections 7.10, 9.03 and 10.01 and (ii) nothing set forth in this Agreement shall relieve any party from liability or damages resulting from any willful breach of this Agreement.

        SECTION 9.03. Fees and Expenses. (a) Except as set forth in Section 7.10 and this Section 9.03, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

        (b) The Company shall pay Parent a fee of $21,300,000 (the "Termination Fee"), plus actual, documented and reasonable out-of-pocket expenses of Parent and Purchaser relating to the Transactions not in excess of $2,500,000 (including, but not limited to, fees and expenses of counsel), if this Agreement is terminated by Parent pursuant to (i) Section 9.01(d) or (ii) Section 9.01(e), provided, however, that, subject to Section 9.02(ii), in the case of termination pursuant to Section 9.01(e)(ii)(B), the Company shall only be obligated to pay to Parent the expense reimbursement; provided, however, that no Termination Fee or expense reimbursement shall be payable pursuant to this Section 9.03(b) if Parent or Purchaser shall then be in willful material breach of its obligations hereunder.

        (c) Parent shall pay the Company a fee of $21,300,000 plus actual, documented and reasonable out-of-pocket expenses of the Company relating to the transactions contemplated by this Agreement, not in excess of $2,500,000 (including, but not limited to, fees and expenses of the Company's counsel), if this Agreement is terminated by the Company pursuant to Section 9.01(g); provided, however, that no fee or expense reimbursement shall be payable pursuant to this Section 9.03(c) if the Company shall then be in willful material breach of its obligations hereunder.

        (d) The fees and expense reimbursement payable pursuant to Sections 9.03(b) and 9.03(c) shall be paid within two business days after being notified of such by the other party; provided, however, that the Termination Fee shall not be payable to Parent pursuant to Section 9.03(b) until the earliest of (i) the date six months after the termination of this Agreement, (ii) the date of closing of a debt financing by the Company which increases the Company's aggregate indebtedness for borrowed money by not less than $30,000,000 and (iii) the closing of a definitive agreement for any Acquisition Proposal, at which time the Termination Fee shall be paid immediately.

        (e) Each party acknowledges that the agreements contained in Sections 9.03(b) and 9.03(c) are an integral part of the Transactions and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if any party fails to pay any amounts when due pursuant to Section 9.03(b) or 9.03(c) and, in order to obtain such payment, the other party commences a suit that results in a judgment against the party failing to pay for such amounts, that party shall pay to the other party its costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest on such amounts at the prime rate of The Chase Manhattan Bank N.A., from the date such amounts were required to be paid.

        (f) The payment of any fees and the reimbursement of any expenses pursuant to this Section 9.03 shall be made by wire transfer of same day funds. Except as otherwise provided in Section 9.02, such payment and reimbursement by a party shall be the sole and exclusive remedy of the other parties against that party and any of its subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to a breach of any representation, warranty, covenant or agreement of that party.


                                    ARTICLE X
                               GENERAL PROVISIONS

        SECTION 10.01. Effectiveness of Representations, Warranties and Agreements. Except as otherwise provided in this Section 10.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be, except that the agreements set forth in Article III and in Sections 7.03 (Stock Options), 7.04 (Employee Benefits), 7.05 (Indemnification) and 7.10 (Expenses), shall survive the consummation of the Merger and those set forth in Section 7.10 (Expenses),
Section 9.02 (Effect of Termination) and Section 9.03 (Fees and Expenses) shall survive termination of this Agreement.

        SECTION 10.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made (a) as of the date delivered if delivered personally or (b) two business days after mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by such party by notice given pursuant to this provision) or sent by electronic transmission, with confirmation received, to the telecopy number specified below:

        (a)    If to Parent or Purchaser:   Watson Pharmaceuticals, Inc.
                                            311 Bonnie Circle
                                            Corona, CA 91718
                      Telecopier No.:       909-270-1429
                      Attention:            General Counsel

               With a copy to:              Cooley Godward LLP
                                            3000 E. Camino Real
                                            Five Palo Alto, Square
                                            Palo Alto, CA  94306-2155
                      Telecopier No.:       650-849-7400
                      Attention:            Keith A. Flaum, Esq.
                                            James R. Jones, Esq.
                                            Luke J. Bergstrom, Esq.

        (b)    If to the Company:           Schein Pharmaceutical, Inc.
                                            100 Campus Drive
                                            Florham Park, NJ 07932
                      Telecopier No.:       973-593-5580
                      Attention:            Chairman

               With a copy to:              Schein Pharmaceutical, Inc.
                                            100 Campus Drive
                                            Florham Park, NJ 07932
                      Telecopier No.:       973-593-5820
                      Attention:            General Counsel

                                            and

                                            Proskauer Rose LLP
                                            1585 Broadway
                                            New York, NY 10036
                      Telecopier No.:       212-969-2900
                      Attention:            Richard L. Goldberg, Esq.

        SECTION 10.03. Amendment. Subject to Section 1.03(b) and applicable law, this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        SECTION 10.04. Waiver. Subject to Section 1.03(b), at any time prior to the Effective Time, any party hereto may with respect to any other party hereto
(a) extend the time for the performance of any of the obligations or other acts,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

        SECTION 10.05. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        SECTION 10.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the fullest extent possible.

        SECTION 10.07. Entire Agreement. This Agreement (including any exhibits hereto) and the Company Disclosure Schedule, together with the Confidentiality Agreement, constitute the entire agreement and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; provided, however, that (i) notwithstanding anything to the contrary contained in this Agreement or in the Confidentiality Agreement, the standstill provision contained in Section 7 of the Confidentiality Agreement shall cease to have any further force or effect upon the disclosure, announcement, commencement, submission or making of an Acquisition Proposal by a person or entity other than Parent or an affiliate of Parent and (ii) the execution and delivery of this Agreement and the Stockholder Agreements and the exercise of the rights granted to Parent and Purchaser hereunder and thereunder shall never constitute a breach or violation of the Confidentiality Agreement.

        SECTION 10.08. Assignment, Purchaser. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned direct or indirect subsidiary to be a constituent corporation in the Merger in lieu of Purchaser, in the event of which all references herein to Purchaser shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Purchaser as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation.

        SECTION 10.09. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Article III and Section 7.05 (Indemnification).

        SECTION 10.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        SECTION 10.11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

        SECTION 10.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        SECTION 10.13. Waiver of Jury Trial. EACH OF PARENT, PURCHASER AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS.

        SECTION 10.14. Disclosure Schedule. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Article IV, and the information disclosed in any numbered or lettered part shall be deemed to relate to and qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Article IV, and shall not be deemed to relate to or to qualify any other representation or warranty.

        SECTION 10.15. Certain Definitions. For purposes of this Agreement, the term:

        (a) "Acquisition Proposal" shall have the meaning set forth in Section 6.02(a).

        (b) "affiliate" shall mean, with respect to any specified person, any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified, including, without limitation, any partnership or joint venture in which the person specified (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 10 percent or more.

        (c)    "Agreement" shall have the meaning set forth in the Preamble.

        (d)    "ANDAs" shall have the meaning set forth in Section 4.06(b).

        (e) "Appointment Date" shall mean the time the persons designated by Parent have been elected to, and shall constitute a majority of, the Company Board pursuant to Section 1.03.

        (f)    "Approvals" shall have the meaning set forth in Section 4.01.

        (g) "Assumed Options" shall have the meaning set forth in Section
7.03(a).

        (h) "Bank Facility" shall have the meaning set forth in Section 6.01(g).

        (i) "Blue Sky Laws" shall have the meaning set forth in Section 4.05(c).

        (j) "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended.

        (k) "Certificate of Merger" shall have the meaning set forth in Section 2.02.

        (l) "Certificates" shall have the meaning set forth in Section 3.02(b).

        (m) "Closing" shall have the meaning set forth in Section 2.05.

        (n) "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (o) "Commitment Letter" shall have the meaning set forth in Section
7.11.

        (p) "Company" shall have the meaning set forth in the Preamble.

        (q) "Company Board" shall mean the Board of Directors of the Company.

        (r) "Company Board Recommendation" shall have the meaning set forth in
Section 1.02(a).

        (s) "Company Common Stock" shall have the meaning set forth in the Preamble.

        (t) "Company Disclosure Schedule" shall mean the written disclosure schedule prepared and signed by the Company and previously delivered to Parent.

        (u) "Company Intellectual Property" shall mean any and all Intellectual Property Rights owned by, licensed to or used by the Company and its subsidiaries, including, without limitation, the Registered Intellectual Property.

        (v) "Company Material Adverse Effect" shall mean any change, condition, event, development or effect that, individually or when taken together with all other such changes, conditions, events, developments or effects that have occurred prior to the date of such determination, is materially adverse to the business, condition, capitalization, assets, liabilities, operations or financial performance of the Company and its subsidiaries, taken as a whole; provided, however, that in determining whether there has been a Company Material Adverse Effect, any adverse effect attributable to the following shall be disregarded: (i) general economic, business or financial market conditions; (ii) any change in any law, rule or regulation or GAAP or interpretations thereof that applies to, and any conditions affecting, the pharmaceutical industry generally; (iii) the taking of any action required by this Agreement or the announcement of this Agreement; (iv) the breach by Parent or Purchaser of this Agreement; or (v) the failure of the Company or any of its subsidiaries to obtain any approval, consent or waiver which may be required under any agreement to which any of them is a party under which the execution and delivery of this Agreement, the performance of this Agreement or the consummation of the Transactions may result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Contract, or result in the creation of a lien or encumbrance on any of the assets or properties of the Company or any of its subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective assets or properties is bound or affected.

        (w) "Company Products" shall have the meaning set forth in Section 4.06(c).

        (x) "Company SEC Reports" shall mean each form, report, schedule, statement and other document filed by the Company since and including April 8, 1998 under the Exchange Act or the Securities Act, including any amendment to such document.

        (y) "Company Terminating Event" shall have the meaning set forth in
Section 9.01(e).

        (z) "Confidentiality Agreement" shall mean the confidentiality agreement, dated February 18, 2000, among Parent, Purchaser and the Company.

        (aa) "Consent Agreement" shall mean the consent agreement filed in the U.S. District Court for the District of Arizona and entered into among the FDA, Steris Laboratories, Inc. and certain of its officers on October 16, 1998.

        (bb) "control" (including the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

        (cc) "DGCL" shall mean the Delaware General Corporation Law.

        (dd) "Dissenting Shares" shall mean, in the event holders of Shares are entitled to appraisal rights pursuant to Section 262 of the DGCL in connection with the Merger, any Shares issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded properly in writing appraisal for such Shares in accordance with Section 262 of the DGCL.

        (ee) "Effective Time" shall have the meaning set forth in Section 2.02.

        (ff) "Employee Plans" shall have the meaning set forth in Section
4.11(a).

        (gg) "Environment" shall mean any surface or subsurface physical medium or natural resources, including air, land, soil, surface waters, ground waters, stream and river sediments and biota.

        (hh) "Environmental Laws" shall mean federal, state and local laws, rules, regulations, ordinances, codes, written orders and judgments (whether judicial or administrative) relating to the injury to, or the pollution or protection of, human health and safety or the Environment.

        (ii) "Environmental Liabilities" shall mean any claims, judgments, damages (including punitive damages), losses, penalties, fines, liabilities, encumbrances, liens, violations, costs and expenses

(including attorneys' and consultants' fees), including any required investigation, remediation or monitoring of the Environment which are incurred as a result of (i) the existence of Hazardous Substances in violation of applicable Environmental Laws in, on, under, at or emanating from any Real Property,

        (ii) the Company's or any of its subsidiaries' offsite transportation, treatment, storage or disposal of Hazardous Substances or (iii) the violation of or non-compliance with any Environmental Laws.

        (jj) "Environmental Permits" shall have the meaning set forth in Section 4.16(c).

        (kk) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        (ll) "ERISA Affiliate" shall have the meaning set forth in Section 4.11.

        (mm) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        (nn) "Exchange Agent" shall have the meaning set forth in Section
3.02(a).

        (oo) "Exercise Date" shall have the meaning set forth in Section
7.03(b).

        (pp) "FDA" shall have the meaning set forth in Section 4.06(b).

        (qq) "FDA Permits" shall have the meaning set forth in Section 4.06(b).

        (rr) "GAAP" shall mean United States Generally Accepted Accounting Principles.

        (ss) "Governmental Entity" shall mean any United States, state or foreign governmental, administrative or regulatory authority, commission, body, agency or other authority, or any court of competent jurisdiction.

        (tt) "GMP" shall mean, with respect to the United States, current Good Manufacturing Practices as promulgated by the FDA in 21 C.F.R. Parts 210 and 211 et seq.

        (uu) "Hazardous Substances" shall mean any regulated quantities of petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead-based paint, radon, urea formaldehyde, friable asbestos or any materials containing friable asbestos, and any chemicals, contaminants, materials or substances regulated or defined as, or included in the definition of, "hazardous substances," "extremely hazardous substances," "hazardous wastes," "hazardous materials," "hazardous constituents," "toxic substances," "pollutants" or "contaminants" or regulated by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity or other characteristics under any applicable Environmental Law.

        (vv) "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        (ww) "Indemnified Parties" shall have the meaning set forth in Section 7.05.

        (xx) "Independent Directors" shall have the meaning set forth in Section 1.03(a).

        (yy) "Ineligible Shares" shall have the meaning set forth in Section 3.01(a).

        (zz) "Intellectual Property Right" shall mean any: patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, trade secret, know-how, customer list, computer software, invention, design, proprietary right or other intellectual property right.

        (aaa)  "IRS" shall mean the United States Internal Revenue Service.

        (bbb) "Material Contracts" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature of or by the Company or any of its subsidiaries (each, a "Contract"):

               (i) relating to the acquisition, transfer, development, sharing or license of any material Company Intellectual Property (except for any Contract pursuant to which (A) any material Company Intellectual Property is licensed to the Company or any of its subsidiaries under any third party software license generally available to the public, or (B) any material Company Intellectual Property is licensed by the Company or any of its subsidiaries to any person on a non-exclusive basis);

               (ii) pursuant to which any person is the sole-source supplier of any active ingredient in any material pharmaceutical finished dosage product of the Company or any of its subsidiaries;

                (iii) that provides for indemnification by the Company or any of its subsidiaries of any officer, director, employee or agent of the Company or any of its subsidiaries;

               (iv) imposing any restriction on the right or ability of the Company or any of its subsidiaries (A) to compete with any other person,
        (B) to acquire any product or other asset or any services from any other person or (C) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other person;

               (v)    relating to any currency hedging;

               (vi)   containing "standstill" or similar provisions;

               (vii) (A) to which any Governmental Entity is a party or under which any Governmental Entity has any rights or obligations, or (B) directly or indirectly benefitting any Governmental Entity (including any subcontract or other contract between the Company or any of its subsidiaries and any contractor or subcontractor to any Governmental Entity other than, in each case, where such Governmental Entity is a customer of the Company or any of its subsidiaries;

               (viii) requiring that the Company or any of its subsidiaries give any notice or provide any information to any person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

               (ix) that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $2,000,000 annually, or contemplates or involves the performance of services having a value in excess of $2,000,000 annually; and

               (x) that has had or could reasonably be expected to have a Company Material Adverse Effect or (B) a material adverse effect the ability to the Company to perform any of its obligations under, or to consummate any of the transactions contemplated by this Agreement.

        (ccc) "Maximum Premium" shall have the meaning set forth in Section 7.05(b).

        (ddd) "Merger" shall have the meaning set forth in the Preamble.

        (eee) "Merger Consideration" shall have the meaning set forth in Section 3.01(b)

        (fff) "Minimum Condition" shall mean that at least the number of shares of Company Common Stock that added together with the shares of Company Common Stock, if any, then owned by Parent, Purchaser or their subsidiaries shall constitute at least 24,500,000 shares of Company Common Stock.

        (ggg) "New Purchase Date" shall have the meaning set forth in Section 7.03(b)

        (hhh) "Non-FDA Permits" shall have the meaning set forth in Section 4.06(b).

        (iii) "NYSE" shall mean the New York Stock Exchange, Inc.

        (jjj) "Offer" shall have the meaning set forth in the Preamble.

        (kkk) "Offer Commencement Date" shall have the meaning set forth in
Section 1.01(c).

        (lll) "Offer Documents" shall have the meaning set forth in Section 1.01(c).

        (mmm) "Offer Price" shall have the meaning set forth in Section 1.01(a).

        (nnn) "Option" shall have the meaning set forth in Section 3.01(c).

        (ooo) "Parent" shall have the meaning set forth in the Preamble.

        (ppp) "Parent Common Stock" shall mean the common stock, par value $0.0033 per share, of Parent.

        (qqq) "Parent Material Adverse Effect" shall mean any change, condition, event, development or effect that, individually or when taken together with all other such changes, conditions, events, developments or effects that have occurred prior to the date of such determination, is materially adverse to the business, condition, capitalization, assets, liabilities, operations or financial performance of Parent and its subsidiaries, taken as a whole; provided, however, that in determining whether there has been a Parent Material Adverse Effect, any adverse effect attributable to the following shall be disregarded: (i) general economic, business or financial market conditions; (ii) any change in any law, rule or regulation or GAAP or interpretations thereof that applies to, and any conditions affecting, the pharmaceutical industry generally; (iii) the taking of any action required by this Agreement or the announcement of this Agreement; and (iv) the breach by the Company of this Agreement. In addition, a decrease in Parent's stock price, in and of itself, shall not constitute a Parent Material Adverse Effect.

        (rrr) "Parent SEC Report" shall mean each form, report, schedule, statement and other document filed by Parent since and including January 1, 1999 under the Exchange Act or the Securities Act, including any amendment to such document.

        (sss) "Parent Terminating Event" shall have the meaning set forth in
Section 9.01(g).

        (ttt) "person" shall mean an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as used in Section 13(d)(3) of the Exchange Act);

        (uuu)  "Purchaser" shall have the meaning set forth in the Preamble.

        (vvv) "Purchaser Common Stock" shall mean the common stock, par value $0.001 per share, of Purchaser.

        (www) "Real Property" shall have the meaning set forth in Section
4.16(a).

        (xxx) "Registered Intellectual Property" shall have the meaning set forth in Section 4.18.

        (yyy) "Schedule 14d-9" shall have the meaning set forth in Section 1.02(b).

        (zzz) "Schedule TO" shall have the meaning set forth in Section 1.01(c).

        (aaaa) "SEC" shall mean the United States Securities and Exchange Commission.

        (bbbb) "Second Request" shall have the meaning set forth in Section 7.01(c).

        (cccc) "Securities Act" shall mean the Securities Act of 1933, as amended.

        (dddd) "Shares" shall mean shares of Company Common Stock.

        (eeee) "Significant Stockholders" shall mean Marvin H. Schein, individually and as trustee for trusts created by Marvin H. Schein u/t/a dated April 9, 1997, October 8, 1998, October 22, 1998 and April 6, 2000; Bayer Corporation; Leslie J. Levine, as trustee for trusts created by Marvin H. Schein u/t/a dated April 9, 1997, October 8, 1998 and December 1998; Pamela M. Schein, as grantor of U/A dated October 26, 1994 and of The Pamela M. Schein Issue Trust dated September 29, 1994; Irving Shafran, as trustee for U/A dated October 26, 1994, Pamela M. Schein as grantor and as trustee for The Pamela M. Schein Issue Trust, dated September 29, 1994; Judith Shafran, as trustee for U/A dated October 26, 1994, Pamela M. Schein as grantor and Robert D. Villency, as trustee for The Pamela M. Schein Issue Trust dated September 29, 1994.

        (ffff) "Special Meeting" shall have the meaning set forth in Section 2.07(a)(i).

        (gggg) "Stockholder Agreements" shall have the meaning set forth in the Preamble.

        (hhhh) "Stock Option Plans" shall mean the Company 1993 Stock Option Plan, the Company Inc. 1995 Non-Employee Director Stock Option Plan, as amended, the Company 1997 Stock Option Plan, and the Company 1999 Stock Option Plan.

        (iiii) "Stock Purchase Plan" shall mean the Company 1998 Employee Stock Purchase Plan.

        (jjjj) "subsidiary" or "subsidiaries" of any person shall mean any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

        (kkkk) "Superior Proposal" shall mean an unsolicited, bona fide, written Acquisition Proposal for all of the Company that the Company Board determines, in its reasonable judgment, after consulting with an independent financial advisor of nationally recognized reputation, to be more favorable to the Company's stockholders than the terms of the Offer and the Merger; provided, however, that any such proposal shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such proposal is not committed and, in the judgment of the Company Board, is not reasonably capable of being obtained by such third party.

        (llll) "Surviving Corporation" shall have the meaning set forth in
Section 2.01.

        (mmmm) "Takeover Statute" shall have the meaning set forth in Section 4.22.

        (nnnn) "Tax" shall mean taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, provincial, local or foreign taxing authority, including, without limitation, (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto.

        (oooo) "Tax Returns" shall mean returns, reports and information statements with respect to Taxes required to be filed with the IRS or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

        (pppp) "Termination Date" shall have the meaning set forth in Section 9.01(c).

        (qqqq) "Third Party Intellectual Property Rights" shall have the meaning set forth in Section 4.18(b).

        (rrrr) "Third Party Products" shall have the meaning set forth in
Section 4.06(b).

        (ssss) "Third Person" shall have the meaning set forth in Section 4.06(e)(i).

        (tttt) "Transactions" shall have the meaning set forth in Section
1.02(a).

        (uuuu) A "Triggering Event" shall be deemed to have occurred if: (i) the Company Board shall have failed to recommend to the Company's stockholders that they tender their Shares pursuant to the Offer and/or vote to approve and adopt this Agreement or the Merger, or shall have withdrawn or modified in a manner adverse to Parent or Purchaser the Company Board Recommendation; (ii) the Company shall have failed to include in the Schedule 14D-9 (or shall have refused to permit the inclusion in any other Offer Document of) the Company Board Recommendation or a statement to the effect that the Company Board has determined and believes that the Offer, this Agreement, the Merger and the Transactions are in the best interests of the Company's stockholders; (iii) the Company Board shall have approved, endorsed or recommended any Acquisition Proposal made by a third party; (iv) the Company shall have entered into any letter of intent or similar document (other than a confidentiality agreement) or any Contract relating to any Acquisition Proposal made by a third party; (v) a tender or exchange offer relating to securities of the Company shall have been commenced by a third party and the Company shall not have sent to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (vi) any Person (other than Parent or Purchaser or any Affiliate of Parent or Purchaser) or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of such Persons directly or indirectly acquires beneficial ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of the Company or any of its subsidiaries; or (vii) the Company shall have materially breached the provisions of Section 6.02.

        IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            WATSON PHARMACEUTICALS, INC.


                                            By: /s/ Allen Y. Chao
                                               ---------------------------------
                                               Name:   Allen Y. Chao
                                               Title:  Chairman, President and
                                                       Chief Executive Officer


                                            WS ACQUISITION CORP.


                                            By: /s/ Allen Y. Chao
                                               ---------------------------------
                                               Name:   Allen Y. Chao
                                               Title:  Chairman, President and
                                                       Chief Executive Officer


                                            SCHEIN PHARMACEUTICAL, INC.


                                            By: /s/ Martin Sperber
                                               ---------------------------------
                                               Name:   Martin Sperber
                                               Title:  Chairman and Chief
                                                       Executive Officer

                                     ANNEX A

                         Certain Conditions to the Offer

        Notwithstanding any other provisions of the Offer and in addition and subject to (and not in limitation of) Purchaser's rights or obligations to extend and amend the Offer pursuant to the terms of this Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, payment for, any tendered Shares, and may terminate the Offer or amend the Offer, if (i) any applicable waiting period under the HSR Act or any applicable non-United States laws regulating competition, antitrust, investment or exchange controls shall not have expired or been terminated prior to the expiration of the Offer, (ii) the Minimum Condition shall not have been satisfied or waived (pursuant to this Agreement) prior to the expiration of the Offer or (iii) at any time on or after the date of this Agreement and before the time of acceptance of Shares for payment pursuant to the Offer, any of the following events shall occur:

        a. there shall have been entered any judgment, order or injunction applicable to Parent, Purchaser, the Company or any subsidiary or affiliate of Parent or the Company, or to the Offer or the Merger, by any Governmental Entity that (i) makes illegal or otherwise directly or indirectly restrains or prohibits the acceptance for payment of, or payment for, some of or all the Shares by Purchaser or any of its affiliates or the consummation of the Merger,
(ii) imposes material limitations on the ability of Purchaser, or renders Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer, (iii) imposes material limitations on the ability of Parent, Purchaser or any other affiliate of Parent effectively to exercise full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by it pursuant to the Offer or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the adoption of this Agreement, (iv) otherwise would materially adversely affect the ability of the Company or Parent to consummate the Offer or the Merger or to perform any of their respective obligations under this Agreement, (v) would materially and adversely affect the ownership of the assets or operation of the business of the Company and its subsidiaries taken as a whole by Parent, or (vi) compelling Parent or the Company, or any subsidiary of Parent or the Company, to dispose of or hold separate any material assets, in connection with the Transactions; or

        b. there shall have been instituted and be pending, or be threatened, any suit, action or proceeding brought by any U.S. Governmental Entity, (i) challenging or seeking to make illegal, materially delay or otherwise directly or indirectly restrain or prohibit or make materially more costly the making of the Offer, the acceptance for payment of, or payment for, any Shares by Parent, Purchaser or any other affiliate of Parent pursuant to the Offer, or the consummation of any other Transaction, or seeking to obtain from Parent, Purchaser or the Company damages in connection with any Transaction that are material in relation to the Company taken as a whole, (ii) seeking to impose material limitations on the ability of Purchaser, or rendering Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer, (iii) seeking to impose material limitations on the ability of Parent, Purchaser or any other affiliate of Parent effectively to exercise full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by it pursuant to the Offer or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the adoption of this Agreement, (iv) which otherwise would materially adversely affect the ability of the Company or Parent to consummate the Offer or the Merger or to perform any of their respective obligations under this Agreement,
(v) which would materially and adversely affect the right of Parent, the

Company or any subsidiary of Parent or the Company to own the assets or operate the business of the Company and its subsidiaries taken as a whole, or (vi) subject to Parent's compliance with Section 7.01 of this Agreement, compelling, or seeking to compel Parent or the Company, or any subsidiary of Parent or the Company, to dispose of or hold separate any material assets, in connection with the Transactions; or

        c. there shall have been any statute, rule, regulation, legislation or interpretation enacted, entered, enforced, promulgated, amended, issued or deemed applicable to (i) Parent, the Company or any subsidiary or affiliate of Parent or the Company or (ii) the Offer or the Merger by any Governmental Entity, other than the application to the Offer or the Merger of the applicable waiting periods under the HSR Act or any applicable non-United States laws regulating competition, antitrust, investment or exchange controls, that would result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (b) above; or

        d. there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the NYSE for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with the NYSE not related to market conditions or suspensions or limitations triggered on the NYSE by price fluctuations on a trading day), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory) or
(iii) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof not contemplated as of the date hereof; or

        e. there shall have occurred any changes, conditions, events, developments or effects that, individually or in the aggregate, has resulted in or could reasonably be expected to result in a Company Material Adverse Effect; or

        f. there shall have occurred any Triggering Event; or

        g. the representations and warranties of the Company set forth in this Agreement shall not have been accurate in all respects when made, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not, and could not reasonably be expected to constitute, a Company Material Adverse Effect; provided, however, that for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded; or

        h. the representations and warranties of the Company set forth in
Section 4.03 of the Agreement shall not have been true and correct as of the date when made or Section 6.01(b) shall not have been complied with by the Company in all respects, except to the extent that the cost to Parent and Purchaser in the aggregate of all inaccuracies in such representations and warranties and noncompliance with such covenants does not exceed $500,000; or

        i. the representations and warranties of the Company set forth in this Agreement shall not be accurate in all respects as if such representations and warranties were made at the time of such determination (except for those representations and warranties which address matters only as of a particular date, which shall be accurate as of such date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, have not had and could not reasonably be expected to constitute, a Company Material Adverse Effect; provided, however, that for purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded; or

        j. the Company shall have failed to comply with or perform any obligation, agreement or covenant to be complied with or performed by it under this Agreement in all material respects; or

        k. all consents and waivers necessary to the consummation of the Offer or the Merger from Governmental Entities shall not have been obtained, other than consents the failure to obtain which, individually or in the aggregate, has not had and could not reasonably be expected to have a Company Material Adverse Effect; or

        l. this Agreement shall have been terminated in accordance with its terms;

which in the reasonable good faith judgment of Parent or Purchaser, in any such case, and regardless of the circumstances (including any action or inaction by Parent or Purchaser or any of their affiliates) giving rise to such condition, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payment for Shares.

        The foregoing conditions are for the sole benefit of Parent and Purchaser, and may (subject to the terms of the Merger Agreement and except for the Minimum Condition) be waived by Parent or Purchaser, in whole or in part, at any time and from time to time in the sole discretion of Parent or Purchaser. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

                                     ANNEX B

                                 Credit Facility
                                 Use of Proceeds




        Approximately $30 million -- pay down of past due accounts payable

        Approximately $10 million -- general working capital purposes, including reducing the acceleration of accounts
                                     receivable collection

                                     ANNEX C

                           SCHEIN PHARMACEUTICAL, INC.

                                   TERM SHEET


Securities                            Series A Preferred Stock

Amount                                Up to $40 Million. as provided in Section
                                      7.12(a)

Closing                               As provided in Section 7.12(a)

Voting Rights                         Non-Voting

Dividend                              15%, PIK dividend

Use of Proceeds                       As provided in Annex B

Mandatory Redemption                  100% of redemption amount plus accrued
                                      and unpaid dividends

                                      At the earliest of (i) one year and five days after the Company's Senior Floating
                                      Rate Notes scheduled maturity of 2004,
                                      (ii) upon prepayment of the Senior
                                      Floating Rate Notes and (iii) when the
                                      terms of the bank credit agreement and the Senior Floating Rate Notes permit prepayment.

Optional Redemption                   Optional by Company at any time

Covenants, Representations and        Standard for a security of this nature
Warranties

                                                                         ANNEX B

                    [LETTERHEAD OF CIBC WORLD MARKETS CORP.]

                                  May 24, 2000


The Board of Directors
Schein Pharmaceutical, Inc.
100 Campus Drive
Florham Park, New Jersey  07932

Members of the Board:

You have asked CIBC World Markets Corp. ("CIBC World Markets") to render a written opinion ("Opinion") to the Board of Directors as to the fairness, from a financial point of view, to the holders of the common stock of Schein Pharmaceutical, Inc. ("Schein"), other than Watson Pharmaceuticals, Inc. ("Watson"), those stockholders of Schein who have executed Stockholder Agreements concurrently with the Merger Agreement (defined below) (the "Significant Stockholders") and their respective affiliates, of the Consideration (defined below) provided for in the Agreement and Plan of Merger, dated as of May 24, 2000 (the "Merger Agreement"), by and among Watson, WS Acquisition Corp., a wholly owned subsidiary of Watson ("Sub"), and Schein. The Merger Agreement provides for, among other things, (a) the commencement by Sub of a tender offer to purchase all of the outstanding shares of the common stock, par value $0.01 per share, of Schein (the "Schein Common Stock" and, such tender offer, the "Tender Offer") at a purchase price of $19.50 per share, net to the seller in cash (the "Tender Offer Consideration") and (b) subsequent to the Tender Offer, the merger of Sub with and into Schein (the "Merger" and, together with the Tender Offer, the "Transaction") pursuant to which each outstanding share of Schein Common Stock not acquired in the Tender Offer will be converted into the right to receive that number of shares of the common stock, par value $0.0033 per share, of Watson (the "Watson Common Stock") equal to the quotient obtained by dividing (i) $23.00 by (ii) the average of the closing price of a share of Watson Common Stock on the New York Stock Exchange for the 10 consecutive trading days ending on the trading day two trading days prior to the stockholders' meeting for the Merger or the effective time of the Merger, as applicable (the "Watson Average Stock Price" and, the number of shares of Watson Common Stock into which shares of Schein Common Stock will be so converted in the Merger, the "Merger Consideration" and, together with the Tender Offer Consideration, the "Consideration"), subject to further adjustment of the Merger Consideration based on various Watson Average Stock Prices, as more fully specified in the Merger Agreement.

In arriving at our Opinion, we:

(a)     reviewed the Merger Agreement and certain related documents;

(b) reviewed audited financial statements of Schein for the fiscal years ended December 27, 1997, December 26, 1998 and December 25, 1999, and audited financial statements of Watson for the fiscal years ended December 31, 1997, December 31, 1998 and December 31, 1999;

The Board of Directors
Schein Pharmaceutical, Inc.
May 24, 2000
Page 2


(c) reviewed unaudited financial statements of Schein for the quarterly period ended March 25, 2000 and unaudited financial statements of Watson for the quarterly period ended March 31, 2000;

(d) reviewed financial projections relating to Schein prepared by the management of Schein and publicly available financial projections relating to Watson;

(e) reviewed the historical market prices and trading volume for Schein Common Stock and Watson Common Stock;

(f) held discussions with the senior managements of Schein and Watson with respect to the businesses, capital requirements and prospects for future growth of Schein and Watson;

(g) reviewed and analyzed certain publicly available financial data for certain companies we deemed comparable to Schein and Watson;

(h) reviewed and analyzed certain publicly available information for transactions that we deemed comparable to the Transaction;

(i) performed discounted cash flow analyses of Schein and Watson using certain assumptions of future performance provided to or discussed with us by the managements of Schein and Watson;

(j)     reviewed public information concerning Schein and Watson;

(k) at the request of Schein, approached and held discussions with certain third parties to solicit indications of interest in the possible acquisition of Schein; and

(l) performed such other analyses and reviewed such other information as we deemed appropriate.

In rendering our Opinion, we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with us by Schein, Watson and their respective employees, representatives and affiliates. With respect to forecasts of the future financial condition and operating results of Schein provided to or discussed with us, we assumed, at the direction of the management of Schein, without independent verification or investigation, that such forecasts were reasonably prepared on bases reflecting the best available information, estimates and judgments of the management of Schein. As you are aware, Watson has not provided us with internal forecasts, but we have reviewed and discussed with the management of Watson publicly available forecasts relating to Watson and have assumed, with your consent, that such forecasts represent reasonable estimates and judgments as to the future financial condition and operating results of Watson. We have neither made nor obtained any independent evaluations or appraisals of the assets or the liabilities (contingent or otherwise) of Schein, Watson or affiliated entities. We are not expressing any opinion as to the underlying valuation, future performance or long-term viability of Schein or Watson, or the price at which Watson Common Stock will trade upon or subsequent to announcement or consummation of the Transaction. Our Opinion is necessarily based on the information available to us

The Board of Directors
Schein Pharmaceutical, Inc.
May 24, 2000
Page 3


and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that, although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm the Opinion.

As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

We have acted as financial advisor to Schein in connection with the Transaction and to the Board of Directors of Schein in rendering this Opinion and will receive a fee for our services, a significant portion of which is contingent upon consummation of the Transaction. We also will receive a fee upon the delivery of this Opinion. In the ordinary course of business, CIBC World Markets and its affiliates may actively trade securities of Schein and Watson for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Based upon and subject to the foregoing, and such other factors as we deemed relevant, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Schein Common Stock in the Transaction is fair from a financial point of view to such holders (other than Watson, the Significant Stockholders and their respective affiliates). This Opinion is for the use of the Board of Directors of Schein in its evaluation of the Transaction and does not constitute a recommendation to any stockholder as to whether such stockholder should tender shares of Schein Common Stock in the Tender Offer or how such stockholder should vote on any matters relating to the Merger.

                                            Very truly yours,

                                            /s/ CIBC WORLD MARKETS CORP.

                                            CIBC WORLD MARKETS CORP.

                                                                         ANNEX C

               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW


                              TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
               SUBCHAPTER IX. MERGER, CONSOLIDATION OR CONVERSION
                          8 Del. C. Section 262 (1999)
                          Section 262. Appraisal rights


(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

        (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

        (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

               a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

               b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

        (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

(d)     Appraisal rights shall be perfected as follows:

        (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

        (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of his State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Nevada Revised Statutes, Sections 78.751 and 78.7502, Article XII of Watson's articles of incorporation, as amended, and Article VI of Watson's amended and restated bylaws provide for the indemnification of officers, directors, employees and agents under certain circumstances.

        Set forth below is Article XII of Watson's restated articles of incorporation, as amended, pertaining to indemnification of officers, directors, employees and agents and insurance:

        1) To the extent not prohibited by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

        2) To the extent not prohibited by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper, all subject to the authorizations set forth in Section 78.751 of the Nevada Revised Statutes.

        3) To the extent that a director, officer, employee or agent of a Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of
        Article XII, or in defense of any claim, issue or matter therein, he must be indemnified by the Corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

        4) Any indemnification under subsections 1 and 2 of Article XII, unless ordered by a court or advanced pursuant to subsection 5 of Article XII, may be made by the Corporation only as authorized in the specific case upon determination that indemnification of the director, officer, employee or agent is proper in the circumstances by (a) the stockholders of the Corporation; (b) the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) independent legal counsel in a written opinion if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders; and (d) independent legal counsel in a written opinion if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained.

        5) The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any proceeding, in advance of the final disposition of such proceeding; provided, however, that, if required by the Nevada Revised Statutes, such expenses incurred by or on behalf of any director or officer may be paid in advance of the final disposition of the action, suit or proceeding only upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

        6) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article XII (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses maybe entitled under these Articles of Incorporation, or any bylaws, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action (b) continues as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the heirs, executors and administrators of such person.

                Set forth below is Article VI of Watson's amended and restated bylaws:

        Section 1. Agents, Proceedings and Expenses. For the purposes of this Article, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes , without limitation, attorneys' fees and any expenses of establishing a right to indemnification.

        Section 2. Actions Other Than by the Corporation. The corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding to the full extent permitted by the Nevada Revised Statues as may be in effect from time to time.

        Section 3. Insurance. Upon and in the event of a determination by the board of directors of the corporation to purchase such insurance, the corporation shall purchase and maintain, insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this section.

        Section 4. Fiduciaries of Corporate Employee Benefit Plan. This Article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent of the corporation as defined in Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this Article.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number                       Description
--------------                       -----------
2.1             Agreement and Plan of Merger, dated as of May 24, 2000,
                among Watson Pharmaceuticals, Inc., WS Acquisition Corp.
                and Schein Pharmaceutical, Inc. (included as Annex A to
                the proxy statement/prospectus).

3.1             Articles of Incorporation of Watson Pharmaceuticals,
                Inc., and all amendments thereto, field as Exhibit 3.1 to Watson's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 and Exhibit 3.1 (A) to Watson's
                Quarterly Report on Form 10-Q for the quarter ended June
                30, 1996 and hereby incorporated by reference.

3.2 Bylaws of Watson Pharmaceuticals, Inc., as amended as of December 11, 1998, filed as Exhibit 3.2 to Watson's
                Registration Statement on Form S-8 (Reg. No. 333-70933), filed on January 21, 1999 and hereby incorporated by reference.

5.1 Opinion of Kummer Kaempfer Bonner & Renshaw regarding the legality of the securities.

8.1             Opinion of Cooley Godward LLP regarding tax matters.

10.1            Credit Agreement, dated as of July 5, 2000 among Watson,
                SG Cowen Securities Corporation and Societe Generale.

21.1            List of Subsidiaries of Watson.

23.1            Consent of Cooley Godward LLP (set forth in Exhibit 8.1).

23.2            Consent of PricewaterhouseCoopers LLP.

23.3            Consent of Ernst & Young LLP, independent auditors.

23.4            Consent of Deloitte & Touche LLP.

23.5             Consent of BDO Seidman, LLP.

24.1             Powers of Attorney (set forth on signature page).

99.1             Form of Schein Proxy.

99.2             Consent of CIBC World Markets Corp.

FINANCIAL STATEMENT SCHEDULES:

        One Financial Statement Schedule has previously been filed as part of Schein's Form 10-K for the fiscal year ended December 25, 1999.

ITEM 22. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required in Section 10(a) (3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona tide offering thereof;

        (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request;

        (6) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

        (7) That every prospectus (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corona, State of California, on July 14, 2000.

                                          WATSON PHARMACEUTICALS, INC.


                                          By: /s/ Allen Y. Chao
                                             -----------------------------------
                                             Allen Y. Chao, Ph.D.
                                             Chairman, Chief Executive Officer
                                             and President


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Funsten his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                   TITLE                               DATE

/s/ Allen Y. Chao                   Chairman, Chief Executive Officer
-----------------------------       and President                               July 14, 2000
Allen Y. Chao, Ph.D.


/s/ Michael E. Boxer                Senior Vice President
-----------------------------       and Chief Financial Officer                 July 14, 2000
Michael E. Boxer


/s/ R. Chato Abad                   Vice President - Finance
-----------------------------       (Principal Accounting Officer)              July 14, 2000
R. Chato Abad


/s/ Ronald R. Taylor                 Director                                   July 14, 2000
-----------------------------
Ronald R. Taylor


/s/ Andrew L. Turner                Director                                    July 14, 2000
-----------------------------
Andrew L. Turner


/s/ Michel J. Feldman               Director                                    July 14, 2000
-----------------------------
Michel J. Feldman


/s/ Fred G. Weiss                   Director                                    July 14, 2000
-----------------------------
Fred G. Weiss


/s/ Michael J. Fedida               Director                                    July 14, 2000
-----------------------------
Michael J. Fedida


                                    Director                                    July __, 2000
-----------------------------
Albert F. Hummel

Exhibit Number                              Description
--------------                              -----------
2.1              Agreement and Plan of Merger, dated as of May 24, 2000,
                 among Watson Pharmaceuticals, Inc., WS Acquisition Corp.
                 and Schein Pharmaceutical, Inc. (included as Annex A to
                 the proxy statement/prospectus).

3.1              Articles of Incorporation of Watson Pharmaceuticals,
                 Inc., and all amendments thereto, field as Exhibit 3.1 to Watson's Quarterly Reports on Form 10-Q for the quarter ended June 30, 1995 and Exhibit 3.1 (A) to Watson's
                 Quarterly Report on Form 10-Q for the quarter ended June
                 30, 1996 and hereby incorporated by reference.

3.2 Bylaws of Watson Pharmaceuticals, Inc., as amended as of December 11, 1998, filed as Exhibit 3.2 to Watson's
                 Registration Statement on Form S-8 (Reg. No. 333-70933), filed on January 21, 1999 and hereby incorporated by reference.

5.1 Opinion of Kummer Kaempfer Bonner & Renshaw regarding the legality of the securities.

8.1              Opinion of Cooley Godward LLP regarding tax matters.

10.1             Credit Agreement, dated as of July 5, 2000 among Watson,
                 SG Cowen Securities Corporation and Societe Generale.

21.1             List of Subsidiaries of Watson.

23.1             Consent of Cooley Godward LLP (set forth in Exhibit 8.1).

23.2             Consent of PricewaterhouseCoopers LLP.

23.3             Consent of Ernst & Young LLP, independent auditors.

23.4             Consent of Deloitte & Touche LLP.

23.5             Consent of BDO Seidman, LLP.

24.1             Powers of Attorney (set forth on signature page).

99.1             Form of Schein Proxy.

99.2             Consent of CIBC World Markets Corp.